As filed August 2, 2004                                     File No. 333-110053

--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            GALAXY ENERGY CORPORATION
                 (Name of small business issuer in its charter)

        COLORADO                          1311                    98-0347827
 (State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization   Classification Code Number)  Identification No.)


                          1331 - 17TH STREET, SUITE 730
                             DENVER, COLORADO 80202
                                 (303) 293-2300

          (Address and telephone number of principal executive offices)


                          1331 - 17TH STREET, SUITE 730
                             DENVER, COLORADO 80202

(Address of principal place of business or intended principal place of business)

                            MARC E. BRUNER, PRESIDENT
                            GALAXY ENERGY CORPORATION

                          1331 - 17TH STREET, SUITE 730
                             DENVER, COLORADO 80202
                                 (303) 293-2300

            (Name, address and telephone number of agent for service)

                        Copies of all communications to:
                             FAY M. MATSUKAGE, ESQ.
                   DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.
                          455 SHERMAN STREET, SUITE 300
                             DENVER, COLORADO 80203
                       (303) 777-3737; (303) 777-3823 FAX

Approximate date of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


Pursuant to the provisions of Rule 429 under the Securities Act of 1933, the Prospectus contained in this Registration Statement also relates to the issuer's Registration Statements on Form SB-2, Registration Numbers 333-113481 and 333-113482.



                          DEREGISTRATION OF SECURITIES



This Post-Effective Amendment No. 1 relates to the Registration Statement on Form SB-2 (File No. 333-110053) of Galaxy Energy Corporation, which registered for resale from time to time by certain selling shareholders up to 23,558,391 shares of common stock. The selling shareholders are named in the Registration Statement. Of the registered shares covered by the Registration Statement, 14,166,915 were registered as a good faith estimate of the number of shares of our common stock that we believed would be issuable upon conversion of the debentures and payment of interest on the debentures in shares to account for market fluctuations and the number of shares of common stock. The Registration Statement was declared effective by the Securities and Exchange Commission on April 13, 2004.



All of the debentures have now been converted and 9,579,788 shares were issued upon conversion and as payment of interest. In accordance with the undertaking contained in Part II, Item 28 of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-B, we are filing this Post-Effective Amendment No. 1 to remove from registration the 4,587,127 shares not issued upon conversion of the debenture or as payment of interest. With this Post-Effective Amendment No. 1 to the Registration Statement, we hereby deregister 4,587,127 shares covered by the Registration Statement.



                                EXPLANATORY NOTE



The Prospectus included in this Registration Statement constitutes a combined Prospectus as permitted by Rule 429 of the General Rules and Regulations under the Securities Act of 1933. It covers 18,971,264 shares of common stock registered hereunder, 4,577,588 shares of common stock registered under Form SB-2 Registration Statement No. 333-113481 and 9,829,425 shares of common stock registered under Form SB-2 Registration Statement No. 333-113482. In accordance with Rule 429, upon effectiveness, this Registration Statement shall constitute a post-effective amendment to Registration Statement No. 333-113481 and Registration Statement No. 333-113482.

                   Subject to Completion, Dated August 2, 2004



                            GALAXY ENERGY CORPORATION


                     UP TO 18,049,686 SHARES OF COMMON STOCK



         Unless the context otherwise requires, the terms "we", "our" and "us" refers to Galaxy Energy Corporation.


         This prospectus relates to the resale by selling stockholders of up to 18,049,686 shares of common stock, including 8,695,455 shares owned by existing shareholders and up to 9,354,231 shares of common stock issuable upon the exercise of common stock purchase warrants.


         The selling stockholders may sell common stock from time to time in the principal market on which our stock is traded at the prevailing market price or in negotiated transactions. We will not receive any proceeds from sale of any of the shares offered by the selling stockholders. None of the warrants has been exercised as of the date of this prospectus. The selling stockholders are underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.


         Our common stock is traded on the OTC Bulletin Board under the symbol "GAXI.OB." On July 30, 2004, the closing bid price for our common stock was $1.39 per share.


         INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. A DETAILED EXPLANATION OF THESE RISKS IS INCLUDED IN THE SECTION ENTITLED "RISK FACTORS" OF THIS PROSPECTUS, BEGINNING ON PAGE 5.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                               ____________, 2004

                                TABLE OF CONTENTS
                                                                            PAGE


PROSPECTUS SUMMARY.............................................................3
RISK FACTORS...................................................................5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..............................9
USE OF PROCEEDS...............................................................10
MARKET FOR COMMON EQUITY......................................................10
DIVIDEND POLICY...............................................................10
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................11
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE...........................................18
GLOSSARY......................................................................18
BUSINESS AND PROPERTIES.......................................................20
MANAGEMENT....................................................................29
EXECUTIVE COMPENSATION........................................................33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................36
DESCRIPTION OF SECURITIES.....................................................38
SELLING STOCKHOLDERS..........................................................39
PLAN OF DISTRIBUTION..........................................................43
LEGAL MATTERS.................................................................44
EXPERTS.......................................................................44
ADDITIONAL INFORMATION........................................................44
REPORTS TO STOCKHOLDERS.......................................................44
INDEX TO FINANCIAL STATEMENTS.................................................45

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. You should carefully read this entire prospectus and the financial statements contained in this prospectus before purchasing our securities.

GALAXY ENERGY CORPORATION

         We are in the business of oil and gas exploration and production and are currently acquiring and developing coal bed methane ("CBM") and other unconventional and conventional natural gas properties in Wyoming, Montana, Texas, Europe and other areas that offer attractive exploitation opportunities for natural gas. To date, we have engaged in only limited drilling activities and have mostly undeveloped acreage.

         We conduct exploration activities to locate natural gas and crude petroleum through two wholly-owned subsidiaries, Dolphin Energy Corporation and Pannonian International, Ltd. Should we commence production of these products, we anticipate that generally they will be sold at the wellhead to purchasers in the immediate area where the products are produced. We expect that the principal markets for oil and gas will be refineries and transmission companies that have facilities near our producing properties.


         Our principal executive offices are located at 1331 - 17th Street, Suite 730, Denver, Colorado 80202. Our telephone number is (303) 293-2300. Our website is located at WWW.GALAXYENERGY.COM. Information contained in our website is not part of this prospectus.


THE OFFERING


Securities offered ...........Up to 18,049,686 shares of common stock owned by selling stockholders, including the following:
                              o 8,695,455 shares held by existing stockholders;
                                and
                              o up to 9,354,231 shares of common stock issuable
                                upon the exercise of common stock purchase warrants.


Use of proceeds...............We will not receive any of the proceeds from the selling stockholders of shares of our common stock.


Securities outstanding........58,817,509 shares of common stock as of July 21,
                              2004.


Plan of distribution..........The offering is made by the selling stockholders named in this prospectus, to the extent they sell shares. Sales may be made in the open market or in private negotiated transactions, at fixed or negotiated prices. See "Plan of Distribution."

Risk factors..................An investment is subject to risk.  See "Risk
                              Factors."

SUMMARY SELECTED FINANCIAL INFORMATION

         The balance sheet and income statement data shown below were derived from our audited and unaudited consolidated financial statements. Our results of operations for any interim period do not necessarily indicate our results of operations for the full year. You should read this summary financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and our financial statements.

BALANCE SHEET DATA:

                                                                      MAY 31,         NOVEMBER 30,      NOVEMBER 30,
                                                                       2004               2003              2002
Cash..........................................................   $     6,487,506     $   2,239,520    $      41,320
Working capital (deficit) ....................................   $     4,110,854     $   1,756,776    $  (1,012,916)
Oil and gas properties........................................   $    23,208,780     $   2,799,720    $     873,797
Total assets..................................................   $    30,003,892     $   5,655,433    $     954,339
Total liabilities.............................................   $     4,344,880     $   3,020,874    $   1,104,236
Stockholders' equity (deficit)................................   $    25,659,012     $   2,634,559    $    (149,897)


INCOME STATEMENT DATA:

                                                                                      JUNE 18, 2002
                                                                                       (INCEPTION)      JUNE 18, 2002
                                   SIX MONTHS       SIX MONTHS        YEAR ENDED         THROUGH         (INCEPTION)
                                     ENDED             ENDED         NOVEMBER 30,     NOVEMBER 30,         THROUGH
                                  MAY 31, 2004     MAY 31, 2003          2003             2002          MAY 31, 2004

Revenue........................ $          --     $          --    $      --         $          --    $          --
Net (loss) .................... $  (4,784,474)    $    (870,210)   $  (2,579,595)    $  (1,140,066)   $  (8,504,135)
Basic and diluted (loss)
per share                       $       (0.10)    $       (0.03)   $       (0.08)    $       (0.04)   $       (0.24)


                                  RISK FACTORS

         Before deciding to invest in us or to maintain or increase your investment, you should carefully consider the risk factors described below, together with all other information in this prospectus and in our other filings with the SEC, before making an investment decision. If any of the following risks actually occurs, our business, financial conditions or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

WE HAVE A LIMITED OPERATING HISTORY AND HAVE NOT YET GENERATED ANY REVENUES. WE HAVE INCURRED SIGNIFICANT LOSSES AND WILL CONTINUE TO INCUR LOSSES FOR THE FORESEEABLE FUTURE.

         We are an exploration stage oil and gas company and have not earned any production revenue or found any proved resources on any of our properties. Our principal activities have been raising capital through the sale of our securities and identifying and evaluating potential oil and gas properties.


         From inception to May 31, 2004, we have an accumulated deficit of $8,504,135. We do not expect our operations to generate sufficient cash flows to provide working capital for our ongoing overhead, the funding of our lease acquisitions, and the exploration and development of our properties. Without adequate financing, we may not be able to successfully develop any prospects that we have or acquire and we may not achieve profitability from operations in the near future or at all.



WE MAY NOT BE ABLE TO OBTAIN ADEQUATE FINANCING TO MEET OUR COMMITMENTS AND FUND OUR DRILLING ACTIVITIES.



         At May 31, 2004, we had cash of $6,487,506. While this amount is adequate to meet our contractual commitments for the remainder of the current fiscal year ending November 30, 2004, we have projected that we would need approximately $9,200,000 for drilling activities on our properties, including an estimated $6,445,000 for Wyoming operations to complete existing wells, to construct necessary production facilities and infrastructure required to commence gas production and sales, and to drill and complete additional development wells.


         We have relied primarily on the sale of our debt and equity securities to fund working capital and the acquisition of our leases. Any future financing through the sale of our common stock will likely result in substantial dilution to our stockholders.

THE LACK OF PRODUCTION AND ESTABLISHED RESERVES FOR OUR PROPERTIES IMPAIRS OUR ABILITY TO RAISE CAPITAL.

         We do not have any properties in production or for which reserves have been established, making it difficult to raise the amount of capital needed to explore the production potential of our properties. Therefore, we may have to raise capital on terms less favorable than we would desire. This may result in increased dilution to existing stockholders.

THE VOLATILITY OF NATURAL GAS AND OIL PRICES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         While we are not yet producing or selling oil and gas, the prices of natural gas and oil affects our business to the extent that such prices influence a decision to invest in our company. If the prices of natural gas and oil are low, investors may decide to invest in other industries.

TERMS OF SUBSEQUENT FINANCINGS MAY ADVERSELY IMPACT YOUR INVESTMENT.


         We may have to engage in common equity, debt, or preferred stock financing in the future. Your rights and the value of your investment in the common stock could be reduced. For example, if we sell secured debt instruments, the holders could have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities could increase costs and negatively impacts operating results. Preferred stock could be issued in series from time to time with such designations, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of common stock. In addition, if we need to raise more equity capital from sale of common stock, institutional or other investors may negotiate terms at least and possibly more favorable than the terms of your investment. Shares of common stock which we sell could be sold into the market, which could adversely affect market price.

FUTURE EQUITY TRANSACTIONS, INCLUDING EXERCISE OF OPTIONS OR WARRANTS, COULD RESULT IN DILUTION.

         From time to time, we sell restricted stock, warrants, and convertible debt to investors in private placements. Because the stock is restricted, the stock is sold at a greater discount to market prices compared to a public stock offering, and the exercise price of the warrants sometimes is at or even lower than market prices. These transactions cause dilution to existing stockholders. Also, from time to time, options are issued to officers, directors, or employees, with exercise prices equal to market. Exercise of in-the-money options and warrants will result in dilution to existing stockholders. The amount of dilution will depend on the spread between the market and exercise price, and the number of shares involved.

THE DEVELOPMENT OF OIL AND GAS PROPERTIES INVOLVES SUBSTANTIAL RISKS THAT MAY RESULT IN A TOTAL LOSS OF INVESTMENT.

         The business of exploring for and producing oil and gas involves a substantial risk of investment loss that even a combination of experience, knowledge, and careful evaluation may not be able to overcome. Drilling oil and gas wells involves the risk that the wells will be unproductive or that, although productive, the wells do not produce oil and/or gas in economic quantities. There is no way to predict in advance of drilling and testing whether any prospect encountering oil or gas will yield oil or gas in sufficient quantities to cover drilling or completion costs or to be economically viable. The seismic data, other technologies, and the study of producing fields in the area do not enable us to know conclusively prior to drilling that oil and gas will be present, or if present, if it is in commercial quantities. We cannot assure anyone that the analogies that we draw from available data from other wells, more fully explored prospects, or producing fields will be applicable to our drilling prospects.

         Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations.

DELAYS IN OBTAINING PERMITS FOR METHANE WELLS COULD IMPAIR OUR BUSINESS.

         Drilling coalbed methane wells requires obtaining permits from various governmental agencies. The ease of obtaining the necessary permits depends on the type of mineral ownership and the state in which the property is located. Intermittent delays in the permitting process can reasonably be expected throughout the development of any play. We may shift our exploration and development strategy as needed to accommodate the permitting process. As with all governmental permit processes, permits may not be issued in a timely fashion or in a form consistent with our plan of operations.

IF WE ARE NOT THE OPERATOR OF OUR WELLS, WE WILL HAVE LITTLE OR NO CONTROL OVER THE PROJECT.

         If we are not the operator of the wells in which we have an interest, we will have limited or no control over the project. More specifically, we will have limited or no control over the following:

    o    the timing of the drilling and recompleting of wells;
    o    the timing and amounts of production; and
    o    the development and operating costs.

In addition, if we should produce natural gas, we may experience possible negative gas balance conditions because the operator may sell to a purchaser other than ours, which may cause a delay in the sale of gas to our interests.

WE MAY INCUR LOSSES AS A RESULT OF TITLE DEFICIENCIES IN THE PROPERTIES IN WHICH WE INVEST.

      It is our practice in acquiring oil and gas leases or undivided interests in oil and gas leases not to undergo the expense of retaining lawyers to examine the title to the mineral interest to be placed under lease or already placed under lease. Rather, we will rely upon the judgment of oil and gas lease brokers or landsmen who perform the field work in examining records in the appropriate governmental office before attempting to place under lease a specific mineral interest. This practice is widely followed in the oil and gas industry. Prior to the drilling of an oil and gas well, however, it is the normal practice in the oil and gas industry for the person or company acting as the operator of the well to obtain a preliminary title review of the spacing unit within which the proposed oil and gas well is to be drilled to ensure there are no obvious deficiencies in title to the well; however, neither we nor the person or company acting as operator of the well will obtain counsel to examine title to such spacing unit until the well is about to go into production. It frequently happens, as a result of such examinations, that certain curative work must be done to correct deficiencies in the marketability of the title, and such curative work entails expense. The work might include obtaining affidavits of heirship or causing an estate to be administered. It does happen, from time to time, that the examination made by the title lawyers reveals that the oil and gas lease or leases are worthless, having been purchased in error from a person who is not the owner of the mineral interest desired. In such instances, the amount paid for such oil and gas lease or leases is generally lost.

WE ARE SUBJECT TO ENVIRONMENTAL REGULATIONS THAT CAN ADVERSELY AFFECT THE TIMING AND COST OF OUR OPERATIONS.

         In general, our exploration activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Since we have not yet commenced any drilling activities, compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges, and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. As of this date, we are unable to predict the ultimate cost of compliance.

WE ARE SUBJECT TO GOVERNMENTAL REGULATIONS THAT MAY ADVERSELY AFFECT THE COST OF OUR OPERATIONS.

         Oil and gas exploration, development and production are subject to various types of regulation by local, state and federal agencies. Legislation affecting the oil and gas industry is under constant review for amendment and expansion. Also, numerous departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for failure to comply. The regulatory burden on the oil and gas industry increases our cost of doing business and, consequently, affects our profitability. The possibility exists that laws and regulations enacted in the future will adversely affect the oil and gas industry. Such new legislation or regulations could drive up the cost of doing business to the point where our operations would no longer be profitable.

         Most states in which we own and operate properties have statutes, rules and regulations governing conservation matters including the unitization or pooling of oil and gas properties, establishment of maximum rates of production from oil and gas wells and the spacing of such wells.

OUR COMPETITORS MAY HAVE GREATER RESOURCES THAT COULD ENABLE THEM TO PAY A HIGHER PRICE FOR PROPERTIES.

         The oil and gas industry is intensely competitive and we compete with other companies which have greater resources. Many of such companies not only explore for and produce crude oil and natural gas but also carry on refining operations and market petroleum and other products on a worldwide basis. Such companies may be able to pay more for productive oil and natural gas properties and exploratory prospects, and to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties, to obtain funding and to consummate transactions in a highly competitive environment. There is also competition between the oil and gas industry and other industries with respect to the supply of energy and fuel to industrial, commercial and individual customers. At this stage of our development, we cannot predict if we will be able to effectively compete against such companies.

OUR OFFICERS AND DIRECTORS ARE ENGAGED IN OTHER BUSINESSES WHICH MAY RESULT IN CONFLICTS OF INTEREST.

         Certain of our directors also serve as directors of other companies or have significant shareholdings in other companies and, to the extent that such other companies may participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms relating to the extent of such participation. In the event that such a conflict of interest arises at a meeting of the board of directors, a director who has such a conflict is required to disclose the nature and extent of his interest to the board of directors and abstain from voting for or against the approval of such participation or such terms. Should a director fail to follow this procedure, this could prevent our board of directors from acting in the best interests of the company and the shareholders.

MARC A. BRUNER AND HIS AFFILIATES CONTROL A SIGNIFICANT PERCENTAGE OF OUR OUTSTANDING COMMON STOCK WHICH WILL ENABLE THEM TO CONTROL MANY SIGNIFICANT CORPORATE ACTIONS AND MAY PREVENT A CHANGE IN CONTROL THAT WOULD OTHERWISE BE BENEFICIAL TO OUR STOCKHOLDERS.


         Marc A. Bruner beneficially owns approximately 21.4% of our stock as of July 21, 2004. This control by Mr. Bruner could have a substantial impact on matters requiring the vote of the stockholders, including the election of our directors and most of our corporate actions. This control could delay, defer or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us. This control could adversely affect the voting and other rights of our other stockholders and could depress the market price of our common stock.


OUR FUTURE OPERATING RESULTS MAY FLUCTUATE AND CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS.

         Our limited operating history and the lack of production or reserve reports on our properties make it difficult to predict accurately our future operations. We expect that our operating results will fluctuate significantly from quarter to quarter, due to a variety of factors, many of which are beyond our control. If our operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline significantly. The factors that could cause our operating results to fluctuate include, but are not limited to:

    o    worldwide or regional demand for energy;
    o    domestic and foreign supply of natural gas and oil;
    o    weather conditions;
    o    domestic and foreign governmental regulations;
    o    political conditions in natural gas or oil producing regions;
    o    price and availability of alternative fuels;
    o    availability and cost of drilling equipment;
    o our ability to establish and maintain key relationships with lessors, drilling partners and drilling funds;
    o the amount and timing of operating costs and capital expenditures relating to maintaining our business, operations, and infrastructure; and
    o general economic conditions and economic conditions specific to the energy sector.

         These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.

         In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us it could result in substantial costs and a diversion of our management's attention and resources, which could hurt our business.

OUR COMMON STOCK IS SUBJECT TO PENNY STOCK REGULATION THAT MAY AFFECT THE LIQUIDITY FOR OUR COMMON STOCK.

         Our common stock is subject to regulations of the Securities and Exchange Commission relating to the market for penny stocks. These regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit your ability to sell your securities in the secondary market.

TRADING IN OUR COMMON STOCK ON THE OTC BULLETIN BOARD MAY BE LIMITED THEREBY MAKING IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES OF OUR COMMON STOCK.

         Our common stock trades on the OTC Bulletin Board. The OTC Bulletin Board is not an exchange and, because trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or NASDAQ, you may have difficulty reselling any of the shares that you purchase from the selling shareholders.


THE ISSUANCE OF SHARES UPON EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.



         The issuance of shares upon exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may sell the full amount issuable on exercise. In addition, such shares would increase the number of shares in the "public float" and could depress the market price for our common stock.





                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus includes "forward-looking statements." All statements other than statements of historical facts included or incorporated by reference in this report, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") include, but are not limited to, our assumptions about energy markets, production levels, reserve levels, operating results, competitive conditions, technology, the availability of capital resources, capital expenditure obligations, the supply and demand for oil and natural gas, the price of oil and natural gas, currency exchange rates, the weather, inflation, the availability of goods and services, drilling risks, future processing volumes and pipeline throughput, general economic conditions (either internationally or nationally or in the jurisdictions in which we are doing business), legislative or regulatory changes (including changes in environmental regulation, environmental risks and liability under federal, state and foreign environmental laws and regulations), the securities or capital markets and other factors disclosed under "Management's Discussion and Analysis or Plan of Operation," "Business and Properties" and elsewhere in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We assume no duty to update or revise our forward-looking statements based on changes in internal estimates or expectations or otherwise.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the selling stockholders of shares of our common stock. However, we may receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of warrants, if any, for general working capital purposes. The warrants contain a provision for cashless exercise. If that provision is utilized, we will not receive any proceeds.


                            MARKET FOR COMMON EQUITY

         Our common stock has been trading on the over-the-counter bulletin board ("OTCBB") under the symbol "GAXI" since December 10, 2001. The trading symbol often appears as "GAXI.OB" in quotation requests on the Internet. The following table sets forth the range of high and low bid quotations for each fiscal quarter for the last two fiscal years. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

    FISCAL QUARTER ENDING                            HIGH BID         LOW BID

    February 28, 2002.........................       $  --            $  --
    May 31, 2002..............................       $   1.00         $   0.56
    August 31, 2002...........................       $   1.25         $   0.55
    November 30, 2002.........................       $   1.51         $   0.78
    February 28, 2003.........................       $   1.47         $   1.03
    May 31, 2003..............................       $   1.25         $   0.87
    August 31, 2003...........................       $   0.90         $   0.63
    November 30, 2003.........................       $   2.57         $   0.60
    February 29, 2004.........................       $   3.78         $   1.95

    May 31, 2004..............................       $                $



         On July 30, 2004, the closing price for the common stock was $1.39.



         As of July 21, 2004, there were 163 record holders of our common stock. Since our inception, no cash dividends have been declared on our common stock.


                                 DIVIDEND POLICY

         We do not anticipate paying dividends on our common stock at any time in the foreseeable future. Our board of directors plans to retain earnings for the development and expansion of our business. Our directors also plan to regularly review our dividend policy. Any future determination as to the payment of dividends will be at the discretion of our directors and will depend on a number of factors, including future earnings, capital requirements, financial condition and other factors as the board may deem relevant. We are not restricted by any contractual agreement by paying dividends.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW


         Management believes the completion of its fiscal quarter ended February 29, 2004 marked the completion of its first phase of its business plan. The goals of the first phase were to obtain promising oil and gas properties and adequate funding to pay for those properties and commence exploratory drilling operations. To accomplish those goals, we needed to build our corporate infrastructure and make the investing public aware of our presence. We believed that by so doing, we could raise the capital we needed from the sale of our securities and use shares of our common stock to pay for property acquisitions. We also negotiated an agreement with a drilling fund as an alternate source of funding. While this agreement expired in January 2004, we believe that we will enter into a new agreement with the drilling fund on substantially the same terms as the original agreement.





         Our goal for the second phase of our business plan, which commenced with the quarter ended May 31, 2004, is to determine the potential of our properties. By so doing, we can develop a plan to secure additional funding for what we hope will be development drilling projects.


         We have budgeted funds to complete 100 wells on our Powder River Basin leases by the end of 2004. Our goal is to have 60 wells on production by the end of 2004, and an additional 40 wells coming on production in early 2005. Accordingly, in the short-term, management will focus on achieving these goals within the parameters of the budget. This means maintaining close supervision over drilling operations, which commenced in February 2004. To accomplish this, management must make sure that proper reporting procedures and controls have been implemented. For the long-term, management will use the drilling results to determine the best courses of action to take with respect to future acquisitions, growth, and capitalization of the company. Management will evaluate the effectiveness of the criteria and factors it has used in making acquisition and growth decisions. Management's determinations will be subject generally to federal and state policies regarding the development of energy resources, which can change from time to time.

STATUS OF OIL AND GAS PROPERTIES

         POWDER RIVER BASIN - WYOMING. Effective September 30, 2002, we entered into a lease acquisition and drilling agreement with Pioneer Oil, a Montana limited liability company ("Pioneer"), which entitled us to earn a 100% working interest and a 78% net revenue interest in leases covering 15,657 acres in the Powder River Basin, near Leiter, Wyoming. To acquire the leases covering this acreage, we were required to pay and did pay $100,000 by January 31, 2003. We were required to pay $1,650,000 by October 1, 2003, deposit the estimated costs to drill and complete 30 pilot wells into an escrow account by October 1, 2003, and drill at least 25 pilot wells by March 1, 2004. The agreement also provided for the acquisition of a 100% interest in five natural gas wells, for $500,000, by October 1, 2003. Pioneer extended the obligations due October 1, 2003 to October 31, 2003, to allow for negotiation of a new agreement.


         Instead of negotiating a new agreement, on December 22, 2003, we purchased Pioneer's position for $1,000,000 cash and 2,000,000 shares of our common stock, valued at $1.40 per share. By purchasing Pioneer's position, we are now the lessee under the leases and the owner of the five natural gas wells. These wells were drilled in late 2001, have been equipped with downhole production pumps, and one coal zone is partially dewatered. We expect to commence production from these five completed wells and several additional wells during 2004. We do not have any estimates as to reserves attributed to these wells. The leases had required the drilling of 60 wells by March 9, 2004. However, we reached an agreement to extend this date to October 10, 2004. We have deposited $150,000 into an escrow account, which will be returned to us if we meet this drilling requirement by October 10, 2004. If we fail to meet this drilling requirement by October 10, 2004, we will forfeit the $150,000, but retain the wells we have drilled. The wells we retain would be subject to a 20% royalty to the landowner.



         During the six months ended May 31, 2004, we transferred 16 existing permits from Pioneer to us, drilled 15 new wells and set seven-inch production casing in those wells, and commenced location surveying, permit procedures, and obtained surface use agreement approval for an additional portion of these leases.

         Effective October 1, 2002, we entered into a Coal Bed Methane Participation Agreement with Horizon Exploitation, Inc., a Colorado corporation ("Horizon"), to provide funding for the development of our Pioneer leasehold interests and establish an area of mutual interests in the Powder River Basin located in Wyoming and Montana for future projects on the same terms as described below.

         Under the terms of the agreement, Horizon may participate, subject to funding, in the development of up to 120 wells and the purchase of the five existing wells from Pioneer. Horizon's commitment to participate in the development is subject to an initial funding by Horizon of $100,000, a $500,000 payment for the purchase of the five existing wells, and the placement of $1,650,000, plus the estimated amount to drill and complete 30 pilot wells, into escrow as a partial payment for a 30-well pilot project on or before September 15, 2003. The estimated AFE cost per well is $150,000. These dates were extended to January 15, 2004. Since this agreement has now expired, we are in the process of negotiating a new agreement. As of the date of this prospectus, we understand that Horizon has not obtained its funding.

         We had an option to acquire additional leases in Sheridan County, Wyoming, by paying $396,000 by January 15, 2004. We paid $36,000 in August 2002 and payments of $5,000 in each of October, November, and December 2003 for the option. We did not exercise the option and expensed the $51,000 paid for the option, $46,000 of which was expensed during the year ended November 30, 2003.


         In January 2004, we acquired an operating interest in 61 non-producing CBM wells and approximately 12,000 gross acres in the Powder River Basin in Wyoming (the "Continental acreage") from DAR, LLC, in consideration for 3,000,000 restricted shares of our common stock, valued at $1.80 per share, $163,655, and $2,600,000 in future payments. The amount of $1,000,000 is due January 14, 2005 and $1,600,000 is due June 24, 2005. We have agreed to employ Continental Industries, LC, an affiliate of DAR, LLC, as contract operator on our Wyoming Powder River Basin leases.



         In March 2004, we acquired the remaining 35% working interest in the Buffalo Run project for $592,464. In April 2004, we acquired the remaining 50% working interest in the Dutch Creek project for $300,000 and 360,000 restricted shares of our common stock, valued at $2.63 per share.



         As a result of these acquisitions we have approximately a 100% working interest in the Buffalo Run project, which has 19 wells drilled and completed and another 25 wells in various stages of completion, and a 100% working interest in the Dutch Creek project, which has 13 wells drilled and completed and another four wells in various stages of completion.



         Also in April 2004, we acquired various working interests in approximately 27,000 net acres adjacent to, and in the vicinity of, the Leiter and Continental acreage. The acquisition price for these new interests was $739,550.



         In June 2004, we entered into a letter of intent to acquire approximately 4,400 net acres of oil and gas leases in Campbell and Converse Counties. Under the terms of the agreement, we have committed to pay 100% of the cost to drill 12 wells on the acreage, to earn a 50% interest in those wells along with a 50% working interest in nine existing wells, seven of which have been completed. We have paid the seller $100,000 and have the right to acquire for an additional $1,900,000 payable no later than November 1, 2004, a 90% working interest in the entire 4,400 acres including all wells on the property.


         POWDER RIVER BASIN - MONTANA. On August 5, 2003, we entered into a Lease Option and Acquisition Agreement with Quaneco, L.L.C. ("Quaneco"). Quaneco is a privately-held oil and gas company operating primarily in the Rocky Mountain region.


         Under the terms of the agreement, we have an option to acquire up to 50% of Quaneco's working interests in certain oil and gas leases covering approximately 206,000 gross acres in the Powder River Basin area of Montana. If the option is fully exercised, we will acquire the working interests in approximately 53,000 net acres. The primary geologic target associated in the acreage is natural gas from shallow coal beds located at depths of 200 feet to 2,500 feet. The purchase price of the option is $6,625,000 payable in six installments of varying amounts. The first three installments, totaling $2,787,500, were paid. In addition, Quaneco has credited us with payment of $600,000 under the agreement through its purchase of $600,000 in convertible debentures (discussed below).

         In addition to the purchase option, we have the right to earn an undivided 25% working interest in up to 128 gas wells by paying our proportionate share of the costs of drilling such wells. The working interests so earned by us would belong to us without regard to whether we exercise all or none of the purchase option described in the preceding paragraph.

         JIU VALLEY - ROMANIA. Effective June 2, 2003, we completed the acquisition of Pannonian International, Ltd., a Colorado corporation, solely for 1,951,241 shares of our common stock, thereby acquiring Pannonian's concession agreement covering 21,538 gross acres in the Jiu Valley Coal Basin in Romania.

         NEUES BERGLAND - GERMANY. Effective December 12, 2003, Pannonian International and two non-affiliated private oil and gas companies were granted an exploration permit covering 149,435 acres.

FINANCIAL STATEMENT PRESENTATION

         Effective November 13, 2002 an arrangement was completed between Dolphin Energy Corporation, a Nevada corporation, and us, whereby the shareholders of Dolphin Energy exchanged all of their common shares for 20,997,058 shares of Galaxy's common stock.

         Following the acquisition the former shareholders of Dolphin Energy held a majority of our total issued and outstanding common shares; Dolphin Energy was thereby deemed to be the acquiror. Accordingly, the transaction has been accounted for as a reverse takeover using the purchase method whereby the assets and liabilities of Galaxy have been recorded at their fair market values and operating results have been included in our financial statements from the effective date of purchase. The fair value of the net assets acquired is equal to their book values.

RESULTS OF OPERATIONS

         In light of the reverse acquisition transaction described above, our date of inception for accounting purposes is that of Dolphin Energy, June 18, 2002. We are considered a development stage company since we an exploration stage oil and gas company and have not earned any production revenue, or found proved resources on any of our properties.


         SIX MONTHS ENDED MAY 31, 2004 COMPARED TO SIX MONTHS ENDED MAY 31, 2003. For the six months ended May 31, 2004 and 2003, we incurred general and administrative expenses of $1,700,815 and $870,201, respectively. Significant expenses in 2004 included, salaries and benefits of $215,190; consulting expenses of $294,245; travel and entertainment expenses related to financing of $213,023; legal expenses of $289,614; investor relations expenses of $270,087; directors fees of $90,395; audit fees and accounting expenses of $125,741; and office lease, insurance and other expenses of $164,939. Corresponding expense for 2003 were salaries and benefits $131,033; consulting of $195,761; travel and entertainment expenses related to financing of $198,027; legal expenses of $159,568; investor relations of $121,105; directors fees of $-0-; audit and accounting of $20,755; and office expenses of $44,104. The 2004 increases reflect significantly higher level of operational activity and a greater number of employees to manage such activity, the relocation of our headquarters to Denver, Colorado, the completion of three registration statements for our equity securities and the requisite legal, accounting and consulting fees to accomplish this level of activity.



         We recorded $128,350 of depreciation and amortization expense in 2004 compared to $-0 in 2003. The 2004 expense is comprised of amortization of deferred financing costs of $105,248, depreciation of furniture and equipment of $6,147, accretion of asset retirement liability of $6,462, and depreciation of asset retirement assets of $10,494, none of which were applicable for the period ended in 2003.



         We recorded interest and financing expense of $2,955,309 in 2004 compared to $-0- in 2003. The 2004 expense is comprised of interest on 7% convertible debentures and other notes payable of $203,758, liquidated damages related to the securities purchase agreements for the convertible debentures and the December 2003 private placement of common stock in the amounts of $404,000 and $35,050, respectively, the amortization of the discount on the convertible debentures of $640,874, and the recognition of the beneficial conversion feature discount on the convertible debentures in the amount of $1,671,627. The liquidated damages were assessed in accordance with the terms of the respective securities purchase agreements and reflect the fact we were unable meet the deadline for registration of the common stock to become effective as required by such agreements. See note 4 of the notes to the interim period financial statements and note 5 of the notes to the audited financial statements for a complete discussion of the discount and the beneficial conversion feature on the convertible debentures.



         The loss recorded by us for the six month period ended May 31, 2004, of $4,784,474, increased the accumulated deficit as of that date to $8,504,135.


         YEAR ENDED NOVEMBER 30, 2003 COMPARED TO PERIOD FROM INCEPTION (JUNE 18, 2002) TO NOVEMBER 30, 2002. For the year ended November 30, 2003, we incurred operating expenses of $2,579,595, primarily for legal expenses ($381,166), investor relations ($374,275), interest expense ($368,649), travel and entertainment ($321,463), management fees to Resource Venture Management ($320,000), and payroll salaries and taxes ($258,686). These expenses were incurred in the effort to acquire the oil and gas properties described above and secure the funding necessary to carry out the acquisitions. Included in investor relations expenses were amounts incurred with public relations firms for website development and hosting, writing and disseminating press releases and company profile pieces, and responding to investor and shareholder inquiries. In addition, we expensed $65,769 as a result of our decision not to exercise an option to acquire additional leases in Wyoming and Pannonian's decision to abandon a property in Australia.

         For the period from inception to November 30, 2002, we incurred operating expenses of $1,140,066, primarily for contract services - Resource Venture Management ($692,500), consulting fees and payroll ($125,265), legal fees ($103,314), and travel and entertainment ($102,479).




LIQUIDITY AND CAPITAL RESOURCES


         AS OF MAY 31, 2004. At May 31, 2004, we had working capital of $4,110,854, as compared to $1,756,776 at November 30, 2003. The increase in working capital was due primarily to the proceeds from two private placements of equity securities, during the six-month period.



         Since inception, the Company has funded its activities through the sale of convertible debentures, common stock, and the exercise of warrants, raising net proceeds of $21,305,797 through May 31, 2004, of which $14,304,019 was raised during the six month period then ended. For the six months ended May 31, 2004, we used cash of $2,332,354 for our operating activities and $7,651,179 for our investing activities, which consisted primarily of drilling and lease acquisition expenditures on our oil and gas properties. We also issued stock valued at $9,149,600 and incurred debt of $2,600,000 for oil and gas properties, and issued a total of 9,559,322 shares for the conversion of $5,640,000 of debentures.



         We completed a private placement of 2,503,571 shares of our common stock and warrants to purchase 500,715 common shares on December 18, 2003, resulting in gross proceeds of $3,505,000. The warrants were originally exercisable for a four-year period at a price of $2.71 per share. Due to anti-dilution provisions, these warrants are currently exercisable at $1.80 per share. We granted registration rights to the purchasers in this private placement.



         We completed a second private placement of 6,637,671 shares of our common stock and warrants to purchase 1,327,535 common shares on January 15, 2004, resulting in gross proceeds of $11,947,800. The warrants are exercisable for a five-year period at a price of $4.05 per share. We granted registration rights to the purchasers in this private placement as well.



         AS OF NOVEMBER 30, 2003. At November 30, 2003, we had working capital of $1,756,776, as compared to a deficiency of $1,012,916 at November 30, 2002. The increase in working capital was due to the receipt in offering proceeds from the debenture offering described below.

         From December 1, 2002 through November 30, 2003, we raised net proceeds of $6,151,278 through the sale of our common stock and convertible debentures. These proceeds were used for ongoing operations and to pay accrued trade payables.

         We also negotiated with some of our creditors to convert their debt into equity. During the fiscal year ended November 30, 2003, Resource Venture Management, a related party, agreed to convert its $233,204 of debt outstanding at November 30, 2002, plus management fees for three months in the amount of $90,000 incurred during fiscal 2003, to 323,204 restricted shares of our common stock. Another party converted $10,000 of accounts payable to 10,000 shares of common stock.


         To address the cash requirements for the Quaneco agreement and our working capital needs, we engaged in a private offering of secured convertible debentures and warrants in September 2003. The offering was completed in early October 2003, resulting in gross proceeds of $5,640,000, $600,000 of which was a credit against our property payment obligations. The debenture paid interest at 7% per annum, matured two years from the date of issuance, was secured by all of our assets (subject to an agreement to subordinate in favor of a senior bank lender), and was convertible into shares of our common stock based on a price of $0.59 per share. Investors received five-year warrants to purchase up to 2,867,797 shares at $0.71 per share and 2,867,797 shares at $0.83 per share. We were obligated to file and have filed a registration statement covering the shares underlying the debentures and warrants. We had agreed with the debenture holders to have this registration statement effective by April 6, 2004. Since we were unable to do so by that date, we paid a penalty of $404,000 to the holders of the debentures. During the six months ended May 31, 2004, all of the debentures were converted into 9,559,322 shares of common stock. We anticipate that since that registration statement has become effective, some of the warrants may be exercised because the exercise prices of the warrants are significantly lower than the current market price of our common stock.


         Since inception, we have funded our activities through the sale of our debt and equity securities, raising net proceeds of $850,500 through the period ended November 30, 2002, and net proceeds of $6,151,278 for the year ended November 30, 2003. For the year ended November 30, 2003, we used cash of $2,128,993 for our operating activities and $1,824,085 for our investing activities, which consisted primarily of additions to our oil and gas properties.

PLAN OF OPERATION


         As of May 31, 2004, our obligations and commitments to make future payments are as follows:


                                               Through              Through
        CONTRACTUAL OBLIGATIONS 1:        NOVEMBER 30, 2004    NOVEMBER 30, 2005

        Quaneco purchase option            $    1,656,250        $    1,581,250
        Note payment to DAR, LLC                        0             2,600,000
        Miami office lease                         24,156                26,738
        Denver office lease                        22,918                50,540
                                           --------------        --------------
        Total                              $    1,703,324        $    4,258,528
                                           ==============        ==============

--------------
1    Does not include obligations under promissory notes to related parties.




         In addition to the above obligations, we have projected the following capital expenditures for our oil and gas projects:



1) $6,445,000 for Wyoming operations to complete existing wells, to construct necessary production facilities and infrastructure required to commence gas production and sales, and to drill and complete additional development wells;



2) $755,000 for Montana operational expenditures to include participation in a core hole program, a 16-well pilot program, and related project permitting costs;

3) $800,000 for a proposed vertical wellbore to test the first of five prospect areas on our East Texas leases; and



4) $1,200,000 to drill, equip, and hook up twelve wells on the acreage acquired in June 2004.





         We do not plan to engage in all of these drilling activities unless we have secured more funding in an amount sufficient to cover these commitments. We are pursuing several financing alternatives that involve the sale of debt and/or equity securities. We cannot assure you that we will be successful in these efforts. If we fail to raise amounts sufficient to cover the obligations relating to the purchase of property interests, we will forfeit amounts already paid.


CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         Our discussion and analysis of our financial condition and results of operations are based upon our condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to impairment of long-lived assets. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

OIL AND GAS PROPERTIES

         We follow the full cost method of accounting for oil and gas operations. Under this method, all costs related to the exploration for and development of oil and gas reserves are capitalized on a country-by-country basis. Costs include lease acquisition costs, geological and geophysical expenses, overhead directly related to exploration and development activities and costs of drilling both productive and non-productive wells. Proceeds from the sale of properties are applied against capitalized costs, without any gain or loss being recognized, unless such a sale would significantly alter the rate of depletion and depreciation.

         Depletion of exploration and development costs and depreciation of production equipment is provided using the unit-of-production method based upon estimated proven oil and gas reserves. The costs of significant unevaluated properties are excluded from costs subject to depletion. For depletion and depreciation purposes, relative volumes of oil and gas production and reserves are converted at the equivalent conversion based upon relative energy content.


         In applying the full cost method, we perform a ceiling test whereby the carrying value of oil and gas properties and production equipment, net of recorded future income taxes and the accumulated provision for site restoration and abandonment costs, is compared annually to an estimate of future net cash flow from the production of proven reserves. Costs related to undeveloped oil and gas properties are excluded from the ceiling tests. Discounted net cash flow, utilizing a 10% discount rate, is estimated using year end prices, less estimated future general and administrative expenses, financing costs and income taxes. Should this comparison indicate an excess carrying value, the excess is charged against earnings. At May 31, 2004 and November 30, 2003 and 2002, there were no reserves. Costs of oil and gas properties are considered unevaluated at May 31, 2004 and November 30, 2003 and 2002.


IMPAIRMENT OF LONG-LIVED ASSETS

         Our long-lived assets include property and equipment. We assess impairment of long-lived assets whenever changes or events indicate that the carrying value may not be recoverable. In performing our assessment we must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. If these estimates change in the future we may be required to record impairment charges against these respective assets.

STOCK BASED COMPENSATION


         Options that we may grant to employees under our stock option plan are accounted for by using the intrinsic method under APB Opinion 25, Accounting for Stock Issued to Employees (APB 25). In October 1995, the Financial Accounting Standards Board (FASB) issued Statement No.123, Accounting for Stock-Based Compensation (SFAS123), which defines a fair value based method of accounting for stock options. The accounting standards prescribed by SFAS 123 are optional and we have continued to account for stock options under the intrinsic value method specified in APB 25.


RECENT ACCOUNTING PRONOUNCEMENTS

         In December 2002, the FASB approved Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" (SFAS No. 148). SFAS No. 148 amends Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123) to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for financial statements for fiscal years ending after December 15, 2002. We will continue to account for stock based compensation using the methods detailed in the stock-based compensation accounting policy.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" to amend and clarify financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. The changes in this statement require that contracts with comparable characteristics be accounted for similarly to achieve more consistent reporting of contracts as either derivative or hybrid instruments. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and will be applied prospectively. We do not believe that adoption of this Statement will have a material impact on the financial statements.


         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" to classify certain financial instruments as liabilities in statements of financial position. The financial instruments are mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets, put options and forward purchase contracts, instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets, and obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer's shares. Most of the guidance in Statement 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We do not believe that adoption of this Statement will have a material impact on the financial statements.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

          On November 15, 2002, our directors approved the election of Wheeler Wasoff, P.C. to audit the financial statements for the fiscal year ended November 30, 2002. Also on November 15, 2002, we dismissed the former accountants, Andersen Andersen & Strong, L.C. Our board of directors recommended Wheeler Wasoff, P.C. because that firm was the existing certifying accountant for Dolphin Energy Corporation, which was the accounting survivor of the reverse acquisition described above. During the two most recent fiscal years and the subsequent interim period, neither we nor anyone on our behalf consulted Wheeler Wasoff, P.C. regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements. We did not receive, and Wheeler Wasoff, P.C. did not provide, any written or oral advice that was an important factor in reaching a decision as to an accounting, auditing or financial reporting issue prior to its engagement by us.

         Andersen Andersen & Strong, L.C. had audited our financial statements for the fiscal year ended November 30, 2001. The report of Andersen Andersen & Strong, L.C. did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles, except as follows:

         The audit report of Andersen Andersen & Strong, L.C. on our financial statements as of and for the fiscal year ended November 30, 2001 contained a separate paragraph stating: "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the exploration stage and will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty."

         During the two most recent fiscal years and the subsequent interim period through November 15, 2002, there were no disagreements with Andersen Andersen & Strong, L.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Andersen Andersen & Strong, L.C., would have caused it to make reference to the subject matter of the disagreement in connection with its report.


                                    GLOSSARY

         The following is a description of the meanings of some of the natural gas and oil industry terms used in this prospectus.

         AFE (AUTHORIZATION FOR EXPENDITURE). An estimate of the costs of drilling and completing a proposed well, which the operator provides to each working interest owner before the well is commenced.

         CASING. Steel pipe that screws together and is lowered into the hole after drilling is complete. It is used to seal off fluids and keeps the hole from caving in.

         COMPLETION. The installation of permanent equipment for the production of natural gas or oil, or in the case of a dry hole, the reporting of abandonment to the appropriate agency.

         DEVELOPMENT WELL. A well drilled in to a proved natural gas or oil reservoir to the depth of a stratigraphic horizon known to be productive.

         DOWNHOLE. Refers to equipment or operations that take place down inside a borehole.

         DRY HOLE. A well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

         EXPLORATORY WELL. A well drilled to find and produce natural gas or oil reserves not classified as proved, to find a new reservoir in a field previously found to be productive of natural gas or oil in another reservoir or to extend a known reservoir.

         FARM-IN OR FARM-OUT. An agreement under which the owner of a working interest in a natural gas and oil lease assigns the working interest or a portion of the working interest to another party who desires to drill on the leased acreage. Generally, the assignee is required to drill one or more wells in order to earn its interest in the acreage. The assignor usually retains a royalty or reversionary interest in the lease. The interest received by an assignee is a "farm-in" while the interest transferred by the assignor is a "farm-out."

         GROSS ACRES OR GROSS WELLS. The total acres or wells, as the case may be, in which a working interest is owned.

         NET ACRES OR NET WELLS. The sum of the fractional working interest owned in gross acres or wells, as the case may be.

         OPERATOR. The individual or company responsible for the exploration, development, and production of an oil or gas well or lease.

         OVERRIDING ROYALTY. A revenue interest in oil and gas, created out of a working interest. Like the lessor's royalty, it entitles the owner to a share of the proceeds from gross production, free of any operating or production costs.

         PRODUCTIVE WELL. A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of the production exceed production expenses and taxes.

         PROSPECT. A specific geographic area which, based on supporting geological, geophysical or other data and also preliminary economic analysis using reasonably anticipated prices and costs, is deemed to have potential for the discovery of commercial hydrocarbons.

         RESERVOIR. A porous and permeable underground formation containing a natural accumulation of producible natural gas and/or oil that is confined by impermeable rock or water barriers and is separate from other reservoirs.

         SURFACE CASING. Pipe that is set with cement through the shallow water sands to avoid polluting the water and keep the same from caving in while drilling a well.

         UNDEVELOPED ACREAGE. Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of natural gas and oil regardless of whether such acreage contains proved reserves.

         WORKING INTEREST. The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and receive a share of production and requires the owner to pay a share of the costs of drilling and production operations. The share of production to which a working interest owner is entitled will always be smaller than the share of costs that the working interest owner is required to bear, with the balance of the production accruing to the owners of royalties.

                             BUSINESS AND PROPERTIES

         We are in the business of oil and gas exploration and production and are currently acquiring and developing coal bed methane ("CBM") and other unconventional and conventional natural gas properties in Wyoming, Montana, Texas, Europe and other areas that offer attractive exploitation opportunities for natural gas. To date, we have engaged in only limited drilling activities and have mostly undeveloped acreage.

         We conduct exploration activities to locate natural gas and crude petroleum through two wholly-owned subsidiaries, Dolphin Energy Corporation and Pannonian International, Ltd. Should we commence production of these products, we anticipate that generally they will be sold at the wellhead to purchasers in the immediate area where the products are produced. We expect that the principal markets for oil and gas will be refineries and transmission companies that have facilities near our producing properties.

CORPORATE BACKGROUND

         We were incorporated in the State of Colorado on December 17, 1999 under the name "Galaxy Investments, Inc.," to explore for and, if possible, develop mineral properties primarily in the Province of British Columbia, Canada, and other parts of Canada. On November 1, 2002, we entered into an agreement and plan of reorganization to acquire all of the issued and outstanding capital stock of Dolphin Energy Corporation, a Nevada corporation, for approximately 70% of our outstanding common stock. The acquisition of Dolphin Energy was completed as of November 13, 2002. We changed our name to "Galaxy Energy Corporation" on May 15, 2003.

         Upon completion of the transaction, Dolphin Energy became our wholly owned subsidiary. However, since this transaction resulted in the existing stockholders of Dolphin Energy acquiring control of the surviving company, for financial reporting purposes the business combination was accounted for as a reverse acquisition with Dolphin Energy as the acquirer. Accordingly, all financial information presented in this report for periods prior to November 13, 2002 represents the historical information of Dolphin Energy.

         On May 7, 2003, we entered into a share exchange agreement with Pannonian International, Ltd., a Colorado corporation, whereby we would acquire that company solely for shares of our common stock. We completed the acquisition as of June 2, 2003 and issued 1,951,241 shares of our common stock, making Pannonian International a wholly-owned subsidiary.

COAL BED METHANE

         Methane is a gas compound that is produced when organic material is geologically turned into coal. When the resultant coal is saturated with water and methane is trapped within the coal, the result is coal bed methane. Coal bed methane is the same compound as natural gas, but derived from a different geologic situation. Since methane is lighter in weight than oxygen, methane will rise to the surface if a well is drilled into a coal seam which contains methane.

         In recent years, coal bed methane has attracted attention from the energy sector. Methane is generally considered a cleaner form of energy than traditional coal and oil. Since CBM in this area is found at relatively shallow predictable depths, exploration and development costs are generally much lower than for deeper, more geologically complex oil and gas exploration projects. The wells drilled and completed to extract CBM from these shallower coal seams are therefore much more cost effective to construct. Operating costs, however, for these wells are usually higher than for conventional free flowing gas wells due to the need for pumping and disposing of large volumes of water during the producing life.

         The extraction of coal bed methane involves pumping large volumes of water from the coal seam aquifer in order to release the water pressure that is trapping the gas in the coal. Methane travels with the ground water being pumped from the coal by a well drilled and completed in a coal seam that contains methane and equipped with a water pump. Since methane has very low solubility in water, it separates from the water in the well before the water enters the pump. Instead of dewatering the coal seam, the goal is to decrease the water pressure in the coal seam to just above the top of the seam. Water moving from the coal seam to the well bore encourages gas migration toward the producing well. As this water pressure is released, the gas will rise and is separated from the water and can be piped away.

         In the Rocky Mountain region, significant resources of CBM exist in the Powder River Basin of Wyoming and Montana, the Greater Green River Basin of Wyoming, Colorado, and Utah, the Uinta-Piceance Basin of Colorado and Utah, and the Raton and San Juan Basins of Colorado and New Mexico.

OIL AND GAS ASSETS

         POWDER RIVER BASIN - WYOMING (LEITER FIELD). Effective September 30, 2002, we entered into a lease acquisition and drilling agreement with Pioneer Oil, a Montana limited liability company ("Pioneer"), which entitled us to earn a 100% working interest and a 78% net revenue interest in leases covering 15,657 acres in the Powder River Basin, near Leiter, Wyoming. The project area is 20 to 30 miles west of the main north-south CBM fairway in Campbell County, Wyoming, and is approximately 9 miles west of the nearest established CBM production. Most of our acreage is positioned along roads and pipelines. There is 20-inch gas transmission line crossing our leased property, and U.S. Highway 14 runs through the project area and provides year-round access.


         Ten producible coal seams have been identified throughout the lease area, which range from 10 feet to 35 feet in thickness and with depths of 600 to 2,500 feet below the surface. The primary targets are coal beds in the Fort Union Formation. Drilling depths range from 1,700 to 2,600 feet. The Fort Union Formation is expected to have about 130 feet of aggregate coal separated into 8 to 10 widely spaced beds. The coals are widespread and have a nearly continuous distribution. The successful implementation of multi-seam well completion technology and cost effective produced water management in accordance with existing established practices and requirements will greatly enhance results. Mud logs from the five existing wells on this property indicate the presence of gas in these coal seams. The mud log gas shows are consistent with other Fort Union coals in the western portion of the Powder River Basin. Based on historical production from other similar areas within this basin, which are producing gas from the same Fort Union Formation coals in approximately 11,000 active wells, we are optimistic that economically recoverable amounts of gas will be present here. However, we do not yet have any production tests from these wells on this property that substantiate the amount of gas, and we recognize that analogies drawn from available data from other wells or producing fields may not be applicable to our drilling prospects.



         We have started a continuous drilling program into the potential productive seams and intend to maintain and develop the Leiter area as long as it produces marketable quantities of gas. We have determined that the initial target will be the Pawnee seam. The thickness of this seam varies from 20 to 30 feet at a depth of 1,800 feet. Other candidates include the Anderson Formation with a thickness of 20 to 25 feet at a depth of 600 feet below the surface. These zones have been targeted as they are the least expensive to produce and have manageable amounts of water and the highest potential quantities of gas.


         To acquire the leases covering this acreage, we were required to pay and did pay $100,000 by January 31, 2003. We were required to pay $1,650,000 by October 1, 2003, deposit the estimated costs to drill and complete 30 pilot wells into an escrow account by October 1, 2003, and drill at least 25 pilot wells by March 1, 2004. The agreement also provided for the acquisition of a 100% interest in five natural gas wells, for $500,000, by October 1, 2003. Pioneer extended the obligations due October 1, 2003 to October 31, 2003, to allow for negotiation of a new agreement.


         Instead of negotiating a new agreement, on December 22, 2003, we purchased Pioneer's position for $1,000,000 cash and 2,000,000 shares of our common stock, valued at $1.40 per share. By purchasing Pioneer's position, we are now the lessee under the leases and the owner of the five natural gas wells. These wells were drilled in late 2001, have been equipped with downhole production pumps, and one coal zone is partially dewatered. We expect to commence production from these five completed wells and several additional wells during 2004. We do not have any estimates as to reserves attributed to these wells. The leases had required the drilling of 60 wells by March 9, 2004. However, we reached an agreement to extend this date to October 10, 2004. We have deposited $150,000 into an escrow account, which will be returned to us if we meet this drilling requirement by October 10, 2004. If we fail to meet this drilling requirement by October 10, 2004, we will forfeit the $150,000, but retain the wells we have drilled. The wells we retain would be subject to a 20% royalty to the landowner.

         During the six months ended May 31, 2004, we transferred 16 existing permits from Pioneer to us, drilled 15 new wells and set seven-inch production casing in those wells, and commenced location surveying, permit procedures, and obtained surface use agreement approval for an additional portion of these leases.


         Effective October 1, 2002, we entered into a Coal Bed Methane Participation Agreement with Horizon Exploitation, Inc., a Colorado corporation ("Horizon"), to provide funding for the development of our Pioneer leasehold interests and establish an area of mutual interests in the Powder River Basin located in Wyoming and Montana for future projects on the same terms as described below.

         Under the terms of the existing agreement Horizon may participate, subject to funding, in the development of up to 120 wells and the purchase of the five existing wells from Pioneer. Horizon's commitment to participate in the development is subject to an initial funding by Horizon of $100,000, a $500,000 payment for the purchase of the five existing wells, and the placement of $1,650,000, plus the estimated amount to drill and complete 30 pilot wells, into escrow as a partial payment for a 30-well pilot project on or before September 15, 2003. The estimated AFE cost per well is $150,000. We earn an initial 15% carried interest in all wells drilled and purchased. We also have an option to purchase additional working interest from Horizon at Horizon's initial well cost. After the completion of a 30-well pilot program, we can purchase an additional 25% working interest in each of the wells at Horizon's initial well and land cost. An additional 25% can be purchased on the same terms from Horizon within two years after the completion of the pilot program. These dates were extended to January 15, 2004. Since this agreement has now expired, we are in the process of negotiating a new agreement.


         Horizon Exploitation, Inc. is a Colorado corporation and the general partner of two U.S. limited liability limited partnerships, which are subsidiaries of a German-based fund, the Horizon Exploitation Fund GmbH & Co. KG, managed by Horizon Exploitation Fund Verwaltung GmbH, a German corporation, in Basel, Switzerland. The German-based fund would be the actual entity providing the monies needed for drilling. The Colorado corporation only provides administrative support for any investments made by the German-based fund. The German-based fund is in the process of raising its capital. As of the date of this prospectus, it had not yet obtained its desired funding.



         POWDER RIVER BASIN - WYOMING (BUFFALO RUN, PIPELINE RIDGE, HORSE HILL AND DUTCH CREEK). In January 2004, we acquired an operating interest in 61 non-producing CBM wells and approximately 12,000 gross acres in the Powder River Basin in Wyoming (the "Continental acreage") from DAR, LLC, in consideration for 3,000,000 restricted shares of our common stock, valued at $1.80 per share, $163,655, and $2,600,000 in future payments. The amount of $1,000,000 is due January 14, 2005 and $1,600,000 is due June 24, 2005.


         This property is located approximately 12 miles southeast of Sheridan, Wyoming, and is divided into four CBM development projects: Buffalo Run, Pipeline Ridge, Horse Hill, and Dutch Creek. The project area contains up to eight separate coals, ranging in depth from 150 feet to 1,800 feet. Coal thickness ranges from 20 feet to 70 feet, generally thinning with depth. Gas content ranges from 30 to 90 cubic feet per ton, generally increasing with depth. We estimate that full development of this project area is expected to require up to 280 wells, with two or three wells per location and up to four coal zone completions per well.


         The four projects are in the early implementation stages with 88 wells drilled to various depths as of May 31, 2004. Of these, 48 have been completed and approximately one-third of those exhibit shut-in gas pressures of up to 50 pounds per square inch at the wellhead. The remaining wells have all had significant gas shows during drilling, but wellhead surface pressures are suppressed until dewatering begins. None of these wells has been stimulated or placed on production yet. Contracts for electrical power supply have been executed with two utilities, Powder River Energy and Montana Dakota Utilities. A gas gathering agreement for pipeline access has been executed, and a compression facility will be constructed by the time the remaining wells are completed and the field is electrified and the gathering infrastructure is in place. We began to drill additional development wells throughout these project areas commencing spring 2004.


         We propose to accomplish water disposal without surface discharge through re-injection and off-channel storage ponds. Injectivity tests have been performed to confirm that the Bar N Coal and shallow water sands will accommodate a significant volume of water injection. This method of water disposal has been implemented in several CBM projects and is approved by the regulatory authorities.

         In March 2004, we acquired the remaining 35% working interest in the Buffalo Run project for $592,464. In April 2004, we acquired the remaining 50% working interest in the Dutch Creek project for $300,000 and 360,000 restricted shares of our common stock, valued at $2.63 per share.



         As a result of these acquisitions we have approximately a 100% working interest in the Buffalo Run project, which has 19 wells drilled and completed and another 25 wells in various stages of completion, and a 100% working interest in the Dutch Creek project, which has 13 wells drilled and completed and another four wells in various stages of completion.



         Also in April 2004, we acquired various working interests in approximately 27,000 net acres adjacent to, and in the vicinity of, the Leiter and Continental acreage. The acquisition price for these new interests was $739,550.



         In June 2004, we entered into a letter of intent to acquire approximately 4,400 net acres of oil and gas leases in Campbell and Converse Counties. Under the terms of the agreement, we have committed to pay 100% of the cost to drill 12 wells on the acreage, to earn a 50% interest in those wells along with a 50% working interest in nine existing wells, seven of which have been completed. We have paid the seller $100,000 and have the right to acquire for an additional $1,900,000 payable no later than November 1, 2004, a 90% working interest in the entire 4,400 acres including all wells on the property.



         We have agreed to employ Continental Industries, LC, an affiliate of DAR, LLC, as contract operator on our Wyoming Powder River Basin leases. Continental, a privately-held exploration and production company based in Casper, Wyoming, was among the first CBM participants in the Powder River Basin and has extensive CBM experience. Since 1999, Continental has implemented successfully five CBM projects with over 200 wells. Continental was chosen as the contract operator on these properties because of its in-depth knowledge and plans in place to fully develop these properties.


         In addition, we have engaged Continental to conduct operations on our Leiter Field acreage because of the following factors:

           o the proximity of the Leiter Field to the Buffalo Run, Pipeline Ridge, Horse Hill and Dutch Creek projects;
           o Continental's close relationship with the technical and legal representatives of the Leiter Field mineral owners; and
           o    Continental's demonstrated capabilities.

         We are compensating Continental under the terms and provisions of a contract operator agreement with normal industry standard rates for personnel and expenses.



         POWDER RIVER BASIN - MONTANA. On August 5, 2003, we entered into a Lease Option and Acquisition Agreement with Quaneco, L.L.C. ("Quaneco"). Quaneco is a privately-held oil and gas company operating primarily in the Rocky Mountain region.


         Under the terms of the agreement, we have an option to acquire up to 50% of Quaneco's working interests in certain oil and gas leases covering approximately 206,000 gross acres in the Powder River Basin area of southern Montana. If the option is fully exercised, we will acquire the working interests in approximately 53,000 net acres. The primary geologic target associated in the acreage is natural gas from shallow coalbeds located at depths of 200 feet to 2,500 feet. The purchase price of the option is $6,625,000 payable in six installments of varying amounts. The first three installments, totaling $2,787,500, were paid. In addition, Quaneco has credited us with payment of $600,000 due to be paid under the agreement on or before January 15, 2004, through its purchase of $600,000 in convertible debentures.


         In addition to the purchase option, we have the right to earn an undivided 25% working interest in up to 128 gas wells by paying our proportionate share of the costs of drilling such wells. The working interests so earned by us would belong to us without regard to whether we exercise all or none of the purchase option described in the preceding paragraph.

         We determined this to be a fair transaction for us, based on our study of the area. Multiple coal seams are present in this prospect area, with a total coal thickness of approximately 100 feet. There are several surface structures and faults in the prospect area that were mapped by the U.S. Geological Survey and the Montana Bureau of Mines. We believe that these structural features are expected to enhance the CBM gas production. Data used in defining the prospect area was taken from these agencies, as well as information from abandoned deeper oil and gas wells drilled in the area. CBM gas production has been established approximately 6 miles south of the area where cumulative production to date is about 20 billion cubic feet of natural gas. Leasing costs for similar acreage, including initial bonus fees, broker costs, title work, and some rentals, vary between $100 and $200 per acre. This agreement with Quaneco provides for a cost of $125 per acre.

         This acreage is divided into two projects: the Kirby prospect and the Castle Rock prospect. We intend to participate in a 16-well pilot program on the Kirby prospect for our 25% working interest share during 2004. We also intend to participate in an initial core hole program on the Castle Rock prospect designed to further evaluate the primary zones of interest for our 25% working interest share.


         EAST TEXAS. As of May 31, 2004, we have paid-up leases covering approximately 2,780 acres in the vicinity of the Trawick Field, located in Rusk and Nacogdoches Counties, Texas. Leases covering approximately 1,118 acres are for a three-year term expiring in late 2005 and early 2006, while the leases covering the remaining approximately 1,662 acres are for a five-year term expiring in 2007. With the exception of two leases with an 18.75% royalty interest covering approximately 79 acres, and one lease with a 20% royalty interest covering approximately 170 acres, all of the leases provide for a 16.67% royalty interest to the mineral owner.



         All of the leases were originally held by Harbor Petroleum, LLC or Florida Energy, Inc. on behalf of Dolphin Energy Corporation, but have been assigned Dolphin Energy Corporation. Dolphin is responsible for payment of all of the acquisition costs and maintenance costs of the leases. Both Harbor Petroleum, LLC and Florida Energy, Inc. are related parties. See "Certain Relationships and Related Transactions." Dolphin Energy owns all of the working interests acquired under the leases, and a 2% overriding royalty interest is shared equally by Harbor Petroleum and Florida Energy. However, with respect to 400 contiguous acres designated by Florida Energy, Florida Energy shall have a 3.125% overriding royalty interest instead of a 1% overriding royalty interest. In addition, Dolphin Energy agreed to pay Florida Energy a bonus of $50,000 for identifying this lease play. This bonus obligation was evidenced by a promissory note due March 7, 2004 that accrued interest at the annual rate of 7-1/2%. That note was paid in March 2004.



         Dolphin Energy has agreed that the geological and geophysical information acquired by our operations on this acreage shall belong to Dolphin as well as Harbor Petroleum and Florida Energy. Dolphin shall be the operator for and shall have full control of all operations conducted with respect to this acreage.



         In 2005, we propose to drill a vertical wellbore through the deepest potential Travis Peak sandstone in the first specific prospect area we are targeting.


         JIU VALLEY - ROMANIA. Pannonian International has a concession agreement covering 21,538 gross acres for a term of 30 years in the Jiu Valley Coal Basin, Romania. This acreage contains up to 18 coal seams with a cumulative thickness up to 52 meters at depths of 985 to 3,280 feet. The main target seam averages 22 meters in thickness in the concession area. The concession from the Romanian government was issued October 22, 2002. During the first five years of the concession, the concession holder is required to expend a specified amount for exploratory work. If that specified amount is not spent, the concession holder must pay that amount to the Romanian government. If no payment is made, the concession is cancelled. Pannonian's minimum exploration expenditure commitments are as follows:
         o     $2,000 by October 21, 2003
         o     $2,000 by October 21, 2004
         o     $252,000 by October 21, 2005
         o     $182, 000 by October 21, 2006
         o     $182,000 by October 21, 2007

Pannonian has already spent in excess of $6,000, thereby satisfying its requirements through October 21, 2004.


         Pannonian proposes to drill two wells in 2005, as Pannonian management believes that it has two drill sites in close proximity to where earlier wells have blown out methane. The first drill site, LS-1, is located approximately 1.5 miles from a 20-inch gas trunk pipeline, and is approximately the same distance from an electrical generation plant that uses both natural gas and coal as fuel. The second drill site is located approximately 1.3 miles from the 20-inch trunk pipeline and electrical generation plant. Pannonian estimates that it would cost approximately $475,000 to test and complete each well as a producing well. If Pannonian could drill a successful producing well, it could then attract the necessary capital to drill other offset development wells.


         We believe that the proximity to the gas trunk pipeline is a significant factor in analyzing the economic viability of a project in this area. We estimate the cost of tying-in to this pipeline to range from approximately $168,000 to $863,000, depending upon whether gas/water separators and a compressor would be required. Since we have not yet drilled any wells on this property and thus do not have any proved reserves, we can analyze economic viability using only conservative CBM production model curves. Based upon these conservative CBM production model curves, current natural gas/CBM sales prices in Romania, and existing Romanian currency rates, we estimate that we would need 13 wells to justify a tie-in to the pipeline.

         The property is subject to a royalty interest of approximately 7-1/2% to the Romanian government and 2-1/2% to the coal mining company.

         Pannonian has applied for a concession on an additional 120,000 acres in Romania and has identified further European license areas for which it is in the application process.


         NEUES BERGLAND - GERMANY. In December 2003, the 149,435-acre Neues Bergland Exploration Permit was granted for a three-year term to Pannonian International (50%) and two co-permitees (each with 25%). Both of the co-permittees are privately-held oil and gas companies that are not affiliated with us. Under the terms of the permit, we and our co-permittees have the exclusive right to explore for natural resources within the permit area, subject to the obtaining the approval from third-party landowners. Permit holders must pay field taxes by May 31 of each year for the previous calendar year. Permit holders can deduct from field taxes those expenditures incurred by the permit holder that were necessary to obtain geophysical, geochemical, petrological or reservoir data, such as geophysical work with processing, drilling operations, reprocessing work, and fracturing with the goal of transforming a non-producing into a producing reservoir. The field tax for 2003 has been paid.



         The permit requires the drilling of an initial exploration test borehole during 2004. The estimated cost of phase one of this work program, which consists of building the drillsite, drilling and testing the first exploration test borehole, evaluating the borehole with a long-term flow-test program, evaluating the test results, and re-evaluating the economic, environmental, regulatory, and technical issues is $1,800,000. Our current plan is to proceed with phase one only if we can obtain the necessary funding through a farm-out arrangement. The costs incurred in connection with phase one would offset all of the field taxes for 2004.


         The initial drill site is approximately two miles from a local gas distribution grid (8" pipeline) and about 4 miles from a 38", 1000 pounds per square inch, international trunk pipeline. The proximity to these in-place gas distribution systems would provide excellent marketing potential in what is considered to be one of Europe's best natural gas markets. A drilling schedule for this permit will be announced once we know whether the necessary funding is available.

PRODUCTIVE GAS WELLS


         The following summarizes our productive and shut-in gas wells as of May 31, 2004. Productive wells are producing wells capable of production. Shut-in wells are wells that are capable of production but are currently not producing. Gross wells are the total number of wells in which we have a working interest. Net wells are the sum of our fractional working interests owned in the gross wells.

                                           PRODUCTIVE GAS WELLS
                                        GROSS                  NET
          Producing gas wells             --                   --

          Shut-in gas wells               70                  68.5
                                          --                  ----
               Total                      70                  68.5
                                          ==                  ====


OIL AND GAS ACREAGE


         The following table sets forth the undeveloped and developed leasehold acreage, by area, held by us as of May 31, 2004. Undeveloped acres are acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas, regardless of whether or not such acreage contains proved reserves. Developed acres are acres, which are spaced or assignable to productive wells. Gross acres are the total number of acres in which we have a working interest. Net acreage is obtained by multiplying gross acreage by our working interest percentage in the properties. The table does not include acreage in which we have a contractual right to acquire or to earn through drilling projects, or any other acreage for which we have not yet received leasehold assignments.



                             UNDEVELOPED ACRES               DEVELOPED ACRES
                          GROSS              NET           GROSS           NET
    Wyoming               75,457            48,457         5,600          5,600
    Montana              232,532            32,383            80             20
    East Texas             2,780             2,780            --             --
    Romania               21,538            21,538            --             --
                         -------           -------         -----          -----
         Total           332,307           105,158         5,680          5,620
                         =======           =======         =====          =====


DRILLING ACTIVITY

         We had no drilling activity during the year ended November 30, 2003.

PRESENT ACTIVITIES


         As of May 31, 2004, we had active operations in Wyoming and Montana. Four rigs were working in Wyoming conducting drilling and completion operations. One rig was active in Montana, having just completed the first of a five-well core hole program.


DEVELOPMENT AND ACQUISITION CAPITAL EXPENDITURES

         During the fiscal years ended November 30, 2003 and 2002, we incurred $2,312,011 and $873,797, respectively, in identifying and acquiring petroleum and natural gas leases and prospect rights.

PRINCIPAL PRODUCTS

         We conduct exploration activities to locate natural gas and crude petroleum. Should we commence production of these products, we anticipate that generally they will be sold at the wellhead to purchasers in the immediate area where the products are produced. We expect that the principal markets for oil and gas will be refineries and transmission companies that have facilities near our producing properties.

COMPETITION

         Oil and gas exploration and acquisition of undeveloped properties is a highly competitive and speculative business. We compete with a number of other companies, including major oil companies and other independent operators which are more experienced and which have greater financial resources. We do not hold a significant competitive position in the oil and gas industry.

COMPLIANCE WITH GOVERNMENTAL REGULATIONS

         Our operations are subject to various levels of government controls and regulations in the United States and internationally.

         UNITED STATES REGULATION. In the United States, legislation affecting the oil and gas industry has been pervasive and is under constant review for amendment or expansion. Pursuant to such legislation, numerous federal, state and local departments and agencies have issued extensive rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for failure to comply. Such laws and regulations have a significant impact on oil and gas drilling, gas processing plants and production activities, increase the cost of doing business and, consequently, affect profitability. Inasmuch as new legislation affecting the oil and gas industry is commonplace and existing laws and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws and regulations.

         We consider the cost of environmental protection a necessary and manageable part of our business. We believe we will be able to plan for and comply with new environmental initiatives without materially altering our operating strategies.

         EXPLORATION AND PRODUCTION. Our United States operations are or will be subject to various types of regulation at the federal, state and local levels. Such regulation includes requiring permits for the drilling of wells; maintaining bonding requirements in order to drill or operate wells; implementing spill prevention plans; submitting notification and receiving permits relating to the presence, use and release of certain materials incidental to oil and gas operations; and regulating the location of wells, the method of drilling and casing wells, the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities, surface usage and the restoration of properties upon which wells have been drilled, the plugging and abandoning of wells and the transporting of production. Our operations are or will be also subject to various conservation matters, including the regulation of the size of drilling and spacing units or proration units, the number of wells which may be drilled in a unit, and the unitization or pooling of oil and gas properties. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases, which may make it more difficult to develop oil and gas properties. In addition, state conservation laws establish maximum rates of production from oil and gas wells, generally limit the venting or flaring of gas, and impose certain requirements regarding the ratable purchase of production. The effect of these regulations is to limit the amounts of oil and gas we may be able to produce from our wells and to limit the number of wells or the locations at which we may be able to drill.

         ENVIRONMENTAL AND OCCUPATIONAL REGULATIONS. Various federal, state and local laws and regulations concerning the discharge of incidental materials into the environment, the generation, storage, transportation and disposal of contaminants or otherwise relating to the protection of public health, natural resources, wildlife and the environment, affect our existing and proposed exploration, development, processing, and production operations and the costs attendant thereto. These laws and regulations increase our overall operating expenses. We plan to maintain levels of insurance customary in the industry to limit our financial exposure in the event of a substantial environmental claim resulting from sudden, unanticipated and accidental discharges of oil, salt water or other substances. However, we do not intend to maintain 100% coverage concerning any environmental claim, and we do not intend to maintain any coverage with respect to any penalty or fine required to be paid by us because of our violation of any federal, state or local law. We are committed to meeting our responsibilities to protect the environment wherever we operate and anticipate making increased expenditures of both a capital and expense nature as a result of the increasingly stringent laws relating to the protection of the environment. We cannot predict with any reasonable degree of certainty our future exposure concerning such matters. We consider the cost of environmental protection a necessary and manageable part of our business. We believe we will be able to plan for and comply with new environmental initiatives without materially altering our operating strategies.

         We are also subject to laws and regulations concerning occupational safety and health. Due to the continued changes in these laws and regulations, and the judicial construction of same, we are unable to predict with any reasonable degree of certainty our future costs of complying with these laws and regulations. We consider the cost of occupational safety and health a necessary and manageable part of our business. We believe we will be able to plan for and comply with new occupational safety and health initiatives without materially altering our operating strategies.

         INTERNATIONAL REGULATION. The oil and gas industry is subject to various types of regulation throughout the world. Legislation affecting the oil and gas industry has been pervasive and is under constant review for amendment or expansion. Pursuant to such legislation, government agencies have issued extensive rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for failure to comply. Such laws and regulations have a significant impact on oil and gas drilling and production activities, increase the cost of doing business and, consequently, affect profitability. Inasmuch as new legislation affecting the oil and gas industry is commonplace and existing laws and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws and regulations. The following are significant areas of regulation.

         EXPLORATION AND PRODUCTION. Pannonian's oil and gas concessions and permits are granted by host governments and administered by various foreign government agencies. Such foreign governments require compliance with detailed regulations and orders which regulate, among other matters, drilling and operations on areas covered by concessions and permits and calculation and disbursement of royalty payments, taxes and minimum investments to the government.

         Regulation includes requiring permits for the drilling of wells; maintaining bonding requirements in order to drill or operate wells; implementing spill prevention plans; submitting notification and receiving permits relating to the presence, use and release of certain materials incidental to oil and gas operations; and regulating the location of wells, the method of drilling and casing wells, the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities, surface usage and the restoration of properties upon which wells have been drilled, the plugging and abandoning of wells and the transporting of production. Pannonian's operations are also subject to regulations, which may limit the number of wells or the locations at which Pannonian can drill.


         ENVIRONMENTAL REGULATIONS. Various government laws and regulations concerning the discharge of incidental materials into the environment, the generation, storage, transportation and disposal of contaminants or otherwise relating to the protection of public health, natural resources, wildlife and the environment, affect Pannonian's exploration, development, processing and production operations and the costs attendant thereto. In general, this consists of preparing Environmental Impact Assessments in order to receive required environmental permits to conduct drilling or construction activities. Such regulations also typically include requirements to develop emergency response plans, waste management plans, and spill contingency plans. In some countries, the application of worldwide standards, such as ISO 14000 governing Environmental Management Systems, are required to be implemented for international oil and gas operations.


EMPLOYEES


         As of May 31, 2004, we had a total of 7 full time employees and no part-time employees. None of our employees is covered by a collective bargaining agreement.


PRINCIPAL OFFICES


         Our principal executive offices are located at 1331 - 17th Street, Suite 730, Denver, Colorado, where we lease approximately 2,580 square feet of office space under a lease expiring February 28, 2007.



         We also have an office at 1001 Brickell Bay Drive, Suite 2202, Miami, Florida, where we lease approximately 1,300 square feet of space on a lease expiring June 30, 2005.




LEGAL PROCEEDINGS

         There are no legal proceedings pending against us.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         Our executive officers and directors are:

         NAME                            AGE     POSITION
         ----                            ---     --------
         Marc E. Bruner                   31     President and Director

         Carmen Lotito                    60     Chief Financial Officer,
                                                 Treasurer and Director

         Cecil D. Gritz                   60     Chief Operating Officer and
                                                 Director

         Richard E. Kurtenbach            49     Vice President - Administration
                                                 and Controller

         Gerri Baratz                     54     Secretary

         Nathan C. Collins                69     Director

         Dr. James M. Edwards             58     Director
         Robert Thomas Fetters, Jr.       64     Director
         Thomas W. Rollins                72     Director

         Our shareholders elect our directors annually and our board of directors appoints our officers annually. Vacancies in our board are filled by the board itself. Set forth below are brief descriptions of the recent employment and business experience of our executive officers and directors.

MARC E. BRUNER, PRESIDENT AND DIRECTOR

         Marc E. Bruner became our President and director upon the acquisition of Dolphin Energy in November 2002. He has served as president of Dolphin Energy since June 2002. From September 1999 to June 2002], he worked as an investment banker and analyst for Resource Venture Management AG, a Swiss-based energy sector consulting firm. From January 1999 to September 1999, Mr. Bruner did miscellaneous consulting work He was a senior account executive for J.B. Oxford & Co., a national securities firm, from February 1997 to January 1999; and an account executive for GKN Securities, Boca Raton, Florida, from June 1996 to November 1996. Mr. Bruner holds a B.S. degree in accounting from the University of Notre Dame. Mr. Bruner devotes all of his working time to the business of the company.

CARMEN LOTITO, CHIEF FINANCIAL OFFICER, TREASURER AND DIRECTOR


         Carmen Lotito became our Chief Financial Officer, Treasurer and director upon the acquisition of Dolphin Energy in November 2002. He has been a director and the chairman of the audit and compensation committees of Gasco Energy, Inc., a publicly-traded natural gas and petroleum exploitation and development company based in Englewood, Colorado, since April 2001. He served as vice president, chief financial officer and director of Coriko Corporation, a private business development company, from November 2000 to August 2002. From July 1998 to October 1999, Mr. Lotito served as director of marketing and business development for Impact Web Development, Salt Lake City, Utah. Prior to joining Coriko, Mr. Lotito was self-employed as a financial consultant. In 1988, Mr. Lotito joined ConAgra, Inc., in San Antonio, Texas as a brand manager. In 1966, Mr. Lotito joined the firm of Pannell, Kerr Forester & Co. as a senior accountant in management and audit services for the company's Los Angeles and San Diego, California offices. Mr. Lotito holds a BS degree in Accounting from the University of Southern California. Mr. Lotito is the stepfather of Marc E. Bruner. Mr. Lotito devotes all of his working time to the business of the company.


CECIL D. GRITZ, CHIEF OPERATING OFFICER AND DIRECTOR


         Cecil D. Gritz became a director upon the acquisition of Dolphin Energy in November 2002 and became our chief operating officer in October 2003. He has worked in the oil and gas industry for more than three decades and holds an advanced degree in petroleum engineering and is a graduate of the Colorado School of Mines. Mr. Gritz worked as an engineer in various capacities for Shell Oil Company from June 1966 to August 1973. After leaving Shell Oil Company, he worked as a drilling and production manager, president of a drilling company, and petroleum engineer for companies in Denver, Colorado. He was the vice president of engineering and operations for Vista Resources, Inc., Denver, Colorado, from July 1977 to September 1982, and the drilling and production manager for Trend Exploration Limited, Denver, Colorado, from September 1982 to September 1986. As an in-house full-time consultant, he provided services as a petroleum engineer and project manager for David Schlachter Oil & Gas, an independent oil and gas company based in Dallas, Texas, from September 1986 to March 1988. He was vice president of operations for Dantex Oil & Gas, Inc., Dallas, Texas, from March 1988 to August 1993. Mr. Gritz has been a manager and consulting petroleum engineer for Harbor Petroleum, LLC in Granbury, Texas, since August 1993. He is a 50% owner of that company. Mr. Gritz devotes all of his working time to the business of the company.



RICHARD E. KURTENBACH, VICE PRESIDENT - ADMINISTRATION AND CONTROLLER



         Richard E. Kurtenbach became our Vice President - Administration and Controller in April 2004, after having worked for us on a part-time basis since January 2004. He has over 25 years of experience in domestic and international oil and gas operations and auditing. From May 2003 to January 2004, he was an accounting supervisor with respect to the Powder River business unit for Marathon Oil Company, with responsibility for the preparation and analytical review of monthly and quarterly financial statements for local management and corporate consolidation purposes. He was the finance and administration manager for Hilton Petroleum, Inc./STB Energy, Inc. from March 1998 to January 2001. He provided management of all financial, administrative and accounting functions for these companies that were U.S. subsidiaries of a Canadian publicly traded company. Between his employment with Marathon Oil and Hilton/STB, he was self-employed as a financial, accounting, auditing, tax, and administrative consultant. Mr. Kurtenbach received a bachelor of science degree in accounting from Illinois State University and is licensed as a certified public accountant in Illinois and Colorado (inactive status).


GERRI BARATZ, SECRETARY

         Gerri Baratz became our Secretary in January 2004. She joined Dolphin Energy Corporation as an administrative assistant in August 2003. From February 1992 to September 2002, she served as an administrative assistant and office manager for VALIC, a company in Miami, Florida, that provided school, hospital, and government employees with a range of financial services, including various savings plans, IRAs, mutual funds, life insurance, long-term care insurance, and short-term disability insurance. After leaving VALIC, Ms. Baratz took a few months off. She then worked for two temporary services agencies in Miami, Florida, from December 2002 to August 2003. Ms. Baratz devotes all of her working time to the business of the company.


NATHAN C. COLLINS, DIRECTOR



         Nathan C. Collins became a director in April 2004. He has served as a director of First State Bank of Flagstaff, Arizona, since September 1998. Mr. Collins retired in 2003 after a long career in banking. Most recently, he served as president and CEO of Bank of the Southwest from February 2002 to September 2003, a community bank in Tempe, Arizona. From September 1999 to February 2002, he was the president of Nordstrom fsb in Scottsdale, Arizona. Nordstrom fsb, a wholly-owned subsidiary of Nordstrom, Inc., issues Nordstrom branded credit and debit cards, offers checking account and other financial services to Nordstrom customers, and provides related services and support for a number of other Nordstrom activities. His banking career spans 39 years, including serving as executive vice president, chief lending officer, and chief audit officer of Valley National Bank of Arizona, where he served from August 1964 to September 1987.


DR. JAMES M. EDWARDS, DIRECTOR

         Dr. James M. Edwards became a director upon the acquisition of Dolphin Energy in November 2002. He has been actively involved in international oil and gas exploration and exploitation for more than 27 years. He has participated in oil and gas discoveries in Australia, Columbia, Equatorial Guinea, France, Norway, Trinidad, Thailand, the United Kingdom, and the United States. Dr. Edwards previously worked as chief geologist for Triton Energy Corporation. While with Triton, he participated in the discovery efforts of the Cusiana/Cupiagua Field Complex, Columbia. Since June 1991, he has been the president of Equinox Energy Corp., an oil and gas consulting company located in Dallas, Texas. Dr. Edwards holds advanced degrees in geology, including a Master of Science from the University of Georgia and a Ph.D. from Rice University. Mr. Edwards devotes approximately 25 hours per month to the business of the company.

ROBERT THOMAS FETTERS, JR., DIRECTOR

         Robert Thomas Fetters, Jr. became a director in March 2004. He began his career in the oil and gas industry in 1966 when he joined Exxon, USA (then known as Humble Oil and Refining). He served in various capacities including exploration, production, and research management and as exploration planning manager. Internationally, he held positions as chief geologist for Esso Production Malaysia and exploration manager for Esso Australia. In 1983, Mr. Fetters joined Consolidated Natural Gas, serving as the president and CEO of its subsidiary, CNG Producing Company, from 1984 to 1989. From 1990 to 1995, he was the president of exploration and production for the Exploration Company of Louisiana, and from 1995 to 1997, he was the senior vice president of operations for National Energy Group in Dallas, Texas. In 1997, Mr. Fetters co-founded Beta Oil and Gas, Inc., based in Houston, Texas, and served as its managing director of exploration to September 2002. He continued to act as a consultant to Beta Oil and Gas after leaving his position to December 2002. In January 2003, he co-found Delta Resources, LLC, Houston, Texas, which was formed specifically to utilize leading edge technology in oil and gas exploration. He continues to serve as Delta's CEO and a director. In January 2003, he also co-founded Alliance Oil & Gas Company, LLC, Houston, Texas, which is principally involved in oil and gas acquisitions. He continues to serve as Alliance's chairman and a director. Since January 2004, Mr. Fetters has served as the president of Waveland Energy Partners, LLC, of Irvine, California. He holds both a bachelor's and master's degree in geology from the University of Tennessee.

THOMAS W. ROLLINS, DIRECTOR

         Thomas W. Rollins became a director in March 2004. He has been the chief executive officer of Rollins Resources, his natural gas and oil consulting firm in Houston, Texas, since 1985. He has also been a director of Remington Oil and Gas Corporation, a publicly-traded company headquartered in Dallas, Texas, since July 1996 and a member of the executive committee of its board of directors. Mr. Rollins previously held executive positions and/or directorships with Shell Oil Company, Pennzoil Company, Florida Gas Transmission Company, Pogo Producing Company, Magma Copper Company, and Felmont Oil Corporation. In 1953, he received his degree in geological engineering and is a distinguished graduate medallist from the Colorado School of Mines. He is a member of the American Association of Petroleum Geologists and the American Petroleum Institute.

ADVISORY COMMITTEE

         We established an Advisory Committee to obtain advice and recommendations from persons with significant experience in capitalizing and operating unconventional natural gas exploration and development companies. These persons did not want and do not have any authority to make decisions on our behalf or to bind us. However, they have committed to provide consulting services to us as requested in the following areas: identification of properties for acquisition, negotiation of deal terms, assistance in making presentations about our operations, and assistance in structuring financing arrangements. While members of the Advisory Committee have full access to our proprietary information that is relevant to particular tasks assigned to them, they are obligated to maintain the confidentiality of that information. Currently, the Advisory Committee meets informally with our officers through telephone conference calls or in person on average at least once a week, and our officers also speak with each member of the committee at least twice a week for input on various projects. Members of the Advisory Committee also participate at times during meetings of our board of directors when requested by the board and attend only those portions of the meeting relevant to assigned tasks. We pay each of our Advisory Committee members according to individually-negotiated consulting agreements. There is no set rate of compensation or benefits for service as an Advisory Committee member.

         Marc A. Bruner serves as Chairman of our Advisory Committee. He has served as the Chairman of the Board of Directors of Gasco Energy, Inc., a publicly-held oil and gas exploration company, since February 2001. From January 1996 to January 1999, Mr. Bruner was founding Chairman of the Board of Ultra Petroleum, a Toronto Stock Exchange and American Stock Exchange listed natural gas company. Ultra's business is focused on tight sand development in the Green River Basin of Wyoming. In late 1997, Mr. Bruner co-founded Pennaco Energy, Inc., a coal bed methane company that had land holdings in the Powder River Basin. Pennaco was acquired in March 2001 by Marathon Oil Company. In 1996, Mr. Bruner co-founded RIS Resources International, a natural gas company, and served as a director until late 1997. Marc A. Bruner is the father of Marc E. Bruner. Mr. Bruner currently devotes approximately 20 hours per week to the business of the company. We pay for his services through a consulting agreement with his company, Resource Venture Management.

         Brian Hughes joined our Advisory Committee in March 2004. He started his career in the oil and gas industry in 1985, as a production engineer for Shell Oil Company. While employed by Shell through 1988, he was responsible for hydraulic fracturing operations for Shell's operated units in West Texas. Mr. Hughes then worked as a consultant from 1989 to 1996. During that period, he planned and supervised exploration and production operations in the Rocky Mountains and West Texas, including coal bed methane exploration programs in the Sand Wash Basin, Piceance Basin, and San Juan Basin. His research into tight gas sand and coal bed methane plays resulted in his involvement with Ultra Petroleum and RIS Resources International from 1996 to 1998, where he served as vice president exploration and production for those companies. Mr. Hughes briefly served as vice president exploration and production for Pennaco Energy, Inc. in 1998. Mr. Hughes has been a consultant since 1998, focusing on coal bed methane opportunities in the Powder River Basin, Forest City Basin, Arkoma Basin, Uinta Basin, Green River Basin, Bellingham Basin, Vancouver Island, Hat Creek, Western Alberta, Southeast Alberta, Alaska, and Zimbabwe. Mr. Hughes has been the manager of Crusader Resources, LLC, since that entity's inception in May 2002. Crusader Resources is wholly-owned by Mr. Hughes and is engaged in providing oil and gas contractor services, as well as making oil and gas investments.

CONFLICTS OF INTEREST

         Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our company. While the officers and directors are engaged in other business activities, we anticipate that such activities will not interfere in any significant fashion with the affairs of our business.

         Our officers and directors are now and may in the future become shareholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to us. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. Currently, we do not have a right of first refusal pertaining to opportunities that come to their attention and may relate to our business operations.

         Our officers and directors are, so long as they are our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies with which the officers and directors are affiliated both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

         From November 2002 to April 2004, Chris D. Wright served as one of our directors. Mr. Wright resigned on April 8, 2004, in order to assure that certain legal proceedings in his background would not impair our ability to proceed with a proposed listing of our common stock on a stock exchange.

         On December 20, 2002, Mr. Wright consented to an order by the British Columbia Securities Commission finding violations of insider trading and acting contrary to the public interest. He was ordered to cease trading in any securities, acting as a director or officer of any British Columbia resident issuers (except for his private holding companies), and engaging in any investor relations activities for a four-year period ending December 20, 2006. In addition, Mr. Wright agreed to pay $107,937.50 in profits made from the violations and $34,000, of which $4,000 represented costs of the investigation.

                             EXECUTIVE COMPENSATION

         The following table sets forth information about the remuneration of our chief executive officers for the last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------

                                                                            LONG TERM COMPENSATION
                                                                     -------------------------------------
                                  ANNUAL COMPENSATION                       AWARDS              PAYOUTS
                     -------------------------------------------------------------------------------------
                                                           OTHER     RESTRICTED   SECURITIES
    NAME AND                                              ANNUAL        STOCK     UNDERLYING      LTIP       ALL OTHER
    PRINCIPAL                                           COMPENSA-     AWARD(S)     OPTIONS/      PAYOUTS     COMPENSA-
    POSITION          YEAR    SALARY ($)    BONUS ($)    TION($)         ($)       SARS (#)        ($)         TION($)
------------------------------------------------------------------------------------------------------------------------
 Marc E. Bruner       2003      $72,000        -0-          -0-          -0-          -0-          -0-          -0-
  President (1)<F1>   2002      $47,000        -0-          -0-          -0-          -0-          -0-          -0-
------------------------------------------------------------------------------------------------------------------------
   Gregory C.         2002        -0-          -0-          -0-          -0-          -0-          -0-          -0-
     Burnett          2001        -0-          -0-          -0-          -0-          -0-          -0-          -0-
  President (2)<F2>
------------------------------------------------------------------------------------------------------------------------
--------------

(1)<F1> Mr. Bruner has been the President from November 13, 2002. The salary shown above includes consulting fees paid to Mr. Bruner.
(2)<F2>  Mr. Burnett was the President from December 17, 1999 to November 13,
         2002.


         During the last fiscal year, there were no grants of stock options, stock appreciation rights, benefits under long-term incentive plans or other forms of compensation involving our officers. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance.



         From April 1, 2003 through February 29, 2004, we paid our two outside directors a stipend of $1,500 per month. On May 15, 2003, we also granted each of them options to purchase 60,000 shares at $1.00 per share, exercisable through May 15, 2013. One-third of these options vests each year beginning May 15, 2004.



         Beginning March 1, 2004, we pay our outside directors $2,500 per month, plus an additional $500 per month for each committee on which they serve. Outside directors were also granted 60,000 stock options, which vested immediately and are exercisable through March 2, 2014 at $3.51 per share. Each January 1, beginning January 1, 2005, we will grant our outside directors options to purchase 60,000 shares of common stock, which shall vest immediately and be exercisable for ten years at the market price as of date of grant.


STOCK OPTION PLAN

         Our stockholders adopted a 2003 Stock Option Plan in May 2003, under which options to purchase up to 3,500,000 shares of common stock may be granted. The plan provides for the granting of incentive stock options to our employees and non-statutory options to our employees, advisors and consultants. Our board of directors or the compensation committee of the board, if one should be established, administers the plan. The maximum aggregate number of common shares underlying all options to be granted to any one person may not exceed 60% of authorized options.

         The board or committee determines the exercise price for each option at the time the option is granted. The exercise price for shares under an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted. The fair market value price is the closing price per share on the date the option is granted. The board or committee also determines when options become exercisable. The plan permits payment to be made by cash, check, broker assisted same day sales, and by delivery of other shares of our stock which optionees have owned for six (6) months or more as of the exercise date. The term of an option may be no more than ten (10) years from the date of grant. No option may be exercised after the expiration of its term.

         Unless otherwise expressly provided in any option agreement, the unexercised portion of any option granted to an optionee shall automatically terminate one year after the date on which the optionee's employment or service is terminated for any reason, other than by reason of cause, voluntary termination of employment or service by the optionee, or the optionee's death. Options shall terminate immediately upon the termination of an optionee's employment for cause or 30 days after the voluntary termination of employment or service by the optionee. If an optionee's employment or consulting relationship terminates as a result of his or her death, then all options he or she could have exercised at the date of death, or would have been able to exercise within the following year if the employment or consulting relationship had continued, may be exercised within the one year period following the optionee's death by his or her estate or by the person who acquired the exercise right by bequest or inheritance.

         Options granted under the plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee, except that a non-statutory stock option may be transferred to a family member or trust for the benefit of a family member if the board's or committee's prior written consent is obtained.

         We have the right to redeem any shares issued to any optionee upon exercise of the option granted under the plan immediately upon the termination of optionee's employment or service arising from disability, the death of the optionee, the voluntary termination of employment or services of the optionee, or the termination of employment or services of the optionee for cause. The redemption price is the fair market value of the shares on the date of the event of redemption.

         In the event that our stock changes by reason of any stock split, dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the plan, the number and class of shares of stock subject to any option outstanding under the plan, and the exercise price for shares subject to any such outstanding option.

         In the event of a merger in which our shareholders immediately before the merger own 50% or more of the issued and outstanding shares of stock of the resulting entity after the merger, then existing options shall automatically convert into options to receive stock of the resulting entity. Unless otherwise expressly provided in any option, the board or committee in its sole discretion may cancel, effective upon the date of the consummation of any change of control, any option that remains unexercised on such date.

         The board may amend, alter, suspend, or terminate the plan, or any part thereof, at any time and for any reason. However, we must obtain shareholder approval for any amendment to the plan to the extent necessary and desirable to comply with applicable laws. No such action by the board or shareholders may alter or impair any option previously granted under the plan without the written consent of the optionee. The plan shall remain in effect until terminated by action of the board or operation of law.

         As of November 30, 2003, options to purchase 120,000 shares were outstanding at an average exercise price of $1.00 per share and 3,380,000 shares were available for future grant.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table provides certain information as to the officers and directors individually and as a group, and the holders of more than 5% of the our common stock, as of July 21, 2004:


                                                                AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)<F1>                    BENEFICIAL OWNERSHIP         PERCENT OF CLASS (2)<F2>


Marc A. Bruner                                                   12,628,354 (3)<F3>(4)<F4>           21.4%
29 Blauenweg
Metzerlen, Switzerland 4116



Resource Venture Management                                        5,222,729 (4)<F4>                 8.9%
29 Blauenweg
Metzerlen, Switzerland 4116


                                       34

                                                                AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)<F1>                    BENEFICIAL OWNERSHIP         PERCENT OF CLASS (2)<F2>


Bruner Group, LLP                                                  4,500,000 (4)<F4>                 7.7%
1775 Sherman Street #1375
Denver, Colorado 80203





DL Family Partnership                                                3,000,000                       5.1%
P.O. Box 656
Casper, Wyoming 82602



Marc E. Bruner                                                    1,575,000 (4)<F4>(5)<F5>           2.7%



Carmen Lotito                                                     1,050,000 (4)<F4>(6)<F6>           1.8%



Dr. James Edwards                                                    80,000 (7)<F7>                  0.1%



Cecil D. Gritz                                                       62,500 (8)<F8>                  0.1%



Robert Thomas Fetters, Jr.                                           60,000 (9)<F9>                  0.1%



Thomas W. Rollins                                                    60,000 (9)<F9>                  0.1%



Nathan C. Collins                                                    60,000 (9)<F9>                  0.1%



Richard E. Kurtenbach                                               37,500 (10)<F10>                 (12)<F12>



Gerri Baratz                                                        12,500 (11)<F11>                 (12)<F12>



All officers and directors as a group  (9 persons)                 2,997,500 (13)<F13>               5.1%

-------------

(1)<F1> To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.



(2)<F2> This table is based on 58,817,509 shares of Common Stock outstanding as of July 21, 2004. If a person listed on this table has the right to obtain additional shares of Common Stock within sixty (60) days from July 21, 2004, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.



(3)<F3> Included in Mr. Bruner's share ownership are shares owned of record by Resource Venture Management and Bruner Group, LLP. Mr. Bruner is a control person of both these entities. Also included in Mr. Bruner's share ownership are 203,390 shares issuable upon conversion of a convertible debenture and exercise of warrants.



(4)<F4> This shareholder has signed a lock-up agreement restricting the sale or transfer of one-half of the shares owned until September 24, 2004 and the remaining half until March 24, 2005.





(5)<F5>   Includes 75,000 shares issuable upon exercise of stock options.



(6)<F6>   Includes 50,000 shares issuable upon exercise of stock options.



(7)<F7>   Includes 80,000 shares issuable upon exercise of stock options.



(8)<F8>   Includes 62,500 shares issuable upon exercise of stock options.



(9)<F9>   Includes 60,000 shares issuable upon exercise of stock options.



(10)<F10> Includes 37,500 shares issuable upon exercise of stock options.


                                       35



(11)<F11> Includes 12,500 shares issuable upon exercise of stock options.



(12)<F12> Less than 0.1%



(13)<F13> Includes 497,500 shares issuable upon exercise of stock options.


CHANGES IN CONTROL

         There are no agreements known to management that may result in a change of control of our company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Other than as disclosed below, none of our present directors, officers or principal shareholders, nor any family member of the foregoing, nor, to the best of our information and belief, any of our former directors, senior officers or principal shareholders, nor any family member of such former directors, officers or principal shareholders, has or had any material interest, direct or indirect, in any transaction, or in any proposed transaction which has materially affected or will materially affect us.

         MARC A. BRUNER/RESOURCE VENTURE MANAGEMENT. Marc A. Bruner is one of our principal shareholders, one of the founders of Dolphin Energy, and the father of Marc E. Bruner, who serves as our president and a director. We utilize the services of Marc A. Bruner as a consultant and pay for his services through his company, Resource Venture Management. The nature of his ongoing consulting services is such that we have identified him as Chairman of our Advisory Committee. During the fiscal year ended November 30, 2002, we agreed to pay Resource Venture Management a total of $692,500 for monthly management fees of $162,000 through November 30, 2002, for finding oil and gas projects ($300,000), and for reimbursement of costs and expenses ($230,500). We paid $259,296 in cash and $200,000 by issuing 4,000,000 shares of our common stock, leaving $233,204 due at November 30, 2002. At February 28, 2003, Resource Venture Management agreed to convert its outstanding debt of $233,204, into 233,204 shares of our common stock, valued at $1.00 per share.


         We have agreed to enter into a consulting agreement with Resource Venture Management to provide future consulting services for a fee of up to $30,000 per month. Beginning October 1, 2003, we and Resource Venture Management agreed to a reduced fee of $10,000 per month. Such consulting services include service as Chairman of the Advisory Committee. During the year ended November 30, 2003, consulting fees of $320,000 were incurred. We paid Resource Venture Management part of its consulting fees through the issuance of 90,000 shares of common stock valued at $1.00 per share. We subsequently agreed to pay Resource Venture Management additional consulting fees and expenses of $77,500 during the year ended November 30, 2003, of which $42,500 is included in accounts payable at November 30, 2003. Resource Venture Management currently has only one employee, Marc A. Bruner. During the six months ended May 31, 2004, we incurred management fees of $60,000 and other costs and expenses of $36,491 with Resource Venture Management, of which $35,000 remained outstanding at May 31, 2004.



         At November 30, 2003 and May 31, 2004, we also owed Marc A. Bruner $39,500 for amounts advanced to Pannonian International prior to its acquisition by us. Upon our acquisition of Pannonian, we assumed this obligation.


         CRUSADER RESOURCES, LLC/MARC A. BRUNER. Our agreement with Horizon Exploitation, Inc., which expired January 15, 2004, identified Crusader Resources, LLC, as the contract operator for the drilling of any wells under the agreement. Crusader Resources, LLC is a Colorado limited liability company of which Brian Hughes and Marc A. Bruner were the only members at the time of the agreement. Mr. Bruner has since sold his interest in Crusader Resources, LLC to Brian Hughes, who is also the manager of Crusader Resources.

         The agreement stated that a contract operatorship well fee of $5,000 was to be paid to the Crusader Resources as contract operator. To date, no amounts have been paid to Crusader Resources, LLC, as no wells have been drilled under the agreement. Further, the contract operating agreement with Crusader stated that all wells on the subject leases were to be drilled on a competitive contract basis at the usual rates prevailing in the area. Since we have retained Continental Industries as operator with respect to our Powder River Basin acreage in Wyoming, it is anticipated that our new agreement with Horizon will identify Continental Industries instead of Crusader Resources as the contract operator.


         Crusader Resources, based in Denver, Colorado and organized in May 2002, was recommended to Horizon Exploitation because of the extensive drilling experience of Brian Hughes in the Powder River Basin area. While Crusader Resources has no clients and has not served as a contract operator, Mr. Hughes has drilled over 1,500 wells in that area. We have retained Brian Hughes to serve as a member of our Advisory Committee, and have completed a strategic consulting agreement with him. The term of the agreement is from April 1, 2004 to January 31, 2007 and is automatically extended for additional one-year terms unless we elect to terminate the agreement. We have agreed to pay Mr. Hughes a consulting fee of $95 per hour for all services in excess of 40 hours per calendar month and a location fee of $5,000 per well for each well drilled in the Powder River Basin in Wyoming and Montana, which is drilled on either undrilled properties we owned at April 1, 2004 or subsequently acquired undrilled properties. The location fee is multiplied by our working interest in the well. In addition, we have agreed to pay Mr. Hughes an overriding royalty interest in oil and gas production from all of our properties in the Powder River Basin not to exceed 2%. For the fiscal year ended November 30, 2003, we reimbursed Brian Hughes $25,000 for expenses incurred on our behalf. For the six months ended May 31, 2004, we incurred consulting fees of $175,000 of which $50,000 was owed to Mr. Hughes at May 31, 2004.


         PANNONIAN INTERNATIONAL, LTD./THOMAS G. FAILS. On November 15, 2002, we executed a letter of intent to acquire Pannonian International, Ltd., a Colorado corporation, solely for shares of our common stock. Thomas G. Fails became one of our directors on November 13, 2002 and resigned March 2, 2004. Mr. Fails is the president and a director of Pannonian International, Ltd. At November 30, 2002, Pannonian International owed us $25,000 for advances made in contemplation of the acquisition transaction. We completed the acquisition of Pannonian International on June 2, 2003, by issuing 1,951,241 shares.


         At November 30, 2003 and May 31, 2004, we, through Pannonian International, owed Thomas G. Fails and his company $139,843 and $87,956, respectively, for amounts paid by him for the benefit of Pannonian International and/or advanced to Pannonian. Pannonian International shares office space with Mr. Fails and is charged a proportionate share of the office rent and other expenses.


         HARBOR PETROLEUM, LLC AND FLORIDA ENERGY, INC. From May 2002 through the present, Dolphin Energy has advanced funds to Harbor Petroleum, LLC for the purposes of acquiring oil, gas and mineral interest leases in Rusk and Nacogdoches Counties, Texas. Harbor Petroleum is 50%-owned and managed by Cecil Gritz, our chief operating officer and one of our directors. During the years ended November 30, 2003 and 2002, we incurred total costs with Harbor Petroleum of $344,294 and $355,817, respectively. Of those amounts, $254,084 in 2003 and $266,617 in 2002 were for reimbursement of costs incurred by Harbor to acquire oil and gas leases, and $90,210 in 2003 and $89,200 in 2002 represented consulting fees and expenses from Harbor.


         As of November 30, 2003, leases covering approximately 2,780 acres had been acquired. No additional leases have been acquired since November 30, 2003. While the leases are in the names of Harbor Petroleum or Florida Energy, Inc., such leases have been assigned to Dolphin Energy. Florida Energy is owned and controlled by Stephen E. Bruner, the brother of Marc A. Bruner, our controlling shareholder, and the uncle of Marc E. Bruner, our president.



         An agreement dated March 6, 2003 confirms that Dolphin is responsible for payment of all of the acquisition costs and maintenance costs of the leases. Dolphin Energy owns all of the working interests acquired under the leases, except for a 2% overriding royalty interest, shared equally by Harbor Petroleum and Florida Energy. However, with respect to 400 contiguous acres designated by Florida Energy, Florida Energy shall have a 3.125% overriding royalty interest instead of a 1% overriding royalty interest. In addition, Dolphin Energy has agreed to pay Florida Energy a bonus of $50,000 for identifying this lease play. This bonus obligation was evidenced by a promissory note due March 7, 2004 that bore interest at the annual rate of 7-1/2%. Accrued interest at November 30, 2003 on this note was $2,742. We paid this note on March 8, 2004.



         During the fiscal year ended November 30, 2003 we paid Harbor $13,900 for Mr. Gritz's services as our chief operating officer. At November 30, 2003 and May 31, 2004, $4,375 and $1,922, respectively, was owed to Harbor for Mr. Gritz's services and expense reimbursement.

         FUTURE TRANSACTIONS. All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party. A majority of the independent, disinterested members of our board of directors will approve future affiliated transactions.

         We believe that of the transactions described above have been on terms as favorable to us as could have been obtained from unaffiliated third parties as a result of arm's length negotiations.


                            DESCRIPTION OF SECURITIES

COMMON STOCK


         We are authorized to issue up to 100,000,000 shares of common stock, $0.001 par value per share. As of July 21, 2004, there were 58,817,509 shares of common stock outstanding, which were held of record by 163 stockholders. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the shares voting are able to elect all of the directors. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor as well as any distributions to the stockholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive or other subscription of conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.


PREFERRED STOCK

         We are authorized to issue up to 25,000,000 shares of preferred stock, $0.001 par value per share. There are no shares of preferred stock issued or outstanding.

CONVERTIBLE DEBENTURE FINANCING


         In October 2003 we completed the sale of secured convertible debentures in the principal amount of $5,640,000. The debentures paid quarterly interest at 7% per annum, matured two years from the date of issuance, were secured by all of our assets (subject to an agreement to subordinate in favor of a senior bank lender), and were convertible at any time at the option of the holder into shares of our common stock based on a price of $0.59 per share. This price was subject to adjustment for stock splits, combination or reclassification of our capital stock, capital issuances below $0.59 per share.



         Interest was payable in shares of our common stock at the lesser of (i) $0.59 and (ii) 90% of the lesser of (a) the average of the daily volume weighted average price of the common stock on the OTC Bulletin Board for the 20 trading days (the "20 VWAPs") immediately prior to the interest payment date or (b) the average of the 20 VWAPs immediately prior to the date the interest payment shares are issued and delivered if after the interest payment date.





         As of May 31, 2004, all of the debentures were converted into 9,559,322 shares of common stock.


         Investors received five-year warrants to purchase up to 2,867,797 shares at $0.71 per share and 2,867,797 shares at $0.83 per share. The warrant exercise prices may be adjusted for stock splits, combination or reclassification of our capital stock, capital issuances below $0.71 or $0.83 per share, as the case may be. The warrants provide for cashless exercise.


         In connection with the sale of the debentures and warrants, we issued warrants to purchase a total of 230,847 shares of common stock at $0.59 per share as compensation.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Nevada Agency and Trust Company. Its address is 50 West Liberty Street, Suite 880, Reno, Nevada 89501, and its telephone number is (775) 322-0626.


                              SELLING STOCKHOLDERS


         This prospectus covers the offer and sale by the selling stockholders of up to 18,049,686 shares of common stock owned on conversion of debentures, payment of interest in shares, or exercise of warrants. All shares issued or to be issued are and will be restricted securities as that term is defined in Rule 144 of the Securities and Exchange Commission, and will remain restricted unless and until such shares are sold pursuant to this prospectus, or otherwise are sold in compliance with Rule 144.


         No stockholder may offer or sell shares of our common stock under this prospectus unless such stockholder has notified us of his or her intention to sell shares of our common stock and the registration statement of which this prospectus is a part has been declared effective by the SEC, and remains effective at the time such selling stockholder offers or sells such shares. We are required to amend the registration statement of which this prospectus is a part to reflect material developments in our business and current financial information. Each time we file a post-effective amendment to our registration statement with the SEC, it must first become effective prior to the offer or sale of shares of our common stock by the selling stockholders.


         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the exercise of warrants is subject to adjustment. To provide for adjustments that may occur in the future, the number of shares covered by this prospectus, and as shown in the table below, has been calculated at 130% of the total number of shares issuable upon exercise of the warrants, as such warrants have been originally issued.




         The common stock covered by this prospectus is to be offered for the account of the following selling stockholders listed below. All material relationships that any security holder has had with us or any of our predecessors or affiliates in the past three years are disclosed in footnotes to the table.

----------------------------------------------------------------------------------------------------------------------
                                                                                                        PERCENT OF
                                                                                  NUMBER OF SHARES      OUTSTANDING
                                          NUMBER OF SHARES    NUMBER OF SHARES    OF COMMON STOCK    SHARES OF COMMON
                                           OF COMMON STOCK    OF COMMON STOCK       OWNED AFTER         STOCK OWNED
                                            BENEFICIALLY     OFFERED HEREUNDER     COMPLETION OF     AFTER COMPLETION
      NAME OF SELLING STOCKHOLDER             OWNED (1)<F1>         (1)<F1>         OFFERING (2)<F2>    OF OFFERING
----------------------------------------------------------------------------------------------------------------------

AS Capital Partners, LLC                          14,444             14,444                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Abacus (C.I.) as trustees of The Distel           66,102             66,102                  -0-            --
Trust
----------------------------------------------------------------------------------------------------------------------
Adams Market Neutral Fund, LLP                    96,100             96,100                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Adams Select Fund, LP                             70,900             70,900                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Advantage Equities Inc.                           10,000             10,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Advantage Partnership L.P.                       875,000            875,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Alexandra Global Master Fund Ltd.              1,400,000          1,400,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Ardour Capital Investments LLC                     1,218              1,218                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Bank Julius Baer & Co                             45,000             45,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Bara Limited                                      36,111             36,111                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Harvey Bayard                                      3,295              3,295                  -0-            --
----------------------------------------------------------------------------------------------------------------------

                                       39

----------------------------------------------------------------------------------------------------------------------
                                                                                                        PERCENT OF
                                                                                  NUMBER OF SHARES      OUTSTANDING
                                          NUMBER OF SHARES    NUMBER OF SHARES    OF COMMON STOCK    SHARES OF COMMON
                                           OF COMMON STOCK    OF COMMON STOCK       OWNED AFTER         STOCK OWNED
                                            BENEFICIALLY     OFFERED HEREUNDER     COMPLETION OF     AFTER COMPLETION
      NAME OF SELLING STOCKHOLDER             OWNED (1)<F1>         (1)<F1>         OFFERING (2)<F2>    OF OFFERING
----------------------------------------------------------------------------------------------------------------------
Karl Bessey                                       15,000             15,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Kirk Birkenfeld                                    7,020              7,020                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Bovaro Partners LLC                               13,771             13,771                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Brighton Capital LTD                              11,700             11,700                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Bristol Investment Fund, Ltd.                     43,333             43,333                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Marc Alan Bruner (3)<F3>                      12,689,371            926,594          11,762,777             19.9%
----------------------------------------------------------------------------------------------------------------------
Cambridge Family Partnership                      14,444             14,444                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Capital Ventures International                    72,222             72,222                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Carrera Investments Limited                    1,512,164          1,458,728              53,436              0.1%
----------------------------------------------------------------------------------------------------------------------
Castle Creek Technology Partners LLC             108,333            108,333                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Notzer Chesed                                     70,000             70,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Choice VII Market Neutral Fund                    13,610             13,610                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Choice Long-Short Fund                            57,100             57,100                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Choice Market Neutral Fund                        42,100             42,100                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Clearview International Inv. Ltd.                  7,222              7,222                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Leonard Cohen                                     35,000             35,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Conestoga Partners LP                             11,700             11,700                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Bill Corbett                                      95,489             95,489                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Cougar Limited                                    10,000             10,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Cranshire Capital, L.P.                           36,111             36,111                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Crescent International Ltd.                      352,800            352,800                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Crestview Capital Fund II, LP                  2,102,542          2,102,542                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Crestview Capital Master, LLC                     92,200             92,200                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Charles B. Crowell                               109,153            109,153                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Charles Crown                                     17,000             17,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Terrence Cush                                     19,500             19,500                  -0-            --
----------------------------------------------------------------------------------------------------------------------
DE Investment & Consulting AG                     45,763             45,763                  -0-            --
----------------------------------------------------------------------------------------------------------------------
DL Family Limited Partnership (4)<F4>          3,000,000          1,000,000           2,000,000              3.4%
----------------------------------------------------------------------------------------------------------------------
Romeo DeBattista                                   7,800              7,800                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Joseph Drescher                                   45,000             45,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Edward and Edna Elbaor Family LP #2               26,900             26,900                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Elliott Associates, L.P.                          28,889             28,889                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Elliott International, L.P.                       43,333             43,333                  -0-            --
----------------------------------------------------------------------------------------------------------------------
First Equity Securities AG                        45,000             45,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Susanna E. Foels                                   6,950              6,950                  -0-            --
----------------------------------------------------------------------------------------------------------------------
GP Management                                     20,000             20,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Generation Capital Associates                     18,571             18,571                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Michael Gomes                                     10,000             10,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Gross Foundation, Inc.                            94,000             94,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Israel Grossman                                    3,666              3,666                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Gryphon Master Fund, LP                          272,283            272,283                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Jean V. Haltom                                    10,000             10,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Roland Hartmann                                   45,000             45,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Lynn H. Hawkins                                   10,000             10,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------

                                       40

----------------------------------------------------------------------------------------------------------------------
                                                                                                        PERCENT OF
                                                                                  NUMBER OF SHARES      OUTSTANDING
                                          NUMBER OF SHARES    NUMBER OF SHARES    OF COMMON STOCK    SHARES OF COMMON
                                           OF COMMON STOCK    OF COMMON STOCK       OWNED AFTER         STOCK OWNED
                                            BENEFICIALLY     OFFERED HEREUNDER     COMPLETION OF     AFTER COMPLETION
      NAME OF SELLING STOCKHOLDER             OWNED (1)<F1>         (1)<F1>         OFFERING (2)<F2>    OF OFFERING
----------------------------------------------------------------------------------------------------------------------
Hazelton Capital Limited                          28,600             28,600                  -0-            --
----------------------------------------------------------------------------------------------------------------------
JRSquared LLC                                     26,000             26,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Michael Jacks                                    176,021            176,021                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Jade Resources Inc.                               66,102             66,102                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Veena Kaila                                        7,222              7,222                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Andy Katz                                         75,000             75,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
John H. Kinzinger                                 10,000             10,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Richard P. Kiphart                               754,237            754,237                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Christoph Kriesi                                  22,500             22,500                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Laconia Capital Corporation                          780                780                  -0-            --
----------------------------------------------------------------------------------------------------------------------
James Ladner                                     134,925            134,925                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Mark Lamb                                          9,425              9,425                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Bruce Lazier                                     110,609            110,609                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Listokin Family Trust                            133,602            133,602                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Lobrano International, S.A.                       10,000             10,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Jason Lyons                                       31,668             31,668                  -0-            --
----------------------------------------------------------------------------------------------------------------------
MarketWise Trading, Inc.                         145,000            145,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Nicholas Mathys                                  278,182            224,746              53,436              0.1%
----------------------------------------------------------------------------------------------------------------------
Veronica McCarthy                                  2,106              2,106                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Cecil Ronald McRay                                10,000             10,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Melton Management Ltd.                            14,444             14,444                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Omicron Master Trust                              72,222             72,222                  -0-            --
----------------------------------------------------------------------------------------------------------------------
OTAPE Investments LLC                             14,444             14,444                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Pioneer Oil, LLC (5)<F5>                       1,900,000            900,000           1,000,000              1.7%
----------------------------------------------------------------------------------------------------------------------
Platinum Partners Value Arbitrage Fund           147,540            147,540                  -0-            --
LP
----------------------------------------------------------------------------------------------------------------------
Michael D. Platt                                  10,000             10,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Reggie Brent Pooley                               10,000             10,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Professional Traders Fund, LLC                    55,714             55,714                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Prosperity International                          50,000             50,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Quaneco, L.L.C. (6)<F6>                          793,220            793,220                  -0-            --
----------------------------------------------------------------------------------------------------------------------
RAB European High Yield Fund Limited           1,322,034          1,322,034                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Norman Rabenstein                                 31,500             31,500                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Realtime Transaction LLC                          10,000             10,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Thomas & Sandra Redding                           10,000             10,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Schaeppi Renato                                   18,571             18,571                  -0-            --
----------------------------------------------------------------------------------------------------------------------
William J. Ritger                                603,390            603,390                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Reuven Rosenberg                                   6,500              6,500                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Shelly Shaffer                                     2,337              2,337                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Gary Shemano                                     219,322            219,322                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Silver Oak Investments                           180,556            180,556                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Michael R. Skinner                                50,000             50,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Spectrum Galaxy Fund Ltd.: re: CM                157,500            157,500                  -0-            --
Market Neutral Fund
----------------------------------------------------------------------------------------------------------------------
Michael L. Sweeney                                 7,250              7,250                  -0-            --
----------------------------------------------------------------------------------------------------------------------

                                       41

----------------------------------------------------------------------------------------------------------------------
                                                                                                        PERCENT OF
                                                                                  NUMBER OF SHARES      OUTSTANDING
                                          NUMBER OF SHARES    NUMBER OF SHARES    OF COMMON STOCK    SHARES OF COMMON
                                           OF COMMON STOCK    OF COMMON STOCK       OWNED AFTER         STOCK OWNED
                                            BENEFICIALLY     OFFERED HEREUNDER     COMPLETION OF     AFTER COMPLETION
      NAME OF SELLING STOCKHOLDER             OWNED (1)<F1>         (1)<F1>         OFFERING (2)<F2>    OF OFFERING
----------------------------------------------------------------------------------------------------------------------
Tradewind Investments                            821,109            674,237             146,872              0.2%
----------------------------------------------------------------------------------------------------------------------
Triumph Securities Corporation                    13,771             13,771                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Kurt von Kleist                                   20,000             20,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Wealth Preservation Defined Benefit Plan          52,881             52,881                  -0-            --
----------------------------------------------------------------------------------------------------------------------
West End Convertible Fund, L.P.                   21,667             21,667                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Kurt Wettenschwiler                               22,500             22,500                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Whalehaven Fund Limited                           14,444             14,444                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Richard Wien                                      45,000             45,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Worthington Growth L.P.                          175,000            175,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Heinz Wurtenberger                                90,000             90,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Catherine H. Wynkoop                              25,000             25,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Linda Margaret Yeats                              66,102             66,102                  -0-            --
----------------------------------------------------------------------------------------------------------------------
Yokim Asset Management Corp.                      70,000             70,000                  -0-            --
----------------------------------------------------------------------------------------------------------------------
TOTAL                                         33,066,207         18,049,686          15,016,521
----------------------------------------------------------------------------------------------------------------------

----------------

(1)<F1> These columns represent the aggregate maximum number of shares that selling stockholders owning warrants can own. To provide for adjustments that may occur in the future, the number of shares covered by this prospectus has been calculated at 130% of the total number of shares issuable upon exercise of these warrants, as such securities have been originally issued.

(2)<F2>  Assumes that all securities registered will be sold.
(3)<F3> Mr. Bruner is our principal shareholder and chairman of our advisory committee.

(4)<F4> The shares reflected as owned by DL Family Limited Partnership were issued as partial consideration for property interests in January 2004.


(5)<F5> Effective September 30, 2002, we entered into a lease acquisition and drilling agreement with Pioneer, which was subsequently amended and extended on several occasions. On December 22, 2003, we purchased Pioneer's position for $1,000,000 in cash and 2,000,000 shares of our common stock. We agreed to register for resale 1,000,000 of these shares. Since April 28, 2004, 100,000 of the shares have been resold. The remaining 1,000,000 shares will be required to be registered for resale if they cannot be sold by Pioneer under Rule 144 under the Securities Act during the 15 trading days after the first anniversary of its acquisition of the shares. We are required, subject to customary suspension periods, to keep the registration statement effective until the earlier of the second anniversary of Pioneer's acquisition of the shares and the time there are no longer any shares of our stock covered by the agreement. Shares of our common stock that are currently held by Pioneer will no longer be subject to the registration rights agreement if they:

         o   are sold under this prospectus;
         o   are distributed to the public under Rule 144 under the Securities
             Act;
         o are otherwise transferred or disposed of, and the certificates evidencing those shares no longer bear legends restricting their transfer; or
         o   cease to be outstanding.

         We are required to enter into underwriting agreements or other customary agreements relating to the distribution of our common stock subject to the agreement, which may require us to participate in a due diligence process and provide customary indemnification and closing documentation. If Pioneer wishes to sell its common stock in an underwritten public offering, the specific underwriting arrangements will be disclosed in a supplement to this prospectus filed with the SEC under Rule 424(b) under the Securities Act,

                                       42

         or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part.


(6)<F6> On August 5, 2003, we entered into a Lease Option and Acquisition Agreement with Quaneco, L.L.C.



                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

   o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

   o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

   o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

   o an exchange distribution in accordance with the rules of the applicable exchange;

   o     privately negotiated transactions;

   o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

   o     a combination of any such methods of sale; and

   o     any other method permitted pursuant to applicable law.


         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices than related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers such shares commissions as described above.


         The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that none of them has any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay all fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


                                  LEGAL MATTERS

         Dill Dill Carr Stonbraker & Hutchings, P.C., Denver, Colorado, has given an opinion on the validity of the securities.


                                     EXPERTS

         We have included the financial statements of the company as of November 30, 2003 and 2002, and for the year ended November 30, 2003, the period from inception (June 18, 2002) to November 30, 2002, and cumulative amounts from inception (June 18, 2002) to November 30, 2003, in reliance upon the report of Wheeler Wasoff, P.C., independent certified public accountants, whose report has been included in this prospectus given upon the authority of that firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         We have been subject to the reporting requirements under federal securities laws since March 2001. We have filed with the SEC a registration statement on Form SB-2 and amendments to the registration statement with respect to the securities offered through this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules that are part of the registration statement. For further information about the securities and us, you should review the registration statement and the exhibits and schedules. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

         You can inspect the registration statement, as well as the exhibits and the schedules, filed with the SEC without charge, at the SEC's office at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. You can also obtain copies of these materials from the SEC's Public Reference Section at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at


                             REPORTS TO STOCKHOLDERS

         We are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports, proxy statements, and other information with the SEC. We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year, proxy statements, and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

                          INDEX TO FINANCIAL STATEMENTS


Unaudited Interim Consolidated Financial Statements - Six Months Ended
May 31, 2004 and 2003
  Consolidated Balance Sheets
    May 31, 2004 (Unaudited) and November 30, 2003...........................F-1



  Consolidated Statements of Operations (Unaudited)
    Six Months ended May 31, 2004 and 2003 and
    Cumulative Amounts from Inception (June 18, 2002) to May 31, 2004........F-2


  Consolidated Statements of Cash Flows (Unaudited)

    Six Months ended May 31, 2004 and 2003 and
    Cumulative Amounts from Inception (June 18, 2002) to May 31, 2004........F-3


  Notes to Consolidated Financial Statements (Unaudited).....................F-5

Financial Statements - November 30, 2003

  Independent Auditor's Report..............................................FF-1

  Consolidated Balance Sheets
    November 30, 2003 and 2002..............................................FF-2

  Consolidated Statement of Operations
    Year Ended November 30, 2003, Period from Inception (June 18, 2002) to November 30, 2002, and Cumulative Amounts from Inception to
    November 30, 2003.......................................................FF-3

  Consolidated Statement of Stockholders' (Deficit)
    Period from Inception (June 18, 2002) to November 30, 2002
    Year ended November 30, 2003............................................FF-4

  Consolidated Statement of Cash Flows
    Year Ended November 30, 2003, Period from Inception (June 18, 2002) to November 30, 2002, and Cumulative Amounts from Inception to
    November 30, 2003.......................................................FF-5

  Notes to Consolidated Financial Statements................................FF-7

                            GALAXY ENERGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS

                                                                         MAY 31, 2004         NOVEMBER 30, 2003
                                                                          (UNAUDITED)
                                     ASSETS

CURRENT ASSETS
     Cash                                                               $     6,487,506        $     2,239,520
     Prepaid and other                                                          178,247                 54,573
                                                                        ---------------        ---------------
         Total Current Assets                                                 6,665,753              2,294,093
                                                                        ---------------        ---------------

OIL AND GAS PROPERTIES                                                       23,208,780              2,799,720
                                                                        ---------------        ---------------

FURNITURE AND EQUIPMENT, NET                                                    115,346                  4,527
                                                                        ---------------        ---------------

OTHER ASSETS
     Deferred financing costs, net                                                    -                547,133
     Other                                                                       14,013                  9,960
                                                                        ---------------        ---------------
                                                                                 14,013                557,093
                                                                        ---------------        ---------------

TOTAL ASSETS                                                            $    30,003,892        $     5,655,433
                                                                        ===============        ===============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable - trade                                           $     1,271,813        $       194,933
     Accounts payable - related                                                 156,453                160,032
     Current portion of notes payable - related                                  57,078                107,632
     Current portion of notes payable                                         1,000,000                      -
     Interest payable                                                            69,555                 74,720
                                                                        ---------------        ---------------
         Total Current Liabilities                                            2,554,899                537,317
                                                                        ---------------        ---------------

ASSET RETIREMENT OBLIGATION                                                     189,981                      -
                                                                        ---------------        ---------------

CONVERTIBLE DEBENTURES, NET (NOTE 4)                                                  -              2,461,611
                                                                        ---------------        ---------------

NOTES PAYABLE - RELATED                                                               -                 21,946
                                                                        ---------------        ---------------

NOTES PAYABLE                                                                 1,600,000                      -
                                                                        ---------------        ---------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
     Preferred stock, $.001 par value
         Authorized - 25,000,000 shares
         Issued - none
     Common stock, $.001 par value
         Authorized - 100,000,000 shares
         Issued and outstanding - 58,817,509 shares (2004)
         and 33,971,503 shares (2003)                                            58,818                 33,972
     Capital in excess of par value                                          34,104,329              6,320,248
     (Deficit) accumulated during the development stage                      (8,504,135)            (3,719,661)
                                                                        ---------------        ---------------
         Total Stockholders' Equity                                          25,659,012              2,634,559
                                                                        ---------------        ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $    30,003,892        $     5,655,433
                                                                        ===============        ===============

                 The accompanying notes are an integral part of
                          these financial statements.

                            GALAXY ENERGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                                  CUMULATIVE FROM
                                                                                                     INCEPTION
                                                      SIX MONTHS ENDED      SIX MONTHS ENDED    (JUNE 18, 2002) TO
                                                        MAY 31, 2004          MAY 31, 2003         MAY 31, 2004

REVENUE                                                $             -       $             -      $            -
                                                       ---------------       ---------------      --------------

COSTS AND EXPENSES
     General and administrative                              1,700,815               870,201           4,936,376
     Abandoned oil and gas properties                                -                     -              65,769
     Depreciation and amortization                             128,350                     -             178,032
                                                       ---------------       ---------------      --------------
                                                             1,829,165               870,201           5,180,177
                                                       ---------------       ---------------      --------------

OTHER EXPENSE
     Interest and financing costs                            2,955,309                     -           3,323,958
                                                       ---------------       ---------------      --------------
                                                             2,955,309                     -           3,323,958
                                                       ---------------       ---------------      --------------

NET (LOSS)                                             $    (4,784,474)      $      (870,201)     $   (8,504,135)
                                                       ===============       ===============      ==============
NET (LOSS) PER COMMON SHARE -
   BASIC AND DILUTED                                   $         (0.10)      $         (0.03)     $        (0.24)
                                                       ===============       ===============      ==============

WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING - BASIC AND DILUTED                   47,985,939            31,172,016          35,424,759
                                                       ===============       ===============      ==============












              The accompanying notes are an integral part of these
                       consolidated financial statements.

                            GALAXY ENERGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                     CUMULATIVE FROM
                                                                    SIX MONTHS       SIX MONTHS      INCEPTION (JUNE
                                                                  ENDED MAY 31,     ENDED MAY 31,     18, 2002) TO
                                                                      2004             2003          MAY 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES
   Net (loss)                                                    $   (4,784,474)   $     (870,201)    $ (8,504,135)
   Adjustments to reconcile net (loss) to net
      cash (used) by operating activities
         Stock for services                                                   -           100,000          264,600
         Stock for services - related                                         -                 -           90,000
         Stock for interest                                              12,075                 -          245,279
         Amortization of discount on convertible debentures           2,312,500                 -        2,605,182
         Amortization of deferred financing costs                       105,248                 -          154,245
         Depreciation expense                                            23,103                 -           23,788
         Abandonment of oil and gas properties                                -                 -           65,769
         Other                                                                -                 -           11,178
   Changes in assets and liabilities
         (Decrease) increase in accounts payable - trade                139,880          (196,476)         120,736
         (Decrease) increase in accounts payable - related               (7,792)                -          152,240
         Increase in interest payable                                    (5,164)                -           69,556
         (Increase) in prepaids and other current assets               (123,674)          (59,025)        (178,247)
         Other                                                           (4,056)                -          (14,016)
                                                                 --------------    --------------     ------------

Net cash (used) by operating activities                              (2,332,354)       (1,025,702)      (4,893,825)
                                                                 --------------    --------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Additions to oil and gas properties                               (7,534,213)         (414,083)      (9,674,022)
   Purchase of furniture and equipment                                 (116,966)             (454)        (122,178)
   Advance to affiliate                                                                   (20,000)         (60,000)
   Cash received upon recapitalization and merger                                               -            4,234
                                                                 --------------    --------------     ------------

Net cash (used) by investing activities                              (7,651,179)         (434,537)      (9,851,966)
                                                                 --------------    --------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from sale of common stock                                15,452,800         1,599,830       17,905,300
   Proceeds from sale of convertible debentures                               -                 -        5,040,000
   Debt and stock offering costs                                     (1,175,781)                -       (1,666,503)
   Payment of note payable - related                                    (72,500)                -          (72,500)
   Proceeds from exercise of warrants                                    27,000                 -           27,000
                                                                 --------------    --------------     ------------

Net cash provided by financing activities                            14,231,519         1,599,830       21,233,297
                                                                 --------------    --------------     ------------

NET INCREASE IN CASH                                                  4,247,986           139,591        6,487,506

CASH, BEGINNING OF PERIODS                                            2,239,500            41,320                -
                                                                 --------------    --------------     ------------
CASH, END OF PERIODS                                             $    6,487,506    $      180,911     $  6,487,506
                                                                 ==============    ==============     ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                            GALAXY ENERGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)
                                   (UNAUDITED)


                                                                                                    CUMULATIVE FROM
                                                                    SIX MONTHS       SIX MONTHS     INCEPTION (JUNE
                                                                  ENDED MAY 31,     ENDED MAY 31,     18, 2002) TO
                                                                       2004             2003          MAY 31, 2004

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION
    Cash paid for interest                                       $     91,697       $         -      $     200,465
                                                                 =============      ============     ==============

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND   FINANCING
ACTIVITIES
   Debt incurred for oil and gas properties                      $  2,600,000       $         -      $   3,646,000
                                                                 =============      ============     ==============
   Stock issued for services                                     $          -       $   100,000      $     345,600
                                                                 =============      ============     ==============
   Stock issued for debt                                         $     12,075       $   233,204      $     245,279
                                                                 =============      ============     ==============
   Stock issued for convertible debt                             $  5,640,000       $         -      $   5,640,000
                                                                 =============      ============     ==============
   Warrants issued for offering and financing costs              $  1,058,103       $         -      $   1,165,681
                                                                 =============      ============     ==============
   Discount on convertible debentures issued                     $          -       $         -      $   3,471,071
                                                                 =============      ============     ==============
   Conversion of interest to debt                                $          -       $         -      $      11,178
                                                                 =============      ============     ==============
   Stock issued for subsidiary - related                         $          -       $         -      $    (202,232)
                                                                 =============      ============     ==============
   Stock issued for oil and gas properties                       $  9,149,600       $         -      $   9,149,600
                                                                 =============      ============     ==============














              The accompanying notes are an integral part of these
                       consolidated financial statements.

                            GALAXY ENERGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


The accompanying interim financial statements of Galaxy Energy Corporation are unaudited. In the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for the periods ended May 31, 2004 are not necessarily indicative of the operating results for the entire year.

We have prepared the financial statements included herein pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. We believe the disclosures made are adequate to make the information not misleading and recommend that these condensed financial statements be read in conjunction with the financial statements and notes included in our Form 10-KSB for the year ended November 30, 2003.

Galaxy Energy Corporation (formerly Galaxy Investments, Inc.) (the "Company") was incorporated under the laws of the State of Colorado on December 17, 1999, for the purpose of acquiring and developing mineral properties. On November 13, 2002, the Company completed an Agreement and Plan of Reorganization (the "Agreement") whereby it issued 20,997,058 shares of its common stock to acquire all of the shares of Dolphin Energy Corporation ("Dolphin"), a private corporation incorporated on June 18, 2002, under the laws of the State of Nevada. The Company was a public company and had no operations prior to entering into the Agreement. Dolphin, an independent energy company engaged in the exploration, development and acquisition of crude oil and natural gas reserves in the western United States, is considered a development stage company as defined by Statement of Financial Accounting Standards (SFAS) No. 7. Dolphin was an exploration stage oil and gas company and had not earned any production revenue, nor found proved resources on any of its properties. Dolphin's principal activities had been raising capital through the sale of its securities and identifying and evaluating potential oil and gas properties.

As a result of this transaction, Dolphin became a wholly owned subsidiary of the Company. Since this transaction resulted in the former shareholders of Dolphin acquiring control of the Company, for financial reporting purposes the business combination was accounted for as an additional capitalization of the Company (a reverse acquisition with Dolphin as the accounting acquirer).

On June 2, 2003, the Company completed a Share Exchange Agreement whereby it issued 1,951,241 shares of its common stock to acquire all the shares of Pannonian International, Ltd. ("Pannonian"), a related entity. Pannonian is a private corporation incorporated on January 18, 2000, under the laws of the State of Colorado. The shares issued were valued at the predecessor cost of the net assets of Pannonian acquired. Pannonian is an independent energy company engaged in the exploration, development and acquisition of crude oil and natural gas reserves in Europe and is considered a development stage company as defined by SFAS 7. Pannonian had not earned any production revenue, nor found proved resources on any of its properties. As a result of the June 2, 2003 transaction, Pannonian became a wholly owned subsidiary of the Company.

                            GALAXY ENERGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION

         The accompanying consolidated financial statements at November 30, 2003 include the Company for the period from November 13, 2002 to November 30, 2003, its wholly owned subsidiaries, Dolphin, for the period from June 18, 2002 to November 30, 2003, and Pannonian, for the period from June 2, 2003 to November 30, 2003. For the three and six months ended May 31, 2003 the consolidated financial statements include the Company and Dolphin. For the three and six months ended May 31, 2004, the consolidated financial statements include the Company, Dolphin and Pannonian for the entire period. All significant intercompany transactions have been eliminated upon consolidation.

         OIL AND GAS PROPERTIES

         The Company utilizes the full cost method of accounting for oil and gas activities. Under this method, subject to a limitation based on estimated value, all costs associated with property acquisition, exploration and development, including costs of unsuccessful exploration, are capitalized within a cost center. No gain or loss is recognized upon the sale or abandonment of undeveloped or producing oil and gas properties unless the sale represents a significant portion of oil and gas properties and the gain significantly alters the relationship between capitalized costs and proved oil and gas reserves of the cost center. Depreciation, depletion and amortization of oil and gas properties are computed on the units of production method based on proved reserves. Amortizable costs include estimates of future development costs of proved undeveloped reserves.

         Capitalized costs of oil and gas properties may not exceed an amount equal to the present value, discounted at 10%, of the estimated future net cash flows from proved oil and gas reserves plus the cost, or estimated fair market value, if lower, of unproved properties. Should capitalized costs exceed this ceiling, an impairment is recognized. The present value of estimated future net cash flows is computed by applying year end prices of oil and natural gas to estimated future production of proved oil and gas reserves as of year end, less estimated future expenditures to be incurred in developing and producing the proved reserves and assuming continuation of existing economic conditions. As of May 31, 2004, the Company has no proved reserves or production; however, the Company is in the process of completing and hooking up a number of wells and believes sufficient data will be developed by the end of the fiscal year to enable the Company to record proved reserves.

         In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS 141, "Business Combinations," which requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. In July 2001, the FASB issued SFAS 142, "Goodwill and Other Intangible Assets," which discontinues the practice of amortizing goodwill and indefinite lived intangible assets and initiates an annual review for impairment. Intangible assets with a determinable useful life will continue to be amortized over that period. The oil and gas industry is currently discussing the appropriate balance sheet classification of oil and gas mineral rights held by lease or contract. The Company classifies these assets as a component of oil and gas properties in accordance with the full cost method of accounting for oil and gas activities and common industry practice. There is also a view that these mineral rights are intangible assets as defined in SFAS 141, "Business Combinations", and, therefore, should be classified separately on the balance sheet as intangible assets.

                            GALAXY ENERGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         The Company did not change or reclassify contractual mineral rights included in oil and gas properties on the balance sheet upon adoption of SFAS 141. The Company believes its current accounting of such mineral rights, as part of oil and gas properties is appropriate under the full cost method of accounting. However, if the accounting for mineral rights held by lease or contract is ultimately changed so that costs associated with mineral rights not held under fee title and pursuant to the guidelines of SFAS 141 are required to be classified as long term intangible assets, then the reclassified amount as of May 31, 2004 and November 30, 2003, respectively, would be approximately $21,947,000 and $2,800,000, respectively. Management does not believe that the ultimate outcome of this issue will have a significant impact on the Company's cash flows, results of operations or financial condition.

         PROPERTY AND EQUIPMENT

         Furniture and equipment is recorded at cost. Depreciation is to be provided by use of the straight-line method over the estimated useful lives of the related assets of three to five years. Expenditures for replacements, renewals, and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Long-lived assets, other than oil and gas properties, are evaluated for impairment to determine if current circumstances and market conditions indicate the carrying amount may not be recoverable. The Company has not recognized any impairment losses on non-oil and gas long-lived assets.

         Depreciation expense of $4,811 and $6,147 was recorded for the three and six months ended May 31, 2004, respectively.

         REVENUE RECOGNITION

         The Company will recognize oil and gas revenues from its interests in producing wells as oil and gas is produced and sold from these wells.

         IMPAIRMENT

         The Company has adopted SFAS 144, "Accounting for the Impairment and Disposal of Long-Lived Assets," which requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Oil and gas properties accounted for using the full cost method of accounting, a method utilized by the Company, are excluded from this requirement, but will continue to be subject to the ceiling test limitations.

                            GALAXY ENERGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         INCOME TAXES

         The Company has adopted the  provisions  of SFAS 109,  "Accounting  for
         Income Taxes." SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         The oil and gas industry is subject, by its nature, to environmental hazards and clean-up costs. At this time, management knows of no substantial costs from environmental accidents or events for which the Company may be currently liable. In addition, the Company's oil and gas business makes it vulnerable to changes in wellhead prices of crude oil and natural gas. Such prices have been volatile in the past and can be expected to be volatile in the future. By definition, proved reserves are based on current oil and gas prices and estimated reserves. Price declines reduce the estimated quantity of proved reserves and increase annual amortization expense (which is based on proved reserves).

         (LOSS) PER COMMON SHARE

         Basic (loss) per share is based on the weighted average number of common shares outstanding during the period. Diluted (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Options, warrants and convertible debentures are excluded from the computation of diluted loss per share, as the effect of the assumed exercises was antidilutive.

                            GALAXY ENERGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         ASSET RETIREMENT OBLIGATION

         In 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement requires companies to record the present value of obligations associated with the retirement of tangible long-lived assets in the period in which it is incurred. The liability is capitalized as part of the related long-lived asset's carrying amount. Over time, accretion of the liability is recognized as an operating expense and the capitalized cost is depreciated over the expected useful life of the related asset. The Company's asset retirement obligations relate primarily to the plugging, dismantlement, removal, site reclamation and similar activities of its oil and gas properties. Prior to adoption of this statement, such obligations were accrued ratably over the productive lives of the assets through its depreciation, depletion and amortization for oil and gas properties without recording a separate liability for such amounts.

         During the six months ended May 31, 2004, the Company acquired working interests in a total of 110 natural gas wells. Even though the Company has no proved reserves as of May 31, 2004, it adopted the provisions of SFAS 143 to record an asset retirement obligation associated with the wells it owned as of that date. Depreciation of the related asset, and accretion of the asset retirement obligation, has been calculated using the Company's estimate of the life of the wells held at May 31, 2004 based upon comparable wells in the area. As a result of the adoption of SFAS 143, total assets and total liabilities increased $183,519. The amounts recognized upon adoption are based upon numerous estimates and assumptions, including future retirement costs, future recoverable quantities of oil and gas, future inflation rates and the credit-adjusted risk-free interest rate. As of May 31, 2004 the ARO asset, after depreciation, was $173,025, and the asset retirement obligation after accretion of unamortized discount, was $189,981. Depreciation expense of $10,494 and accretion expense of $6,462 has been included in depreciation and amortization in the Consolidated Statement of Operations for the three and six month periods ended May 31, 2004.

         SHARE BASED COMPENSATION

         In October 1995, the FASB issued SFAS 123, Accounting for Stock-Based Compensation, effective for fiscal years beginning after December 15, 1995. This statement defines a fair value method of accounting for employee stock options and encourages entities to adopt that method of accounting for its stock compensation plans. SFAS 123 allows an entity to continue to measure compensation costs for these plans using the intrinsic value based method of accounting as prescribed in Accounting Pronouncement Bulletin Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). The Company has elected to continue to account for its employee stock compensation plans as prescribed under APB 25. Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method prescribed in SFAS 123, the Company's net (loss) and (loss) per share would have been adjusted to the pro forma amounts indicated below.

                            GALAXY ENERGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                                                                                                         Cumulative
                                             Three months ended              Six months ended          from inception
                                                  May 31,                        May 31,               (June 18, 2002)
                                              2004         2003              2004           2003        to May 31, 2004
                                         ---------------------------  ------------------------------- ------------------

         Net (loss) as reported          $ (3,348,128)  $   (441,585) $ (4,784,474)   $    (870,201)   $  (8,504,135)

         Deduct: stock based
                 compensation cost
                 under SFAS 123              (485,492)             -      (485,492)               -         (485,492)
                                         ---------------------------  ------------------------------- ------------------
                Pro forma net (loss)       (3,833,620)  $   (441,585) $ (5,269,966)   $    (870,201)   $  (8,989,627)
                                         ===========================  =============================== ==================

         Pro forma basic and
         diluted net income per
         share

         Pro forma shares used in
         the calculation of pro forma
         net income per common share
         basic and diluted                 53,222,289     30,885,226    47,985,939       31,172,016       35,424,759
         Reported net income per
         common share basic and
         diluted                         $      (0.06)  $      (0.01) $      (0.10)   $       (0.03)   $       (0.24)
         Pro forma net income per
         common share basic and
         diluted                         $      (0.07)  $      (0.01) $      (0.11)   $       (0.03)   $       (0.25)


         Pro forma information regarding net income is required by SFAS 123. The value of options granted were estimated using the Black-Scholes valuation model. The following weighted average assumptions were used for the three and six month period ended May 31, 2004

         Volatility                                79% to 104%
         Expected life of
         options (in years)                                 10
         Dividend Yield                                  0.00%
         Risk free interest rate                 2.0% to 4.75%

         CASH EQUIVALENTS

         For purposes of reporting cash flows, the Company considers as cash equivalents all highly liquid investments with a maturity of three months or less at the time of purchase. On occasion, the Company may have cash in banks in excess of federally insured amounts.

                            GALAXY ENERGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

         CONCENTRATION OF CREDIT RISK

         Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash. The Company maintains cash accounts at two financial institutions. The Company periodically evaluates the credit worthiness of financial institutions, and maintains cash accounts only in large high quality financial institutions.

         FAIR VALUE

         The carrying amount reported in the balance sheet for cash, prepaids, and accounts payable and accrued liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments.

         Based upon the borrowing rates currently available to the Company for loans with similar terms and average maturities, the fair value of long-term debt approximates its carrying value.


NOTE 2 - OIL AND GAS PROPERTIES

         At May 31, 2004, the Company's oil and gas properties consist of undeveloped oil and gas leases and interest in 110 natural gas wells in various stages of completion. The Company has no proved reserves as of that date.

         WYOMING

         In September 2002, the Company entered into an agreement for the acquisition of undeveloped oil and gas leases with Pioneer Oil, LLC, a Montana limited liability company. Under the terms of the agreement, for an initial cash payment of $100,000, the Company was entitled to earn a 100% working interest and a 78% net revenue interest in oil and gas leases covering 15,657 acres in the Powder River Basin near Leiter, Wyoming. The agreement required the Company to make an additional payment of $1,650,000 and to deposit the estimated cost to drill and complete 30 pilot wells, into an escrow account. During the year ended November 30, 2003, the Company negotiated term extensions with Pioneer and made an additional payment of $100,000 to Pioneer. On December 22, 2003, the Company purchased Pioneer's interest in the subject leases for $1,000,000 cash and 2,000,000 shares of common stock. By purchasing Pioneer's position, the Company is the lessee under the leases and the owner of the five natural gas wells on the leases. These wells were drilled in late 2001, have been equipped with downhole production pumps, and one coal zone is partially dewatered. The leases had required the drilling of 60 wells by March 9, 2004; however, by the terms of an agreement dated March 10, 2004 the drilling requirement was extended to October 10, 2004. As consideration for the agreement the Company deposited $150,000, into an escrow account to be refunded if the Company fulfills the drilling requirement by October 10, 2004. If the Company is unable meet this drilling obligation by October 10, 2004, the Company will forfeit the $150,000, but retain ownership in wells drilled as of that date. This amount is included in oil and gas properties.

         On January 15, 2004, the Company entered into an agreement with DAR, LLC, ("DAR") a Wyoming limited liability company, to acquire certain oil and gas leases (the "Continental acreage") in the Powder River Basin of Wyoming for approximately $2,764,000 in cash and debt and 3,000,000 shares of the Company's common stock.

                            GALAXY ENERGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 2 - OIL AND GAS PROPERTIES (CONTINUED)

         On March 23, 2004 the Company completed the acquisition of an additional 35% working interest in the Continental acreage. These interests, acquired from a group of seven individuals and companies, cover 3,200 gross acres. The Company paid $592,500 for these leases.

         On April 13, 2004 the Company entered into an agreement with an individual to increase its working interest by an average of 50% in 8,950 gross acres of the Continental acreage. The acquisition price for the additional working interest was $300,000 in cash and 360,000 shares of the Company's common stock, valued at the market price as of closing, $2.63 per share.

         On April 30, 2004 the Company acquired various working interests in approximately 27,000 net acres adjacent to, and in the vicinity of, the Continental acreage. The acquisition price for these new interests was $739,550.

         On June 16, 2004 the Company entered into a letter of intent to acquire 4,400 acres of oil and gas leases in Campbell and Converse Counties. Under the terms of the agreement, the Company has committed to pay 100% of the cost to drill twelve wells on the acreage, to earn a 50% interest in those wells along with a 50% working interest in nine existing wells, seven of which have been completed. The Company has paid the seller $100,000 and has the right to acquire for an additional $1,900,000 payable no later than November 1, 2004, a 90% working interest in the entire 4,400 acres including all wells on the property.

         MONTANA

         On  August  5,  2003,  the  Company  entered  into a Lease  Option  and
         Acquisition Agreement with Quaneco, L.L.C. ("Quaneco"), a privately held oil and gas company operating primarily in the Rocky Mountain region. Under the terms of the agreement, the Company has an option to acquire up to 50% of Quaneco's working interest in oil and gas leases covering approximately 206,000 gross acres in Montana, and an option to earn an undivided 25% interest in up to one hundred twenty-eight (128) drilling locations by paying its proportionate share of costs to drill wells on such locations. The purchase price of the option is $6,625,000. As of May 31, 2004, $3,387,500 of the purchase price has been paid by the Company, $2,787,500 in cash and $600,000 in convertible Debentures issued on September 24, 2003. The balance of the purchase price is due in installments as follows: $1,656,250 on September 1, 2004 and $1,581,250 on December 1, 2004.

         TEXAS

         Under the terms of an agreement executed March 6, 2003, the Company is engaged in an ongoing leasing program with Harbor Petroleum LLC ("Harbor") and Florida Energy, Inc. ("Florida") (both related parties) for the acquisition of oil, gas and mineral leases in Rusk and Nacogdoches Counties in the State of Texas. Under the terms of the agreement, Harbor and Florida will each retain a 1% overriding royalty interest in the acquired leases, including those leases acquired as of the date of the agreement. However, with respect to 400 contiguous acres designated by Florida Energy, Florida Energy shall have a 3.125% overriding royalty interest instead of a 1% overriding royalty interest.

                            GALAXY ENERGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 2 - OIL AND GAS PROPERTIES (CONTINUED)

         OTHER

         The Company, through its acquisition of Pannonian, acquired an interest in a concession agreement in the Jiu Valley Coal Basin in Romania. The terms of the concession require the holder to expend a minimum amount for exploratory work on the concession or pay an equivalent amount to the government of Romania. The Company has met the minimum required expenditure for the concession year ending in October 2004.

         In December 2003, Pannonian, together with two unrelated privately held oil and gas companies, was granted an exploration permit to explore for natural resources within the 149,435 acres Neues Bergland permit area in Germany. The permit has a three-year term and requires the drilling of a test borehole during 2004 to maintain the permit.

         Effective October 1, 2002, the Company entered into a Coal Bed Methane Participation Agreement ("CBM Agreement") with Horizon Exploitation, Inc. ("Horizon") which potentially provided for funding of the development of certain of the Company's leasehold interests in Wyoming and established an AMI (Area of Mutual Interest) in the Powder River Basin located in Wyoming and Montana for future projects. The CBM Agreement expired, and the Company is in the process of negotiating a new agreement with Horizon.

NOTE 3 - NOTES PAYABLE

         On January 15, 2004, the Company entered into a Purchase and Sale Agreement with DAR, LLC, a Wyoming limited liability company to acquire certain oil and gas leases in the Powder River Basin area of Wyoming. Under the terms of the Agreement, the Company paid $163,655 in cash, issued 3,000,000 shares of common stock, valued at $1.80 per share, and executed a promissory note for $2,600,000, with interest payable at 6% per annum. The promissory note requires payments of $1,000,000 on January 15, 2005, and $1,600,000 on June 24, 2005.

         At May 31, 2004 and November 30, 2003, notes payable consists of the following:

                                                                                   May 31,     November 30,
                                                                                     2004          2003
         Payable to Florida Energy,
              Due March 7, 2004, Interest rate - 7.5%                      $          --         $  50,000
         Payable to the President of Pannonian
              Due February 5, 2005, Interest rate 10%                             39,946            39,946
         Payable to a company wholly owned by the
         President of Pannonian
              Due August 1, 2004, Interest rate 6.5%                              17,132            17,132
              Due October 5, 2001, Interest rate 15%                                   -            10,000
              Due November 29, 2001, Interest rate 15%                                 -            10,000
              Due January 12, 2002, Interest rate 15%                                  -             2,500
         Payable to DAR, LLC                                                   2,600,000                -
                                                                            ------------         ---------
                                                                               2,657,078           129,578
         Less current portion                                                 (1,057,078)         (107,632)
                                                                            ------------         ---------
         Long term portion                                                    $1,600,000         $  21,946
                                                                            ============         =========

                            GALAXY ENERGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 4 - CONVERTIBLE DEBENTURES

         In October 2003, the Company completed a private offering of Secured Convertible Debentures and Warrants (the "Debentures"). Gross proceeds from the offering were $5,640,000 ($5,040,000 in cash (including $200,000 from a founder\shareholder of the Company) and $600,000 as partial consideration for oil and gas properties). The debentures pay interest at 7% per annum, mature two years from the date of issue, are secured by substantially all the Company's assets (subject to an agreement to subordinate in favor of a senior bank lender), and are convertible into shares of the Company's common stock based on a conversion price of $0.59 per share. Debenture purchasers received warrants to purchase 2,867,797 shares of the Company's common stock at an exercise price of $0.71 per share, and 2,867,797 shares at an exercise price of $0.83 per share, for a period of five years (the "debenture warrants").

         In accordance with Emerging Issues Task Force Issue No. 98-5 ("EITF 98-5"), "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", and EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments", the Company recognizes the advantageous value of conversion rights attached to convertible debt and warrants. Such rights give the debenture holder the ability to convert debt into common stock and exercise warrants at a price per share that is less than the trading price to the public on the day of issuance. The beneficial value is calculated as the intrinsic value (the market price of the stock at the commitment date in excess of the conversion price) of the beneficial conversion feature of debentures and is recorded as a discount to the related debt and an addition to capital in excess of par value. The discount is amortized over the outstanding period of the related debt using the interest method.

         The fair value of the debenture warrants was estimated as of the issue date under the Black-Scholes pricing model, with the following assumptions: common stock based on a market price of $.63 and $.80 per share, zero dividends, expected volatility of 46% and 55%, risk free interest rate of 3.125% and expected life of five years. The fair value of the debenture warrants of $1,823,211, resulted in a discount to the debentures of $1,178,417, and a beneficial conversion feature to the debentures of $2,292,654. The beneficial conversion feature reflects the fact the market price of the Company's common stock exceeded the conversion price of the debentures as of the respective issue dates. The resulting discount attributable to the debenture warrants and the beneficial conversion feature of the debentures aggregating $3,471,071 has been recorded as a discount to the debentures and is being amortized over the term of the debentures. Amortization of the discount of $244,113 and $640,874 is included in interest expense for the three and six months ended May 31, 2004.

         During the six months ended May 31, 2004, all investors converted their debentures into 9,558,332 shares of common stock in accordance with the terms of the Securities Purchase Agreement. On the dates of conversion, the unamortized discount on those debentures attributable to the fair value of the debenture warrant, $865,989, was credited to capital in excess of par value. The unamortized discount of the beneficial conversion feature, $1,671,627 was recognized as interest expense. At the time of conversion, certain investors elected to convert interest accrued through the conversion date into shares of common stock, rather than receive cash payments of such interest. During the six months ended May 31, 2004, $12,075 of accrued interest was converted into 20,466 shares of common stock.

                            GALAXY ENERGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 4 - CONVERTIBLE DEBENTURES (CONTINUED)

         Deferred financing costs associated with the debentures were amortized through the dates of conversion of the debentures into common stock. As of the conversion dates the remaining unamortized balance of deferred financing costs was credited to capital in excess of par value in the amounts of $338,356 and $441,886 for the three and six month periods ended May 31, 2004.

         During the six months ended May 31, 2004 the registration statement covering the resale of common stock underlying the debentures was declared effective by the Securities and Exchange Commission. Because the Company did not meet the deadline for registration of the common stock to become effective as required by the Securities Purchase Agreement, the Company was required to pay liquidated damages to investors in the amount of $404,000. This amount was recorded as interest and financing costs during the three months ended May 31, 2004.

         The placement agents for the debentures received warrants to purchase 230,847 shares of the Company's common stock at an exercise price of $.59 per share for a term of 5 years from the date of grant. The $107,758 fair value of the warrants was estimated at the grant date under the Black-Scholes pricing model.

NOTE 5 - STOCKHOLDERS' EQUITY

         During the six months ended May 31, 2004 the Company issued shares of its common stock as follows:
            o 360,000 shares for partial consideration of acquired oil and gas properties at $2.63 share
            o 8,033,898 shares upon conversion of $4,740,000 of convertible debentures at a conversion price of $.59 per share
            o   20,466 shares upon conversion of $12,075 of accrued  interest on convertible debentures at a conversion price of $.59 per share
            o   371,206 shares issued in conjunction with the cashless  exercise of 508,475 Series "A" warrants associated with the convertible debentures dated September 24, 2003
            o 348,005 shares issued in conjunction with the cashless exercise of 508,475 Series "B" warrants associated with the convertible debentures dated October 3, 2003
            o 45,763 shares for cash of $.59 per share upon conversion of warrants issued to placement agents of the convertible debentures
            o   2,503,571 shares for cash at $1.40 per share
            o 2,000,000 shares for partial consideration of acquired oil and gas properties at $1.40 per share
            o 3,000,000 shares for partial consideration of acquired oil and gas properties at $1.80 per share
            o   6,637,671 shares for cash of $1.80 per share
            o 1,525,424 shares upon conversion of $900,000 of convertible debentures at $.59 per share

         Common stock issued for oil and gas properties was valued at the market price on the closing date of the transaction, or at the price per share of the private placement sold for cash that took place at the time of the transaction.

                            GALAXY ENERGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 5 - STOCKHOLDERS' EQUITY (CONTINUED)

         During the six months ended May 31, 2004 the registration statement covering the resale of common stock sold in the December 2003 private placement was declared effective by the Securities and Exchange
         Commission. Because the Company did not meet the deadline for registration of the common stock to become effective, as required by the Securities Purchase Agreement, the Company was required to pay liquidated damages to investors in the amount of $35,050. This amount was recorded as interest and financing costs during the six months ended May 31, 2004.

         WARRANTS

         In connection with sales of common stock in December 2003 and January 2004, the Company issued warrants to purchase 500,715 shares of common stock at $2.71 per share, and 1,327,535 shares of common stock at $4.05 per share to purchasers of the stock, and issued warrants to purchase 105,166 and 358,435 shares of common stock at $1.40 and $1.80 per share, respectively, to placement agents for the issue.

         During the six months ended May 31, 2004, a holder of the warrants issued with the convertible debentures, exercised their warrants. An aggregate 719,211 shares of common stock were issued upon exercise in accordance with the cashless exercise provisions of the Securities Purchase Agreement.

NOTE 6 - STOCK OPTION PLAN

         In May 2003, the Company adopted the 2003 Stock Option Plan (the "Plan"). Under the Plan, stock options may be granted at an exercise price not less than the fair market value of the Company's common stock at the date of grant. Options may be granted to key employees and other persons who contribute to the success of the Company. The Company has reserved 3,500,000 shares of common stock for the plan.

         In March and April 2004, the Company granted each of the Company's four outside directors options to each to purchase 60,000 shares of the Company's common stock for a term of 10 years at the closing price of common stock as of the date of grant. The options were vested upon grant.

         On April 6, 2004, the Company granted certain employees options to purchase a total of 2,350,000 shares of the Company's common stock for term of 10 years at the closing price of the common stock as of the date of grant. The options vest over a 5 year period.

         On April 28, 2004, the Company granted two consultants options to purchase a total of 300,000 shares of the Company's common stock over a term of 10 years at the closing price of the common stock as of the date of grant. The options vest over terms of up to 5 years. The options were valued utilizing the Black-Scholes valuation model. At May 31, 2004 no options were vested.

         As of May 31, 2003, options to purchase 610,000 shares of the Company's common stock were available to be granted pursuant to the stock option agreement.

                          INDEPENDENT AUDITOR'S REPORT


To The Board of Directors and Stockholders
Galaxy Energy Corporation


We have audited the accompanying consolidated balance sheets of Galaxy Energy Corporation (formerly Galaxy Investments, Inc.) (a development stage company) as of November 30, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year ended November 30, 2003, for the period from inception (June 18, 2002) to November 30, 2002 and cumulative amounts from inception (June 18, 2002) to November 30, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Galaxy Energy Corporation as of November 30, 2003 and 2002, and the results of its operations and its cash flows for the year ended November 30, 2003, for the period from inception (June 18, 2002) to November 30, 2002 and cumulative amounts from inception (June 18, 2002) to November 30, 2003 in conformity with accounting principles generally accepted in the United States of America.





                                     /s/ WHEELER WASOFF, P.C.

                                     Wheeler Wasoff, P.C.


Denver, Colorado
February 24, 2004

                            GALAXY ENERGY CORPORATION
                       (FORMERLY GALAXY INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                           NOVEMBER 30, 2003 AND 2002

                                                                             2003                    2002
                                     ASSETS

CURRENT ASSETS
   Cash                                                               $     2,239,520        $        41,320
   Prepaid and other                                                           54,573                      -
                                                                      ----------------       ----------------
       Total Current Assets                                                 2,294,093                 41,320
                                                                      ----------------       ----------------

UNDEVELOPED OIL AND GAS ASSETS                                              2,799,720                873,797
                                                                      ----------------       ----------------

FURNITURE AND EQUIPMENT, NET                                                    4,527                  3,247
                                                                      ----------------       ----------------

OTHER ASSETS
   Deferred financing costs, net                                              547,133                      -
   Due from Pannonian International Ltd.                                            -                 25,000
   Other                                                                        9,960                 10,975
                                                                      ----------------       ----------------
                                                                              557,093                 35,975
                                                                      ----------------       ----------------

TOTAL ASSETS                                                          $     5,655,433        $       954,339
                                                                      ================       ================

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable - trade                                           $       194,933        $       425,032
   Accounts payable - related                                                 160,032                233,204
   Current portion of notes payable - related                                 107,632                      -
   Interest payable                                                            74,720                      -
   Property purchase payable                                                        -                396,000
                                                                      ----------------       ----------------
       Total Current Liabilities                                              537,317              1,054,236
                                                                      ----------------       ----------------

CONVERTIBLE DEBENTURES, NET (NOTE 5)                                        2,461,611                      -
                                                                      ----------------       ----------------

NOTES PAYABLE - RELATED                                                        21,946                 50,000
                                                                      ----------------       ----------------
COMMITMENTS AND CONTINGENCIES (NOTES 3, 11 AND 12)

STOCKHOLDERS' EQUITY (DEFICIT)
   Preferred stock, $.001 par value
       Authorized - 25,000,000 shares
       Issued - none
   Common stock, $.001 par value
       Authorized - 100,000,000 shares
       Issued and outstanding - 33,971,503 shares (2003)
       and 30,025,058 shares (2002)                                            33,972                 30,025
   Capital in excess of par value                                           6,320,248                960,144
   (Deficit) accumulated during the development stage                      (3,719,661)            (1,140,066)
                                                                      ----------------       ----------------
       Total Stockholders' Equity (Deficit)                                 2,634,559               (149,897)
                                                                      ----------------       ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                  $     5,655,433        $       954,339
                                                                      ================       ================


   The accompanying notes are an integral part of these financial statements.

                            GALAXY ENERGY CORPORATION
                       (FORMERLY GALAXY INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                              PERIOD FROM         CUMULATIVE FROM
                                                                          INCEPTION (JUNE 18,        INCEPTION
                                                         YEAR ENDED             2002) TO        (JUNE 18, 2002) TO
                                                     NOVEMBER 30, 2003     NOVEMBER 30, 2002     NOVEMBER 30, 2003

REVENUE                                              $             -       $             -       $             -
                                                     ----------------      ----------------      ----------------
COSTS AND EXPENSES
   General and administrative                              2,095,495             1,140,066             3,235,561
   Abandoned oil and gas properties                           65,769                     -                65,769
   Depreciation and amortization                              49,682                     -                49,682
                                                     ----------------      ----------------      ----------------
                                                           2,210,946             1,140,066             3,351,012
                                                     ----------------      ----------------      ----------------

OTHER EXPENSE
   Interest                                                  368,649                     -               368,649
                                                     ----------------      ----------------      ----------------
                                                             368,649                     -               368,649
                                                     ----------------      ----------------      ----------------

NET (LOSS)                                           $    (2,579,595)      $    (1,140,066)      $    (3,719,661)
                                                     ================      ================      ================

NET (LOSS) PER COMMON SHARE -
   BASIC AND DILUTED                                 $         (0.08)      $         (0.04)      $         (0.12)
                                                     ================      ================      ================

WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING - BASIC AND DILUTED                 32,391,981            27,837,822            31,036,140
                                                     ================      ================      ================














        The accompanying notes are an integral part of these consolidated financial statements.

                            GALAXY ENERGY CORPORATION
                       (FORMERLY GALAXY INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
           PERIOD FROM INCEPTION (JUNE 18, 2002) TO NOVEMBER 30, 2002
                        AND YEAR ENDED NOVEMBER 30, 2003


                                                                                                        (DEFICIT)
                                                                                                       ACCUMULATED
                                                                                    CAPITAL IN         DURING THE
                                                            COMMON STOCK            EXCESS OF          DEVELOPMENT
                                                         SHARES        AMOUNT       PAR VALUE             STAGE

BALANCE, JUNE 18, 2002 (INCEPTION)                             -     $       -     $          -       $           -

  Issuance of common stock for
    services at $.05 per share                         4,000,000         4,000          196,000                   -
  Sale of common stock for cash at:
    $.001 per share                                   11,500,000        11,500                -                   -
    $.02 per share                                       500,000           500            9,500                   -
    $.05 per share                                     3,000,000         3,000          147,000                   -
    $.34 per share                                     1,997,058         1,997          677,003                   -
  Recapitalization of shares
    issued prior to merger                             9,028,000         9,028          (69,359)                  -
  Net (loss)                                                   -             -                -          (1,140,066)
                                                     -----------     ---------     -------------      --------------

BALANCE, NOVEMBER 30, 2002                            30,025,058        30,025          960,144          (1,140,066)

  Issuance of common stock for
    cash at $1.00 per share                            1,602,000         1,602        1,600,398                   -
  Costs of offering                                            -             -           (2,170)                  -
  Issuance of common stock for  services at:
    $1.00 per share                                       10,000            10            9,990                   -
    $.91 per share                                        60,000            60           54,540                   -
  Issuance of common stock to related party
    upon conversion of outstanding debt
    at $1.00 per share                                   233,204           233          232,971                   -
  Issuance of common stock to related party
    for services at $1.00 per share                       90,000            90           89,910                   -
  Issuance of common stock to acquire
    Subsidiary                                         1,951,241         1,952         (204,184)                  -
  Discount on convertible debentures due to
    issuance of detachable warrants and
    beneficial conversion feature                              -             -        3,471,071                   -
  Warrants issued to placement agent in
    connection with convertible debenture
    offering                                                   -             -          107,578                   -
  Net (loss)                                                   -             -               -           (2,579,595)
                                                     -----------     ---------     -------------      --------------
BALANCE, NOVEMBER 30, 2003                            33,971,503     $  33,972     $  6,320,248       $  (3,719,661)
                                                     ===========     =========     =============      ==============


        The accompanying notes are an integral part of these consolidated financial statements.

                            GALAXY ENERGY CORPORATION
                       (FORMERLY GALAXY INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       PERIOD FROM        CUMULATIVE
                                                                                        INCEPTION         FROM INCEP-
                                                                                        (JUNE 18,       TION (JUNE 18,
                                                                    YEAR ENDED           2002) TO          2002) TO
                                                                   NOVEMBER 30,        NOVEMBER 30,      NOVEMBER 30,
                                                                       2003                2002              2003
CASH FLOWS FROM OPERATING ACTIVITIES
   Net (loss)                                                    $  (2,579,595)      $   (1,140,066)   $   (3,719,661)
   Adjustments to reconcile net (loss) to net
     cash (used) by operating activities
        Stock for services                                              64,600              200,000           264,600
        Stock for services - related                                    90,000                    -            90,000
        Stock for debt-related                                         233,204                    -           233,204
        Amortization of discount on convertible debentures             292,682                    -           292,682
        Amortization of deferred financing costs                        48,997                    -            48,997
        Depreciation expense                                               685                    -               685
        Abandonment of oil and gas properties                           65,769                    -            65,769
        Interest converted to debt                                      11,178                    -            11,178
   Changes in assets and liabilities
        (Decrease) increase in accounts payable - trade               (303,488)             284,344           (19,144)
        (Decrease) increase in accounts payable - related              (73,172)             233,204           160,032
        Increase in interest payable                                    74,720                    -            74,720
        (Increase) in prepaids and other current assets                (54,573)                   -           (54,573)
        Other                                                                -               (9,960)           (9,960)
                                                                 --------------      ---------------   ---------------

Net cash (used) by operating activities                             (2,128,993)            (432,478)       (2,561,471)
                                                                 --------------      ---------------   ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Additions to oil and gas properties                              (1,787,926)            (351,883)       (2,139,809)
   Purchase of furniture and equipment                                  (2,419)              (2,793)           (5,212)
   Advance to affiliate                                                (35,000)             (25,000)          (60,000)
   Cash received upon recapitalization and merger                        1,260                2,974             4,234
                                                                 --------------      ---------------   ---------------

Net cash (used) by investing activities                             (1,824,085)            (376,702)       (2,200,787)
                                                                 --------------      ---------------   ---------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from sale of common stock                                1,602,000              850,500         2,452,500
   Proceeds from sale of convertible debentures                      5,040,000                    -         5,040,000
   Debt and stock offering costs                                      (490,722)                   -          (490,722)
                                                                 --------------      ---------------   ---------------

Net cash provided by financing activities                            6,151,278              850,500         7,001,778
                                                                 --------------      ---------------   ---------------

NET INCREASE IN CASH                                                 2,198,200               41,320         2,239,520

CASH, BEGINNING OF PERIODS                                              41,320                    -                 -
                                                                 --------------      ---------------   ---------------

CASH, END OF PERIODS                                             $   2,239,520       $       41,320    $    2,239,520
                                                                 ==============      ===============   ===============




        The accompanying notes are an integral part of these consolidated financial statements.

                            GALAXY ENERGY CORPORATION
                       (FORMERLY GALAXY INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)

                                                                                       PERIOD FROM        CUMULATIVE
                                                                                        INCEPTION         FROM INCEP-
                                                                                        (JUNE 18,       TION (JUNE 18,
                                                                    YEAR ENDED           2002) TO          2002) TO
                                                                   NOVEMBER 30,        NOVEMBER 30,      NOVEMBER 30,
                                                                       2003                2002              2003

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION
   Cash paid for interest                                        $        3,617      $           -     $        3,617
                                                                 ===============     =============     ===============
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND
FINANCING ACTIVITIES
   Debt incurred for oil and gas properties                      $      600,000      $     446,000     $    1,046,000
                                                                 ===============     =============     ===============
   Stock issued for services                                     $      154,600      $     200,000     $      354,600
                                                                 ===============     =============     ===============
   Stock issued for debt                                         $      233,204      $           -     $      233,204
                                                                 ===============     =============     ===============
   Warrants issued for financing costs                           $      107,578      $           -     $      107,578
                                                                 ===============     =============     ===============
   Discount on convertible debentures issued                     $    3,471,071      $           -     $    3,471,071
                                                                 ===============     =============     ===============
   Conversion of interest to debt                                $       11,178      $           -     $       11,178
                                                                 ===============     =============     ===============
   Stock issued for subsidiary - related                         $     (202,232)     $           -     $     (202,232)
                                                                 ===============     =============     ===============















        The accompanying notes are an integral part of these consolidated financial statements.

                            GALAXY ENERGY CORPORATION
                       (FORMERLY GALAXY INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS COMBINATION

         Galaxy Energy Corporation (formerly Galaxy Investments, Inc.) (the "Company") was incorporated under the laws of the State of Colorado on December 17, 1999, for the purpose of acquiring and developing mineral properties. On November 13, 2002, the Company completed an Agreement and Plan of Reorganization (the "Agreement") whereby it issued 20,997,058 shares of its common stock to acquire all of the shares of Dolphin Energy Corporation ("Dolphin"), a private corporation incorporated on June 18, 2002, under the laws of the State of Nevada. The Company was a public company and had no operations prior to entering into the Agreement. Dolphin, an independent energy company engaged in the exploration, development and acquisition of crude oil and natural gas reserves in the western United States, is considered a development stage company as defined by Statement of Financial Accounting Standards (SFAS) No. 7. Dolphin was an exploration stage oil and gas company and had not earned any production revenue, nor found proved resources on any of its properties. Dolphin's principal activities had been raising capital through the sale of its securities and identifying and evaluating potential oil and gas properties.

         As a result of this transaction, Dolphin became a wholly owned subsidiary of the Company. Since this transaction resulted in the former shareholders of Dolphin acquiring control of the Company, for financial reporting purposes the business combination was accounted for as an additional capitalization of the Company (a reverse acquisition with Dolphin as the accounting acquirer). In accounting for this transaction:

             i. Dolphin was deemed to be the purchaser and parent company for financial reporting purposes. Accordingly, its net assets were included in the consolidated balance sheet at their historical book value; and
            ii. Control of the net assets and business of the Company was acquired effective November 13, 2002 for no consideration.

         The fair value of the assets acquired and liabilities assumed pursuant to the transaction with Dolphin are as follows:

            Net cash acquired           $       2,974
            Liabilities assumed               (63,305)
                                        --------------

            Common stock issued         $     (60,331)
                                        ==============

         On June 2, 2003, the Company completed a Share Exchange Agreement whereby it issued 1,951,241 shares of its common stock to acquire all the shares of Pannonian International, Ltd. ("Pannonian"), a related entity. Pannonian is a private corporation incorporated on January 18, 2000, under the laws of the State of Colorado. The shares issued were valued at the predecessor cost of the net assets of Pannonian acquired. Pannonian is an independent energy company engaged in the exploration, development and acquisition of crude oil and natural gas reserves in Europe and is considered a development stage company as defined by SFAS
         7. Pannonian has not earned any production revenue, nor has it found proved resources on any of its properties. As a result of the June 2, 2003 transaction, Pannonian became a wholly owned subsidiary of the Company.

                            GALAXY ENERGY CORPORATION
                       (FORMERLY GALAXY INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS COMBINATION (CONTINUED)

         The predecessor cost of the assets acquired and liabilities assumed pursuant to the transaction with Pannonian are:

               Net cash acquired                           $ 1, 260
               Undeveloped oil and gas properties            75,680
               Liabilities assumed                         (279,173)
                                                          ----------

               Common stock issued                        $(202,233)
                                                          ==========

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION

         The accompanying consolidated financial statements include the Company for the period from November 18, 2002 to November 30, 2002, and its wholly owned subsidiary, Dolphin, for the period from June 18, 2002 to November 30, 2002. For the year ended November 30, 2003, the consolidated financial statements include the Company and Dolphin for the entire year and Pannonian from the effective date of the acquisition, June 2, 2003, to November 30, 2003. All significant intercompany transactions have been eliminated upon consolidation.

         OIL AND GAS PROPERTIES

         The Company utilizes the full cost method of accounting for oil and gas activities. Under this method, subject to a limitation based on estimated value, all costs associated with property acquisition, exploration and development, including costs of unsuccessful exploration, are capitalized within a cost center. No gain or loss is recognized upon the sale or abandonment of undeveloped or producing oil and gas properties unless the sale represents a significant portion of oil and gas properties and the gain significantly alters the relationship between capitalized costs and proved oil and gas reserves of the cost center. Depreciation, depletion and amortization of oil and gas properties is computed on the units of production method based on proved reserves. Amortizable costs include estimates of future development costs of proved undeveloped reserves.

         Capitalized costs of oil and gas properties may not exceed an amount equal to the present value, discounted at 10%, of the estimated future net cash flows from proved oil and gas reserves plus the cost, or estimated fair market value, if lower, of unproved properties. Should capitalized costs exceed this ceiling, an impairment is recognized. The present value of estimated future net cash flows is computed by applying year end prices of oil and natural gas to estimated future production of proved oil and gas reserves as of year end, less estimated future expenditures to be incurred in developing and producing the proved reserves and assuming continuation of existing economic conditions. As of November 30, 2003, the Company has no proved reserves or production. All oil and gas property costs are considered to be unevaluated and are recorded at the lower of cost or fair market value.

                            GALAXY ENERGY CORPORATION
                       (FORMERLY GALAXY INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS 141, "Business Combinations," which requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. In July 2001, the FASB issued SFAS 142, "Goodwill and Other Intangible Assets," which discontinues the practice of amortizing goodwill and indefinite lived intangible assets and initiates an annual review for impairment. Intangible assets with a determinable useful life will continue to be amortized over that period. The oil and gas industry is currently discussing the appropriate balance sheet classification of oil and gas mineral rights held by lease or contract. The Company classifies these assets as a component of oil and gas properties in accordance with the full cost mtethod of accounting for oil and gas activities and common industry practice. There is also a view that these mineral rights are intangible assets as defined in SFAS 141, "Business Combinations", and, therefore, should be classified separately on the balance sheet as intangible assets.

         The Company did not change or reclassify contractual mineral rights included in oil and gas properties on the balance sheet upon adoption of SFAS 141. The Company believes its current accounting of such mineral rights, as part of oil and gas properties is appropriate under the full cost method of accounting. However, if the accounting for mineral rights held by lease or contract is ultimately changed so that costs associated with mineral rights not held under fee title and pursuant to the guidelines of SFAS 141 are required to be classified as long term intangible assets, then the reclassified amount as of November 30, 2003 and 2002 would be approximately $2,800,000 and $874,000 respectively. Management does not believe that the ultimate outcome of this issue will have a significant impact on the Company's cash flows, results of operations or financial condition.

         In 2001, the FASB issued SFAS 143, "Accounting for Asset Retirement Obligations." SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS 143 requires companies to record the present value of obligations associated with the retirement of tangible long-lived assets in the period in which it is incurred. The liability is capitalized as part of the related long-lived asset's carrying amount. Over time, accretion of the liability is recognized as an operating expense and the capitalized cost is depreciated over the expected useful life of the related asset. As of November 30, 2003, the Company has no producing oil and gas wells and its oil and gas properties are all considered unevaluated. Accordingly, no asset retirement obligation has been recognized as of that date.

         PROPERTY AND EQUIPMENT

         Furniture and equipment is recorded at cost. Depreciation is to be provided by use of the straight-line method over the estimated useful lives of the related assets of three to five years. Expenditures for replacements, renewals, and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Long-lived assets, other than oil and gas properties, are evaluated for impairment to determine if current circumstances and market conditions indicate the carrying amount may not be recoverable. The Company has not recognized any impairment losses on non oil and gas long-lived assets.

         Depreciation expense of $685 was recorded for the year ended November 30, 2003.

                            GALAXY ENERGY CORPORATION
                       (FORMERLY GALAXY INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         REVENUE RECOGNITION

         The Company will recognize oil and gas revenues from its interests in producing wells as oil and gas is produced and sold from these wells.

         IMPAIRMENT

         The Company has adopted SFAS 144, "Accounting for the Impairment and Disposal of Long-Lived Assets," which requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Oil and gas properties accounted for using the full cost method of accounting, a method utilized by the Company, are excluded from this requirement, but will continue to be subject to the ceiling test limitations.

         INCOME TAXES

         The Company has adopted the  provisions  of SFAS 109,  "Accounting  for
         Income Taxes." SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         At November 30, 2003, the Company had a net operating loss carryforward of approximately $3,200,000 that may be offset against future taxable income through 2023. These carryforwards are subject to review by the Internal Revenue Service.

         The Company has fully reserved the approximate $1,100,000 tax benefit of this operating loss because the likelihood of realization of the tax benefit cannot be determined. Of the total tax benefit, approximately $738,000 is attributable to 2003.

         Temporary differences between the time of reporting certain items for financial and tax reporting purposes consist primarily of amortization of discount on convertible debentures.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         The oil and gas industry is subject, by its nature, to environmental hazards and clean-up costs. At this time, management knows of no substantial costs from environmental accidents or events for which the Company may be currently liable. In addition, the Company's oil and gas business makes it vulnerable to changes in wellhead prices of crude oil and natural gas. Such prices

                            GALAXY ENERGY CORPORATION
                       (FORMERLY GALAXY INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         have been volatile in the past and can be expected to be volatile in the future. By definition, proved reserves are based on current oil and gas prices and estimated reserves. Price declines reduce the estimated quantity of proved reserves and increase annual amortization expense (which is based on proved reserves).

         (LOSS) PER COMMON SHARE

         Basic (loss) per share is based on the weighted average number of common shares outstanding during the period. Diluted (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. At November 30, 2003, all outstanding options, warrants and convertible debentures are excluded from the computation of diluted loss per share, as the effect of the assumed exercises was antidilutive.

         RECLASSIFICATION

         Certain amounts in the 2002 financial statements have been reclassified to conform to the 2003 financial statement presentation.

         DEFERRED FINANCING COSTS

         The Company capitalizes costs associated with the issuance of debt instruments. These costs are amortized on a straight-line basis over the term of the debt agreements. Amortization expense of deferred financing costs was $48,997 for the year ended November 30, 2003.

         SHARE BASED COMPENSATION

         In October 1995, the FASB issued SFAS 123, Accounting for Stock-Based Compensation, effective for fiscal years beginning after December 15, 1995. This statement defines a fair value method of accounting for employee stock options and encourages entities to adopt that method of accounting for its stock compensation plans. SFAS 123 allows an entity to continue to measure compensation costs for these plans using the intrinsic value based method of accounting as prescribed in Accounting Pronouncement Bulletin Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). The Company has elected to continue to account for its employee stock compensation plans as prescribed under APB 25. Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method prescribed in SFAS 123, the Company's net (loss) and (loss) per share for the year ended November 30, 2003 would not have changed as no options granted by the Company during the year ended November 30, 2003 were exercisable at November 30, 2003.

                            GALAXY ENERGY CORPORATION
                       (FORMERLY GALAXY INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         CASH EQUIVALENTS

         For purposes of reporting cash flows, the Company considers as cash equivalents all highly liquid investments with a maturity of three months or less at the time of purchase. On occasion, the Company may have cash in banks in excess of federally insured amounts.

         CONCENTRATION OF CREDIT RISK

         Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash. The Company maintains cash accounts at two financial institutions. The Company periodically evaluates the credit worthiness of financial institutions, and maintains cash accounts only in large high quality financial institutions.

         FAIR VALUE

         The carrying amount reported in the balance sheet for cash, prepaids, and accounts payable and accrued liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments.

         Based upon the borrowing rates currently available to the Company for loans with similar terms and average maturities, the fair value of long-term debt approximates its carrying value.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In June 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity." SFAS 146 generally requires a liability for a cost associated with an exit or disposal activity to be recognized and measured initially at its fair value in the period in which the liability is incurred. The pronouncement is effective for exit or disposal activities initiated after December 31, 2002. The Company does not believe the adoption of SFAS 146 will have any impact on its financial position or results of operations.

         SFAS 147, "Acquisitions of Certain Financial Institutions," was issued in December 2002 and is not expected to apply to the Company's current or planned activities.

         In December 2002, the FASB approved SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement 123." SFAS 148 amends SFAS 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002.

                            GALAXY ENERGY CORPORATION
                       (FORMERLY GALAXY INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         The Company will continue to account for stock based compensation using the methods detailed in the stock-based compensation accounting policy.

         In April 2003, the FASB approved SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS 149 is not expected to apply to the Company's current or planned activities.

         In June 2003, the FASB approved SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS 150 is not expected to have an effect on the Company's financial position.

NOTE 3 - OIL AND GAS PROPERTIES

         WYOMING

         In August 2002, the Company entered into an option agreement to acquire undeveloped oil and gas leases in Wyoming subject to a 15% net profits interest. Under the terms of the option agreement, the Company paid $46,000 as of November 30, 2003, an additional $5,000 on December 15, 2003, and was, at the option of the Company, scheduled to pay $396,000 by January 15, 2004. The company has notified the operator it will not exercise its option to complete the transaction and the investment in the prospect as of November 30, 2003, $46,000, was written off as abandoned oil and gas properties.

         In September 2002, the Company entered into an agreement for the acquisition of undeveloped oil and gas leases with Pioneer Oil, LLC, a Montana limited liability company. Under the terms of the agreement, for an intitial cash payment of $100,000, the Company was entitled to earn a 100% working interest and a 78% net revenue interest in oil and gas leases covering 15,657 acres in the Powder River Basin near Lieter, Wyoming. The agreement required the Company to make an additional payment of $1,650,000 and to deposit the estimated cost to drill and complete 30 pilot wells, into an escrow account. During the year ended November 30, 2003, the Company negotiated term extensions with Pioneer and made two additional payments of $100,000 each to Pioneer. Subsequent to November 30, 2003, the Company purchased Pioneer's interest in the subject leases for $1,000,000 cash and 2,000,000 shares of common stock. (Note 12).

         Subsequent to November 30, 2003 the Company entered into an agreement with DAR, LLC, a Wyoming limited liability company, to acquire certain oil and gas leases in the Powder River Basin of Wyoming for approximately $2,764,000 in cash and 3,000,000 shares of the Company's common stock. (Note 12).

                            GALAXY ENERGY CORPORATION
                       (FORMERLY GALAXY INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - OIL AND GAS PROPERTIES (CONTINUED)

         MONTANA

         On August 5, 2003 the Company entered into a Lease Option and Acquisition Agreement with Quaneco, L.L.C. ("Quaneco"), a privately held oil and gas company operating primarily in the Rocky Mountain region Under the terms of the agreement, the Company has an option to acquire up to 50% of Quaneco's working interest in oil and gas leases covering approximately 206,000 gross acres in Montana, and an option to earn an undivided 25% interest in up to one hundred twenty-eight (128) drilling locations by paying its proportionate share of costs to drill wells on such locations. The purchase price of the option is $6,625,000. As of November 30, 2003, $1,700,000 of the purchase price has been paid by the Company, $1,100,000 in cash and $600,000 in convertible Debentures issued on September 24, 2003. The balance of the purchase price is due in installments as follows: $1,612,500 on April 15, 2004; $1,656,250 on September 1, 2004 and $1,656,250 on December 1,
         2004.

         TEXAS

         Under the terms of an agreement executed March 6, 2003, the Company is engaged in an ongoing leasing program with Harbor Petroleum LLC ("Harbor") and Florida Energy, Inc. ("Florida") (both related parties) for the acquisition of oil, gas and mineral leases in Rusk and Nacogdoches Counties in the State of Texas. Under the terms of the agreement, Harbor and Florida will each retain a 1% overriding royalty interest in the acquired leases, including those leases acquired as of the date of the agreement.

         OTHER

         The Company, through its acquisition of Pannonian, acquired an interest in a concession agreement in the Jui Valley Coal Basin in Romania. The terms of the concession require the holder to expend a minimum amount for exploratory work on the concession or pay an equivalent amount to the government of Romania. The Company has met the minimum required expenditure for the concession year ending in October 2004.

         Subsequent to November 30, 2003, Pannonian, together with two unrelated privately held oil and gas companies, was granted an exploration permit to explore for natural resources within the 149,435 acres Neues Bergland permit area in Germany. The permit has a three-year term and requires the drilling of a test borehole during 2004 to maintain the permit.

         Effective October 1, 2002, the Company entered into a Coal Bed Methane Participation Agreement ("CBM Agreement") with Horizon Exploitation, Inc. ("Horizon") which potentially provided for funding of the development of certain of the Company's leasehold interests in Wyoming and established an AMI (Area of Mutual Interest) in the Powder River Basin located in Wyoming and Montana for future projects. Subsequent to November 30, 2003, the CBM Agreement expired, and the Company is in the process of negotiating a new agreement with Horizon.

                            GALAXY ENERGY CORPORATION
                       (FORMERLY GALAXY INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - OIL AND GAS PROPERTIES (CONTINUED)

         At November 30, 2003 and 2002, the Company's unevaluated oil and gas properties consist of leasehold costs in the following areas:

                                                2003                  2002
              Wyoming                       $230,250              $462,250
              Montana                      1,762,900                     -
              Texas                          739,336               405,818
              Other                           67,234                 5,729
                                          ----------              --------
                                          $2,799,720              $873,797
                                          ==========              ========

NOTE 4 - NOTES PAYABLE - RELATED

         In connection with the March 6, 2003 agreement between the Company, Harbor and Florida, the Company agreed to pay Florida $50,000 for identifying prospective oil and gas leases in Texas, and executed a promissory note in that amount with interest payable at 7.5% due March 7, 2004. The Company recorded this obligation as of November 30, 2002 because the underlying agreement was effective retroactively to the time the leasing program commenced, prior to November 30, 2002. Accrued interest of $2,742 is included in interest payable at November 30, 2003.

         In connection with the acquisition of Pannonian effective June 2, 2003, the Company assumed notes payable to the President of Pannonian in the amount of $32,400, and to a related company, wholly owned by the President of Pannonian, in the amount of $36,000. On November 30, 2003, certain of those notes together with accrued interest were rolled into two new notes.

         At November 30, 2003 and 2002, notes payable consists of the following:

                                                              2003         2002
         Payable to Florida Energy,
              Due March 7, 2004, Interest rate - 7.5%      $50,000      $50,000
         Payable to the President of Pannonian
              Due February 5, 2005, Interest rate 10%       39,946            -
         Payable to a company wholly owned by the
         President of Pannonian
              Due August 1, 2004, Interest rate 6.5%        17,132            -
              Due October 5, 2001, Interest rate 15%        10,000            -
              Due November 29, 2001, Interest rate 15%      10,000            -
              Due January 12, 2002, Interest rate 15%        2,500            -
                                                          ---------     -------
                                                           129,578       50,000
         Less current portion                             (107,632)           -
                                                          ---------     -------
         Long term portion                                 $21,946      $50,000
                                                          =========     =======

         Subsequent to November 30, 2003, notes payable to the company wholly owned by the President of Pannonian totaling $22,500, plus accrued interest, were paid by the Company.

                            GALAXY ENERGY CORPORATION
                       (FORMERLY GALAXY INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  5 - CONVERTIBLE DEBENTURES

         In October 2003, the Company completed a private offering of Secured Convertible Debentures and Warrants (the "Debentures"). Gross proceeds from the offering were $5,640,000 ($5,040,000 in cash (including $200,000 to a founder\shareholder of the Company) and $600,000 as partial consideration for oil and gas properties). The debentures pay interest at 7% per annum, mature two years from the date of issue, are secured by substantially all the Company's assets (subject to an agreement to subordinate in favor of a senior bank lender), and are convertible into shares of the Company's common stock based on a conversion price of $0.59 per share. Debenture purchasers received warrants to purchase 2,867,797 shares of the Company's common stock at an exercise price of $0.71 per share, and 2,867,797 shares at an exercise price of $0.83 per share, for a period of five years (the "debenture warrants").

         In accordance with Emerging Issues Task Force Issue No. 98-5 ("EITF 98-5"), "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", and EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments", the Company recognizes the advantageous value of conversion rights attached to convertible debt and warrants. Such rights give the debenture holder the ability to convert debt into common stock and exercise warrants at a price per share that is less than the trading price to the public on the day of issuance. The beneficial value is calculated as the intrinsic value (the market price of the stock at the commitment date in excess of the conversion price) of the beneficial conversion feature of debentures and is recorded as a discount to the related debt and an addition to capital in excess of par value. The discount is amortized over the outstanding period of the related debt using the interest method.

         The fair value of the debenture warrants was estimated as of the issue date under the Black-Scholes pricing model, with the following assumptions: common stock based on a market price of $.63 and $.80 per share, zero dividends, expected volatility of 46% and 55%, risk free interest rate of 3.125% and expected life of five years. The fair value of the debenture warrants of $1,823,211, resulted in a discount to the debentures of $1,178,417, and a beneficial conversion feature to the debentures of $2,292,654. The beneficial conversion feature reflects the fact the market price of the Company's common stock exceeded the conversion price of the debentures as of the respective issue dates. The resulting discount attributable to the debenture warrants and the beneficial conversion feature of the debentures aggregating $3,471,071 has been recorded as a discount to the debentures and is being amortized over the term of the debentures. Amortization of the discount of $292,682 is included in interest expense for the year ended November 30, 2003.

         The placement agents for the debentures received warrants to purchase 230,847 shares of the Company's common stock at an exercise price of $.59 per share for a term of 5 years from the date of grant. The $107,758 fair value of the warrants was estimated at the grant date under the Black-Scholes pricing model using the same assumptions set forth above, and was recorded as financing costs.

                            GALAXY ENERGY CORPORATION
                       (FORMERLY GALAXY INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - CONVERTIBLE DEBENTURES (CONTINUED)

         At November 30, 2003, convertible debentures consists of:
              Debentures issued September 24, 2003                $3,100,000
              Debentures issued October 3, 2003                    2,540,000
              Less: Unamortized discount                          (3,178,389)
                                                                  -----------
                                                                  $2,461,611
                                                                  ===========

         The debentures are due during the fiscal year ended November 30, 2005. Subsequent to November 30, 2003, $900,000 of the debentures were converted to 1,525,424 shares of common stock.

NOTE 6 - STOCKHOLDERS' EQUITY

         During the year ended November 30, 2003, the Company issued shares of its common stock as follows;
              o   1,602,000 shares for cash at $1.00 per share
              o   10,000 shares for services at $1.00 per share
              o   60,000 shares for services at $.91 per share
              o 233,204 shares to Resource Venture Management (RVM), an entity owned by a founder of the Company, as payment of an outstanding debt, at $1.00 per share
              o 90,000 shares to RVM for services rendered, valued at $90,000 ($1.00 per share)
              o 1,951,241 shares to the shareholders of Pannonian in accordance with the Share Exchange Agreement to acquire all the outstanding shares of Pannonian (Note 1).

         During the period ended November 30, 2002, the Company issued shares of its common stock as follows:

            o 11,500,000 shares at inception to officers/directors/founders for cash at $.001 per share
            o   500,000 shares for cash at $.02 per share
            o 4,000,000 shares to RVM, for services rendered, valued at $200,000 ($.05 per share)
            o   3,000,000 shares for cash at $.05 per share
            o   1,997,058 shares for cash at $.34 per share

         Effective November 13, 2002, the Company completed the acquisition of Dolphin (Note 1). In conjunction with the acquisition, the Company exchanged 20,997,058 shares of its common stock for 100% of the outstanding common shares of Dolphin. The 9,028,000 shares of common stock of the Company outstanding at the date of acquisition were recapitalized at the net asset value of the Company at that date of $(60,331). For financial statement reporting purposes this transaction was treated as a reverse acquisition whereby Dolphin was considered the surviving and reporting entity. For legal purposes, the Company remained as the surviving entity; therefore, the capital structure of the Company was accordingly restated.

         The value of all common stock issued for non-cash consideration represents the non-discounted trading price of the Company's common stock at the transaction date.

                            GALAXY ENERGY CORPORATION
                       (FORMERLY GALAXY INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - STOCKHOLDERS' EQUITY (CONTINUED)

         WARRANTS

         In connection with the issuance of convertible debentures in September and October 2003 (Note 5), the Company issued warrants to purchase 2,867,797 shares of common stock at $.71 per share, and 2,867,797, shares of common stock at $.83 per share to purchasers of the debentures, and issued warrants to purchase 230,847 shares of common stock at $.59 per share to placement agents for the issue.

         As of November 30, 2003 warrants issued and outstanding are as follows:

                  Issue              Shares           Exercise        Expiration
                  Date               Exercisable      Price           Date
            September 24, 2003        1,576,270         $.71          September 24, 2008
            September 24, 2003        1,576,270         $.83          September 24, 2008
            September 24, 2003          101,694         $.59          September 24, 2008
            October 3, 2003           1,291,527         $.71          October 3, 2008
            October 3, 2003           1,291,527         $.83          October 3, 2008
            October 3, 2003             129,153         $.59          October 3, 2008
                                      ---------

                                      5,966,441
                                      =========

         At November 30, 2003 the weighted average exercise price for warrants outstanding is $.76 and the weighted average remaining contractual life is 4.8 years.

NOTE 7 - STOCK OPTION PLAN

         In May 2003, the Company adopted the 2003 Stock Option Plan (the "Plan"). Under the Plan, stock options may be granted at an exercise price not less than the fair market value of the Company's common stock at the date of grant. Options may be granted to key employees and other persons who contribute to the success of the Company. The Company has reserved 3,500,000 shares of common stock for the plan. At November 30, 2003, options to purchase 3,380,000 shares were available to be granted pursuant to the stock option plan.

         The status of outstanding options granted pursuant to the plans are as follows:

                                                            Number       Weighted Avg.       Weighted Avg.
                                                          of Shares      Exercise Price       Fair Value
        Options Outstanding - November 30, 2002                    -        $    -               $    -

        Granted                                              120,000        $ 1.00               $ 0.52
        Exercised                                                  -             -                    -
                                                            --------        ------               ------

        Options Outstanding - November 30, 2003
             (None exercisable)                              120,000        $ 1.00                $0.52
                                                            ========        ======                =====


                            GALAXY ENERGY CORPORATION
                       (FORMERLY GALAXY INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - STOCK OPTION PLAN (CONTINUED)

         The calculated value of stock options granted under these plans, following calculation methods prescribed by SFAS 123, uses the Black-Scholes stock option pricing model with the following assumptions used:


         Expected option life-years                 10
         Risk-free interest rate                3.625%
         Dividend yield                              0
         Volatility                                39%

NOTE 8 - RELATED PARTY TRANSACTIONS

         The Company incurred consulting expenses related to services rendered by RVM in the amount of $397,500 for the year ended November 30, 2003. The Company paid RVM $ 265,000 in cash and issued 90,000 shares of common stock valued at $1.00 per share. As of November 30, 2003, $42,500 remains outstanding and is included in accounts - payable related parties.

         During the year ended November 30, 2003, the Company issued 233,204 shares of common stock at $1.00 per share to RVM to convert an outstanding debt owed by the Company to RVM at November 30, 2002.

         The Company incurred Directors fees and expenses totaling $27,500 during the year ended November 30, 2003, of which $3,500 is included in accounts payable - related at November 30, 2003.

         During the years ended November 30, 2003 and 2002 the Company incurred total costs with Harbor Petroleum of $344,294 and $355,817 respectively. Of those amounts $254,084 in 2003, and $266,617 in 2002 were for reimbursement of costs incurred by Harbor to acquire leases, and $90,210 in 2003 and $89,200 in 2002 represented consulting fees and expenses from Harbor.

         In connection with the acquisition of Pannonian, the Company assumed liabilities due from Pannonian to related parties including advances from the founder of the Company of $39,500; notes payable and accrued interest due to the President of Pannonian of $37,508; notes payable and accrued interest to a company wholly owned by the President of Pannonian of $44,400; and accounts payable to Directors of the Company for services rendered and costs advanced of $63,346.

         During the period ended November 30, 2002, the Company (i) incurred consulting fees for services rendered by its officers/directors in the aggregate amount of $102,000, of which $38,000 is included in accounts payable; and (ii) agreed to pay RVM an aggregate $692,500, of which $233,204 is due as of November 30, 2002, as follows:

            o    $162,000 for monthly management fees through November 30, 2002;
            o    $100,000 for finding oil and gas projects in Wyoming;

                            GALAXY ENERGY CORPORATION
                       (FORMERLY GALAXY INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - RELATED PARTY TRANSACTIONS (CONTINUED)

            o    $230,500 for reimbursement of costs and expenses;
            o    $200,000 for services rendered paid in common stock (Note 6).

         At November 30, 2002, the Company had advanced $25,000 to Pannonian in contemplation of the merger.

NOTE 9 - SEGMENT REPORTING

         In June 1997, SFAS 131, "Disclosure about Segments of an Enterprise and Related Information," was issued, which amends the requirements for a public enterprise to report financial and descriptive information about its reportable operating segments. Operating segments, as defined in the pronouncement, are components of an enterprise about which separate financial information is available and that are evaluated regularly by the Company in deciding how to allocate resources and in assessing performance. The financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments.

         The Company has one reportable segment, the exploration and development of oil and gas properties. Substantially all of the Company's oil and gas exploration and development activities have been concentrated in the United States, primarily Texas and the Rocky Mountain region.

NOTE 10 - COMPREHENSIVE INCOME

         There are no adjustments necessary to the net (loss) as presented in the accompanying statement of operations to derive comprehensive income in accordance with SFAS 130, "Reporting Comprehensive Income."

NOTE 11 - COMMITMENTS AND CONTINGENCIES

         a) The Company may be subject to various possible contingencies, which are derived primarily from interpretations of federal and state laws and regulations affecting the oil and gas industry. Although management believes it has complied with the various laws and regulations, new rulings and interpretations may require the Company to make future adjustments.

         b) In October 2002, the Company entered into a lease for office facilities in Miami, Florida, through June 30, 2005. Under the terms of the lease the Company paid a deposit of $9,960. Minimum payments due under this lease are as follows:

              Year ending November 30,

                  2004     $45,490
                  2005      26,738

              Rent expense for the years ended November 30, 2003 and 2002, was $50,565, and $3,924, respectively.

                            GALAXY ENERGY CORPORATION
                       (FORMERLY GALAXY INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

         c) In January 2004, the Company entered into a lease for office facilities in Denver, Colorado, through February 27, 2007. Minimum payments due under the lease are $36,233, $50,541, $53,517 and $13,564 for the years ended November 30, 2004, 2005, 2006 and 2007 respectively.


NOTE 12 - SUBSEQUENT EVENTS

         In December 2003, the Company completed the sale of 2,503,571 shares of its common stock at $1.40 per share and warrants to purchase 500,715 common shares at $2.71 per share in a private placement exempt from registration with the Securities and Exchange Commission pursuant to
         Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder. Gross proceeds from the sale were $3,505,000.

         In December 2003, the Company entered into a Sale and Escrow Agreement with Pioneer Oil LLC to acquire all of Pioneer's interest in those oil and gas leases and coalbed methane gas wells previously covered under the Lease Acquisition and Drilling Agreement dated October 9, 2002. The Company paid $1,000,000 in cash and issued 2,000,000 shares of common stock, valued at $1.40 per share, to acquire the leases.

         In December 2003, 45,763 warrants issued to a placement agent in connection with the Convertible Debenture offering in September 2003, were exercised for shares of common stock at $.59 per share.

         In January 2004, certain holders of Convertible Debentures totaling $900,000 converted their debentures to 1,524,424 shares of common stock in accordance with the terms of the Convertible Debenture offering.

         In January 2004 the Company entered into a Purchase and Sale Agreement with DAR, LLC, a Wyoming limited liability company to acquire certain oil and gas leases in the Powder River Basin area of Wyoming. Under the terms of the Agreement, the Company paid $163,655 in cash, issued
         3,000,000 shares of common stock, valued at $1.80 per share, and executed a promissory note for $2,600,000, with interest payable at 6% per annum. The promissory note requires payments of $1,000,000 on January 15, 2005, and $1,600,000 on June 24, 2005.

         In January 2004, the Company completed the sale of 6,637,671 shares of its common stock at $1.80 per share and warrants to purchase 1,327,555 common shares at $4.05 per share in a private placement exempt from registration with the Securities and Exchange Commission pursuant to
         Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder. Gross proceeds from the sale were, $11,947,800.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the Colorado Business Corporation Act, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The registrant's Bylaws (Exhibit 3.2 hereto) also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Colorado law.


ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses to be paid by the registrant in connection with the securities being registered are as follows:


       Securities and Exchange Commission filing fee........$     4,371.32
       Accounting fees and expenses.........................      5,000.00
       Blue sky fees and expenses...........................      1,000.00
       Legal fees and expenses..............................     10,000.00
       Transfer agent fees and expenses.....................      1,000.00
       Printing expenses....................................      2,000.00
       Miscellaneous expenses...............................      1,628.68
                                                            --------------

       Total................................................$    25,000.00
                                                            ==============


         All amounts are estimates except the SEC filing fee. The Selling Stockholders will be bearing the cost of its own brokerage fees and commissions and its own legal and accounting fees.


ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES.

         Within the past three years, the registrant has issued and sold the unregistered securities set forth in the tables below.

COMMON STOCK:

----------------------------------------------------------------------------------------------------------------------
                       PERSONS OR CLASS OF
       DATE                  PERSONS                           SECURITIES                        CONSIDERATION
----------------------------------------------------------------------------------------------------------------------
07/10/01            Amisano Hanson             26,000 shares of common stock               payment of debt of $6,500
----------------------------------------------------------------------------------------------------------------------
11/13/02            15 shareholders of         20,997,058 shares of common stock           shares of Dolphin Energy
                    Dolphin Energy                                                         Corporation
                    Corporation
----------------------------------------------------------------------------------------------------------------------
12/02 - 05/03       31 accredited investors    1,602,000 shares of common stock            cash of $1,602,000
----------------------------------------------------------------------------------------------------------------------
02/28/03            Resource Venture           323,204 shares of common stock              payment of debt of
                    Management                                                             $233,204 and management
                                                                                           fees of $90,000
----------------------------------------------------------------------------------------------------------------------
02/28/03            Charles B. Crowell         10,000 shares of common stock               payment of debt of $10,000
----------------------------------------------------------------------------------------------------------------------

                                      II-1

----------------------------------------------------------------------------------------------------------------------
                       PERSONS OR CLASS OF
       DATE                  PERSONS                           SECURITIES                        CONSIDERATION
----------------------------------------------------------------------------------------------------------------------
06/02/03            34 shareholders of         1,951,241 shares of common stock            Shares of Pannonian
                    Pannonian International,                                               International, Ltd.
                    Ltd.
----------------------------------------------------------------------------------------------------------------------

09/24/03 -          15 accredited investors    $5,640,000 principal amount of 7%           $5,640,000, less total
10/03/03                                       debentures convertible into common stock    cash commissions of
                                               at $0.59 per share; five-year               $387,800
                                               warrants to purchase 2,867,797
                                               shares of common stock at $0.72
                                               per share; and five-year warrants
                                               to purchase 2,867,797 shares
                                               common stock at $0.83 per share

----------------------------------------------------------------------------------------------------------------------
10/03/03            Triumph Securities         Five year warrants to purchase 230,847      Introductions to
                    Corporation and 5          shares of common stock at $0.59 per share   prospective investors
                    individuals
----------------------------------------------------------------------------------------------------------------------
12/05/03            DE Investment &            45,763 shares of common stock pursuant to   $27,000
                    Consulting AG              exercise of warrant
----------------------------------------------------------------------------------------------------------------------
12/09/03 -          23 accredited investors    2,503,571 shares of common stock and        $3,505,000, less total
12/18/03                                       four-year warrants to purchase 500,715      cash commissions of
                                               shares of common stock at $2.71 per share   $262,850
----------------------------------------------------------------------------------------------------------------------
12/18/03            The Shemano Group, Inc.,   Four-year warrants to purchase 105,166      Introductions to
                    its syndicate members      shares of common stock at $1.40 per share   investors in the private
                    and 1 individual                                                       placement
----------------------------------------------------------------------------------------------------------------------
12/22/03            Pioneer Oil, LLC           2,000,000 shares of common stock            Interest in oil and gas
                                                                                           leases
----------------------------------------------------------------------------------------------------------------------
12/31/03            3 accredited investors     1,525,424 shares of common stock            Conversion of debentures
                                                                                           in the principal amount
                                                                                           of $900,000
----------------------------------------------------------------------------------------------------------------------
01/14/04            DL Family Limited          3,000,000 shares of common stock            Interest in oil and gas
                    Partnership                                                            leases
----------------------------------------------------------------------------------------------------------------------
01/15/04            38 accredited investors    6,637,671 shares of common stock and        $11,947,800, less total
                                               five-year warrants to purchase 1,327,535    cash commissions of
                                               shares of common stock at $4.05 per share   $836,346
----------------------------------------------------------------------------------------------------------------------
01/15/04            The Shemano Group, Inc.,   Five-year warrants to purchase 358,435      Introduction to investors
                    its syndicate members,     shares of common stock at $1.80 per share   in the private placement
                    and 1 individual
----------------------------------------------------------------------------------------------------------------------

4/14/04             Maurice W. Brown           360,000 shares of common stock              Interest in oil and gas
                                                                                           leases

----------------------------------------------------------------------------------------------------------------------

                                      II-2

----------------------------------------------------------------------------------------------------------------------
                       PERSONS OR CLASS OF
       DATE                  PERSONS                           SECURITIES                        CONSIDERATION
----------------------------------------------------------------------------------------------------------------------

04/14/04 -          12 holders of              8,054,365 shares of common stock,           Conversion of debentures
05/26/04            convertible debentures     including interest of $12,075.00 paid in    in the principal amount
                    (all accredited            shares of common stock                      of $4,740,000
                    investors)

----------------------------------------------------------------------------------------------------------------------

04/14/04            1 holder of warrants       719,212 shares of common stock through a    297,738 shares of common
                    (accredited investor)      cashless exercise                           stock

----------------------------------------------------------------------------------------------------------------------


         No underwriters were used in the above stock transactions, except for the sale of the convertible debentures and the placement of stock and warrants made in December 2003 and January 2004. The registrant relied upon the exemption from registration contained in Section 4(2) as to all of the transactions except for the sales of shares to accredited investors and the sale of the convertible debentures. The registrant relied upon Rule 506 for the sales of shares and warrants in December 2003 and January 2004 and the sale of the convertible debentures, as all of the purchasers were accredited investors. The registrant also relied upon Rule 506 for the issuance of warrants issued for introductions to prospective investors, as all of the recipients were accredited investors. With regard to the transactions made in reliance on the exemption contained in
Section 4(2), the purchasers were deemed to be sophisticated with respect to the investment in the securities due to their financial condition and involvement in the registrant's business. Restrictive legends were placed on the stock certificates evidencing the securities issued in all of the above transactions.



ITEM 27.    EXHIBITS

--------------------------------------------------------------------------------
REGULATION
S-B NUMBER                          EXHIBIT
--------------------------------------------------------------------------------
   2.1 Agreement and Plan of Reorganization dated as of November 1, 2002 by and among Galaxy Investments, Inc., Dolphin Acquisition Corporation and Dolphin Energy Corporation (1)
--------------------------------------------------------------------------------
   2.2         Share Exchange Agreement by and between Galaxy Investments, Inc.
               and Pannonian International, Ltd. (2)
--------------------------------------------------------------------------------
   3.1         Articles of Incorporation (3)
--------------------------------------------------------------------------------
   3.2         Articles of Amendment to Articles of Incorporation (4)
--------------------------------------------------------------------------------
   3.3         Bylaws (3)
--------------------------------------------------------------------------------
   5.1         Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C. (5)
--------------------------------------------------------------------------------
  10.1         Escrow Instructions and Agreement dated as of August 28, 2002 (6)
--------------------------------------------------------------------------------
  10.2 Lease Acquisition and Drilling Agreement dated as of September 30, 2002, as amended (6)
--------------------------------------------------------------------------------
  10.3 Coal Bed Methane Participation Agreement dated as of October 1, 2002, as amended (6)
--------------------------------------------------------------------------------
  10.4 Letter agreement among Dolphin Energy Corporation, Harbor Petroleum, LLC and Florida Energy, Inc. dated March 6, 2003 (6)
--------------------------------------------------------------------------------
  10.5         2003 Stock Option Plan (4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
REGULATION
S-B NUMBER                          EXHIBIT
--------------------------------------------------------------------------------
  10.6 Third Extension Agreement between Pioneer Oil LLC and Dolphin Energy Corporation dated April 28, 2003 (4)
--------------------------------------------------------------------------------
  10.7 Addendum to Coal Bed Methane Participation Agreement dated as of May 23, 2003 (4)
--------------------------------------------------------------------------------
  10.8 Lease Option and Acquisition Agreement between Dolphin Energy Corporation and Quaneco, L.L.C. (7)
--------------------------------------------------------------------------------
  10.9 Amendment to Lease Option and Acquisition Agreement between Dolphin Energy Corporation and Quaneco, L.L.C. dated September 2, 2003 (8)
--------------------------------------------------------------------------------

  10.10 Fourth Extension Agreement between Pioneer Oil LLC and Dolphin Energy Corporation dated April 28, 2003 (9)

--------------------------------------------------------------------------------
  10.11 Form of Securities Purchase Agreement dated as of September 24, 2003 between Galaxy Energy Corporation and the Purchaser named therein (9)
--------------------------------------------------------------------------------
  10.12        Form of 7% Secured Convertible Debenture due September 24, 2005
               (9)
--------------------------------------------------------------------------------
  10.13        Form of Common Stock Purchase Warrant Exercisable at $0.71 per
               Share (9)
--------------------------------------------------------------------------------
  10.14        Form of Common Stock Purchase Warrant Exercisable at $0.83 per
               Share (9)
--------------------------------------------------------------------------------
  10.15 Letter amending Lease Option and Acquisition Agreement between Dolphin Energy Corporation and Quaneco, L.L.C. dated September 22, 2003 (10)
--------------------------------------------------------------------------------
  10.16 Fifth Extension Agreement between Pioneer Oil LLC and Dolphin Energy Corporation dated September 30, 2003 (10)
--------------------------------------------------------------------------------
  10.17 Third Amendment to Coal Bed Methane Participation Agreement dated as of October 1, 2003 (10)
--------------------------------------------------------------------------------
  10.18 Option Agreement between Tom Horn, LLC and Dolphin Energy Corporation dated October 10, 2003 (10)
--------------------------------------------------------------------------------
  10.19 Sixth Extension Agreement between Pioneer Oil LLC and Dolphin Energy Corporation dated October 16, 2003 (10)
--------------------------------------------------------------------------------
  10.20 Form of Securities Purchase Agreement dated as of December 18, 2003 between Galaxy Energy Corporation and the purchaser named therein (12)
--------------------------------------------------------------------------------
  10.21        Form of Common Stock Purchase Warrant Exercisable at $2.71 per
               Share (12)
--------------------------------------------------------------------------------
  10.22 Sale and Escrow Agreement dated December 22, 2003 between Pioneer Oil, LLC and Dolphin Energy Corporation (13)
--------------------------------------------------------------------------------
  10.23 Share Acquisition Agreement between Pioneer Oil, LLC and Galaxy Energy Corporation dated December 22, 2003 (13)
--------------------------------------------------------------------------------
  10.24 Registration Rights Agreement dated as of December 22, 2003 between Pioneer Oil, LLC and Galaxy Energy Corporation (13)
--------------------------------------------------------------------------------
  10.25 Purchase and Sale Agreement by and between Continental Industries, LC and DAR, LLC and Galaxy Energy Corporation dated January 14, 2004 (14)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
REGULATION
S-B NUMBER                          EXHIBIT
--------------------------------------------------------------------------------
  10.26 Form of Securities Purchase Agreement dated as of January 15, 2004 between Galaxy Energy Corporation and the Purchaser named therein (15)
--------------------------------------------------------------------------------
  10.27        Form of Common Stock Purchase Warrant Exercisable at $4.05 per
               Share (15)
--------------------------------------------------------------------------------

  10.28 Strategic Consulting Agreement Between Brian Hughes and Dolphin Energy Corporation

--------------------------------------------------------------------------------
  16.1         Letter from Andersen Andersen & Strong, L.C. (11)
--------------------------------------------------------------------------------
   21          Subsidiaries of the registrant (4)
--------------------------------------------------------------------------------
  23.1         Consent of Dill Dill Carr Stonbraker & Hutchings, P.C.  Reference
               is made to Exhibit 5.1
--------------------------------------------------------------------------------
  23.2         Consent of Wheeler Wasoff, P.C.
--------------------------------------------------------------------------------
_________________
(1) Incorporated by reference to the exhibits to the registrant's current report on Form 8-K dated November 13, 2002, filed December 6, 2002, file number 0-32237.
(2) Incorporated by reference to the exhibits to the registrant's current report on Form 8-K dated May 7, 2003, filed May 13, 2003, file number 0-32237.
(3) Incorporated by reference to the exhibits to the registrant's registration statement on Form 10-SB, file number 0-32237.
(4) Incorporated by reference to the exhibits to the registrant's quarterly report on Form 10-QSB for the quarter ended May 31, 2003, file number 0-32237.

(5) Filed previously with the initial filing of this Registration Statement on Form SB-2, File No. 333-113482, on March 10, 2004.

(6) Incorporated by reference to the exhibits to the registrant's annual report on Form 10-KSB for the fiscal year ended November 30, 2002, file number 0-32237.
(7) Incorporated by reference to the exhibits to the registrant's current report on Form 8-K dated August 5, 2003, filed August 18, 2003, file number 0-32237.
(8) Incorporated by reference to the exhibits to the registrant's current report on Form 8-K dated September 2, 2003, filed September 8, 2003, file number 0-32237.
(9) Incorporated by reference to the exhibits to the registrant's current report on Form 8-K dated October 7, 2003, filed October 8, 2003, file number 0-32237.

(10) Incorporated by reference to the exhibits to the registrant's initial filing of its registration statement on Form SB-2, file number 333-110053, on October 29, 2003.

(11) Incorporated by reference to the exhibits to the registrant's amended current report on Form 8-K dated November 13, 2002, filed December 11, 2003, file number 0-32237.
(12) Incorporated by reference to the exhibits to the registrant's amended current report on Form 8-K dated December 19, 2003, filed December 23, 2003, file number 0-32237.
(13) Incorporated by reference to the exhibits to the registrant's current report on Form 8-K dated December 22, 2003, filed December 23, 2003, file number 0-32237.
(14) Incorporated by reference to the exhibits to the registrant's amended current report on Form 8-K dated January 14, 2004, filed January 20, 2004, file number 0-32237.
(15) Incorporated by reference to the exhibits to the registrant's amended current report on Form 8-K dated January 15 2004, filed January 16, 2004, file number 0-32237.

ITEM 28.      UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Registrant hereby undertakes that:

               (1) For determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time the Commission declared it effective.

               (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial BONA FIDE offering of those securities.

         The Registrant hereby undertakes to:

               (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                     (iii)   Include   any   additional   or  changed   material
information on the plan of distribution.

               (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida on July 30, 2004.


                                  GALAXY ENERGY CORPORATION


                                  By:  /s/ MARC E. BRUNER
                                     --------------------------------------
                                        Marc E. Bruner, President


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                                TITLE                                          DATE

/s/ MARC E. BRUNER                       President and Director (Principal Executive
----------------------------             Officer)                                       July 30, 2004
Marc E. Bruner

/s/ CARMEN J. LOTITO                     Chief Financial Officer, Treasurer and
----------------------------             Director (Principal Financial Officer)         July 30, 2004
Carmen J. Lotito

/s/ RICHARD E. KURTENBACH                Vice President - Administration and
----------------------------             Controller (Principal Accounting Officer)      July 28, 2004
Richard E. Kurtenbach


----------------------------             Director
Nathan C. Collins


                                         Director
----------------------------
Dr. James M. Edwards

/s/ ROBERT THOMAS FETTERS, JR.
------------------------------           Director                                       July 28, 2004
Robert Thomas Fetters, Jr.


------------------------------           Director
Cecil D. Gritz


/s/ THOMAS W. ROLLINS                    Director                                       July 30, 2004
------------------------------
Thomas W. Rollins
